Certain confidential information contained in this document, marked by [***] has been omitted because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.7

LEASE AGREEMENT

(6200 Bridgehead Road, Oakley, Contra Costa County, California)

THIS LEASE AGREEMENT (this “Lease”) is dated for reference purposes as of the Effective Date (defined on the signature page), between NP OAKLEY, LLC, a Delaware limited liability company (“Landlord”), and AMAZON.COM SERVICES LLC, a Delaware limited liability company (“Tenant”).

CERTAIN TERMS AND DEFINITIONS

Building:

The building consisting of approximately 145,503 square feet and commonly known as 6200 Bridgehead Road, Oakley, California, as depicted on the site plan attached hereto as Exhibit A-1, located on the real property more particularly described on Exhibit A-2 attached hereto (the “Land”).

Premises:	All portions of the Building, as depicted on Exhibit A-1. Any mezzanine or additional floors added to the Premises will not be included in the rentable square footage of the Premises.

Property:	The Premises, the Building, the Land and any sidewalks, driveways, parking areas and other common areas (if applicable) located on the Land.
Tenant’s Proportionate Share:	100% of the Building; 18.94% of the Park.

Park:	The development known as Contra Costa Logistics Center (the “Park”).

Lease Term:

From the Commencement Date (as defined below) through the last day of the one hundred forty-fourth (144th) full calendar month thereafter, subject to Tenant’s rights to extend the Lease Term; provided, however, if the Lease Term is set to expire between October 1 and March 30 in the final year of the Lease, the Lease Term will automatically extend through the following March 31, unless Tenant opts out of said extension.

Base Rent:	See Addendum 1

Initial Annual Estimated
Controllable Operating Expense	$0.46 PSF per year
Payments:
(estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)

Brokers:	KBC Advisors Inc. as Tenant’s brokers; Cushman & Wakefield as Landlord’s broker

1

Landlord’s Work:

Preparation of the Land, and improvements to be constructed by Landlord pursuant to this Agreement, consisting of all above and below grade improvements necessary for construction of the Building and related improvements, construction of the Building, truck court and loading and landscaping areas, onsite infrastructure, and all other improvements on the Land as described in the Development Agreement between the parties of even date herewith (the “Development Agreement”) and as depicted on Exhibit A and detailed on Exhibit D to the Development Agreement, and any offsite infrastructure (specifically including those identified on Exhibit O to the Development Agreement), utilities, and other facilities required for Tenant’s Permitted Uses.

Permitted Exceptions:

The conditions, restrictions, easements and encumbrances affecting the Land and filed of record on the date of this Lease in Contra Costa County, California, as identified on Exhibit B hereto, and any additional matters permitted by Tenant pursuant to Section 1(a) below.

Addenda:	1. Base Rent
2. Extension Options
3. Notice Addresses

Exhibits:	A-1	Site Plan for Premises
	A-2	Legal Description of Land
	B	Permitted Exceptions
	C	Form of Notice of Lease Term Dates
	D	Maintenance Obligations
	E	Form of Estoppel Certificate
	F	Form of Memorandum of Lease
	G	Form of Limited Parent Guaranty
	H	Environmental Documents
	I	Right of First Offer

1.Granting Clause; Commencement Date; Notice of Lease Term.

(a)Grant. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes and leases from Landlord, the Premises, to have and to hold for the Lease Term, including an exclusive right to use all parking areas, yard and other areas associated with the Property (that are not subject to the exclusive use of any other tenant) and all easements and rights benefiting the Property, all subject to the Permitted Exceptions and the terms, covenants and conditions of this Lease. Landlord shall promptly provide Tenant with copies of all notices received by Landlord pursuant to the Permitted Exceptions. Landlord shall not permit nor voluntarily further encumber the Property, or modify any Permitted Exceptions, which would materially affect Tenant’s use or business operations or increase Tenant’s costs, without Tenant’s prior consent.

(b)Commencement Date; Notice of Lease Term. The “Commencement Date” shall be the later of (i) September 15, 2020, or (ii) the actual date of Substantial Completion of Landlord’s Work (defined as “Work” in the Development Agreement), or, if earlier, the date Substantial Completion would have occurred but for a “Tenant Delay” (defined in the Development Agreement). Following the Commencement Date, Landlord and Tenant shall execute a Notice of Lease Term Dates memorandum in the form attached hereto as Exhibit C, setting forth the Commencement Date, the rentable square footage of the Premises and the Building, and expiration date of this Lease. The Lease Term for purposes of Section 365(h)(1)(A)(ii) of Chapter 11 of the United States Bankruptcy Code or any similar federal or state legislation shall commence upon complete execution of this Lease but measurement of its duration and the time for the performance of the obligations of the parties hereto shall be governed by the other provisions of this Lease.

2. Acceptance of Premises. Without limiting any of Landlord’s obligations, representations or warranties under this Lease, Tenant shall accept the Premises in its condition as of the Commencement Date, provided that Landlord shall cause the Premises to conform to the delivery obligations as set forth in the Development Agreement, and to be in good order and good operating condition and in compliance with the Permitted Exceptions and all applicable Legal Requirements (as defined below) as of the Commencement Date. Landlord represents and warrants to Tenant that (a) it has the full right and power to execute and perform this Lease and to grant and convey the estate demised herein, (b) it is the sole fee simple owner of the Property, subject only to the Permitted Exceptions, (c) the Building is not located on a tax parcel with any other building, (d) there are no zoning, title or other restrictions that in any way prohibit or limit the use of the Premises for the Permitted Uses, and such uses are permitted at the Premises under applicable zoning regulations, (e) the Premises are not located in a 100-year or 500-year flood plain, (f) intentionally deleted, (g) the City of Oakley, California (the “City”) is the only jurisdiction having permitting authority over the Landlord’s Work, (h) intentionally deleted, (i) as of the

2

Commencement Date, Landlord is not aware of and has not received notice of any newly enacted, pending, proposed or threatened Legal Requirement, condemnation proceeding or litigation that would in any way prevent or inhibit the use of the Premises by Tenant as contemplated by this Lease, and (j) it has obtained all required approvals for the Landlord’s Work including, without limitation, pursuant to the Permitted Exceptions. Landlord represents and warrants to Tenant that it has delivered to Tenant complete copies of any zoning reports relating to the Premises or the Land in Landlord’s possession, Landlord’s most recent title policy or commitment for the Premises and copies of all Permitted Exceptions. To Landlord’s actual knowledge, the Premises has not undergone inspection by a Certified Access Specialist (CASp). A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises; provided, however, that, Landlord shall have no responsibility for making any required corrections to accessibility violations identified in any CASp report. The foregoing verification is included in the Lease solely for the purpose of complying with California Civil Code Section 1938 and, except as otherwise expressly stated above, shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under the Lease.

3.Use.

(a)Permitted Uses. Tenant may use the Premises for the purpose of receiving, storing, displaying, assembling, shipping, distributing, preparing, selling, and serving as a pick-up/drop-off location for products, materials and merchandise, including food, grocery and liquor items (including canned and frozen foods, dairy products, fresh fruits and vegetables, and fresh (raw) and prepared meats, fish and poultry); the parking, storage and use (including driving into and through the Premises for loading and unloading and parking inside of the Premises) of automobiles, trucks, machinery and trailers, including outdoor loading and unloading; processing customer returns; light manufacturing, assembly and repairs; general warehouse, office and data center use; printing; making products on demand; ancillary and related uses for any of the foregoing; and any other use in compliance with Legal Requirements (provided that if the tenant hereunder is an unaffiliated Transferee, then any other use in compliance with Legal Requirements will be allowed, subject to Landlord’s prior consent) (all of the above being “Permitted Uses”). Tenant may use the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year. Landlord will use reasonable efforts to enforce its rights, and perform its obligations, under any Permitted Exceptions or other agreements affecting the Premises and shall be obligated to perform all obligations under any Permitted Exceptions. Landlord makes no representations or warranties regarding any affect that Legal Requirements may have on the Premises related to liquor items. Notwithstanding the foregoing, as Tenant or its affiliate is licensed to sell alcohol, certain restrictions apply to contracts with an entity that imports, manufactures, or distributes alcoholic beverages. During the Lease Term, if Landlord has a direct interest in any business that imports, manufactures, or distributes alcoholic beverages, Landlord will reasonably cooperate with Tenant with respect to applicable licensing requirements, specifically tied-house regulations.

(b)Compliance with Legal Requirements. Subject to Landlord’s obligations under this Lease, Tenant’s use of the Premises shall be, at its sole expense, in compliance with all applicable federal, state, county and municipal statutes, ordinances, codes, rules, regulations and requirements (the “Legal Requirements”) that are applicable only by reason of Tenant’s particular use of and operations at the Premises (as opposed to Legal Requirements applicable generally to projects in the area); provided, however, that (i) compliance with Legal Requirements does not obligate Tenant to perform Landlord’s maintenance obligations as set forth in Section 10 or undertake any structural changes or structural improvements to the Premises, and (ii) Tenant’s obligations with respect to Hazardous Materials (as defined below) shall be governed by Section 30. Subject to the immediately preceding sentence, Landlord shall promptly comply with all Legal Requirements applicable to the Premises, regardless of whether compliance necessitates structural changes or structural improvements. Tenant may contest, by appropriate legal proceedings, the validity or applicability of any Legal Requirements and Landlord shall cooperate in such contest.

3

(c)Prohibited Uses. Landlord covenants that no portion of the Property shall be used for a children’s entertainment or recreational facility. Landlord shall immediately take all prudent actions to ensure that such uses are  prohibited, including, without  limitation, listing such prohibitions in the leases and occupancy agreements with all tenants and occupants of the Property and taking prompt legal action as necessary or prudent to enforce such prohibitions. If Landlord fails to take such actions within thirty (30) days after notice from Tenant, Tenant shall have the right to take such actions on behalf of, and at the cost and expense of, Landlord. In addition, Landlord covenants that, as of the Commencement Date, there are no other uses prohibited under this Section contained in a lease or occupancy agreement for another tenant or occupant of the Property, and Tenant shall not be bound by any such prohibited uses contained in any future leases or operating agreements for other tenants or occupants of the Property.

4.Base Rent. Tenant shall pay Base Rent in the amount set forth in the schedule of Base Rent attached hereto as Addendum 1. Tenant promises to pay to Landlord in advance, without demand, deduction or set-off except as otherwise specifically provided under this Lease, monthly installments of Base Rent on or before the first Business Day (as defined below) of each calendar month beginning with the month in which Tenant’s obligation to pay Base Rent commences as provided in Addendum 1. Notwithstanding the foregoing, the first (1st) payment of Base Rent is due within thirty (30) days after the later of (a) receipt of an invoice from Landlord, together with a current Project Report (defined in the Development Agreement); or (b) the Commencement Date. Landlord and Tenant agree that, as of the Effective Date, the initial schedule of Base Rent reflected in Addendum 1 of this Lease is an estimate based on the Developer Capital Contribution (defined in the Development Agreement). Upon determination of the Actual Cost (defined in the Development Agreement), and if a cost savings in, or deduction against, the cost of construction is realized, and Tenant is entitled to a reduction in Base Rent pursuant to the Development Agreement, then, Landlord and Tenant will enter into a lease amendment to set forth a revised Base Rent schedule. [LANDLORD RESERVCES RIGHT TO COMMENT IN CONNECTION WITH DA] Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by Electronic Funds Transfer of immediately available federal funds at such place within the continental United States as Landlord may from time to time designate to Tenant in writing. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. “Rent” means Base Rent and any other amounts payable by Tenant under this Lease, within the meaning of California Civil Code Section 1951(a).

5.Intentionally Omitted.

6.Operating Expenses.

(a)Payment of Operating Expenses. Beginning on the Commencement Date, during each month of the Lease Term, on the same date that Base Rent is due (or would be due if Base Rent is abated for said month), Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord (which estimate Landlord may revise not more than two (2) times per calendar year and for which Landlord shall provide at least thirty (30) days’ notice before such revision becomes effective), of Tenant’s Proportionate Share of Operating Expenses (as defined below) payable for the Premises for the applicable calendar year. Payments thereof for any fractional year or calendar month shall be prorated. The first month’s installment of the Initial Annual Estimated Operating Expense Payments shall be due and payable together with the first payment of Base Rent. Landlord shall apply such amount against Tenant’s obligation to pay Operating Expenses in accordance with this Lease. The term “Operating Expenses” means, subject to the restrictions or specific allocations of cost set forth in this Section 6 and elsewhere in this Lease, all reasonable costs and expenses incurred by Landlord with respect to the maintenance of the Premises, including those items listed on Exhibit D as “Landlord Maintenance Obligations – Operating Expenses (Recoverable)”, but excluding those items listed on Exhibit D as “Landlord Maintenance Obligations – Capital Improvements (Non-Recoverable)”; the Taxes (as defined below) and fees payable to tax consultants and attorneys for consultation and contesting Taxes; insurance; charges or assessments of any association to which the Premises are subject; property management fees payable to a property manager, including any affiliate of Landlord, not to exceed 2% of Base Rent.

(b)Operating Expense Exclusions. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant have any obligation to perform, pay directly, or reimburse Landlord, as Operating Expenses, for any of the following items: (1) costs incurred in connection with the original construction or subsequent reconfiguration or upgrade of the Building or the Premises; (2) costs of correcting defects in the design or construction of the Building or the material used in the construction of the Building, Landlord’s Work (including latent defects), provided that for the

4

purposes of this clause (2) conditions (not occasioned by design or construction defects) resulting from ordinary wear and tear and use shall not be deemed defects; (3) real estate brokers’ commissions, renovations or tenant improvements, or other costs incurred for attracting tenants or with respect to other rentable area; (4) costs resulting from the negligence or willful misconduct of any Landlord Party (as defined below) or the default of Landlord under this Lease or any other agreement affecting Landlord or the Premises; (5) legal, accounting or professional fees and costs incurred in connection with lease negotiations, the audit of any Landlord financial materials and requests related to any assignment or sublease; (6) interest and principal payments or other amortization or depreciation charges on the Premises (including the Building systems and equipment) or the indebtedness of Landlord; (7) overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services for supplies or other materials to the extent the amounts incurred are in excess of those which would have been reasonably incurred if such supplies or services were obtained from unrelated third parties; (8) voluntary contributions to any political or charitable persons or entities; (9) costs for the acquisition of sculpture, paintings or other art objects; (10) advertising, marketing and promotion costs; (11) costs associated with the operation of the corporation or other entity that constitutes Landlord, as distinguished from costs of operation of the Premises; (12) costs for which Landlord is entitled to reimbursement under warranties or by insurance companies, other tenants, or other third parties; (13) reserves; (14) costs incurred to comply with Environmental Requirements (as defined in Section 30) or to investigate, remove, remediate, or respond to any claim related to Hazardous Materials (but Tenant’s responsibility for Hazardous Materials brought onto the Premises by any Tenant Party (as defined below) shall be governed by Section 30); (15) costs of capital repairs or replacements, except for (i) costs of repairing or replacing Building systems if necessary in order to comply with Legal Requirements adopted after the Commencement Date of this Lease, (ii) costs of repairs or replacements of Building systems that result in savings in other Operating Expenses, but only to the extent that the amortized annual amount of the cost of the repairs or replacements does not exceed the resulting savings in any calendar year and (iii) those items listed as capital improvements and recoverable on Exhibit D; provided, that the costs of any capital repairs or replacements that are permitted to be included in Operating Expenses shall accrue interest at a rate of six percent (6%) per annum and be amortized in equal monthly installments over their useful lives in accordance with generally accepted accounting principles (“GAAP”), consistently applied; (16) the costs and expenses incurred in leasing equipment or systems that would ordinarily constitute a capital expenditure if such equipment or systems were purchased, to the extent such rental charges exceed the amortization charge, if any, that would have been permitted had the item been purchased; (17) costs of repairs or other work necessitated by fire, windstorm or other casualty and/or costs of repair or other work necessitated by the exercise of the right of eminent domain; (18) the cost of insurance coverages not generally carried by landlords of similar buildings in the area; (19) insurance deductibles in excess of $100,000 for any one event, and co-insurance payments; (20) interest or penalties due to the late payment of taxes, utility bills or other costs; (21) the costs, including fines, penalties, and legal fees incurred, due to violations by any Landlord Party, or any other tenant or occupant of the Building of Legal Requirements, the terms and conditions of any lease pertaining to the Building, or any other contract, or title matters; (22) any amount paid to an owners’ association of which the Premises are a part or paid in connection with any covenants, conditions, and restrictions or other title matters affecting the Premises (including, without limitation, the Permitted Exceptions) if such costs would be excluded from Operating Expenses pursuant to other provisions of this Section 6; (23) rent under any ground lease or master lease; (24) costs incurred in connection with the financing or transfer of the Building or the Premises (including the cost of any lender’s policy of title insurance) or any interest therein; (25) the cost of any action that is specifically Landlord’s expense under this Lease or any costs for which Landlord is required to pay or reimburse Tenant (including the cost of any repairs or replacements covered by Landlord’s express warranties set forth in this Lease); (26) expenses that are separately metered or calculated for the Premises, and that are billed separately to Tenant or one or more other tenant(s), as applicable; (27) wages, salaries and other compensation paid to personnel above the grade of property manager; (28) rates paid on service or other contracts to the extent the cost thereof exceeds average market costs for such services of comparable quality in comparable buildings and any termination fees related to any such contracts; (29) Landlord’s general overhead and any other expense not directly related to the Premises; (30) costs incurred in contesting Taxes or Legal Requirements except to the extent the costs do not exceed the resulting savings; (31) property management fees in excess

5

of 2% of Base Rent; (32) to the extent not already covered above, any maintenance obligations of Landlord listed as capital improvements and non-recoverable on Exhibit D attached hereto; and (33) any items that Landlord is obligated to repair pursuant to Section 10 and are expressly stated to be done at the sole expense of Landlord. Landlord will not collect or be entitled to collect more than one hundred percent (100%) of the Operating Expenses actually paid by Landlord in connection with the operation of the Premises in any calendar year. Furthermore, Tenant shall not be obligated to pay for Controllable Operating Expenses in any subsequent year to the extent Tenant’s Proportionate Share of Controllable Operating Expenses for such year exceeds one hundred five percent (105%) of the Controllable Operating Expenses payable by Tenant for the immediately preceding year, determined on a cumulative basis. Notwithstanding the foregoing, any cap on Controllable Operating Expenses shall “reset” during the first (1st) year of any Extension Term, and Tenant shall be obligated to pay actual Controllable Operating Expenses during said year; provided, that the foregoing cap on Controllable Operating Expenses shall again be effective (subject to said “reset”) during the remaining years of such Extension Term. For purposes of this Section, “Controllable Operating Expenses” shall mean all Operating Expenses as set forth in this Section 6, except for: Taxes; those items listed on Exhibit D as either “Landlord Maintenance Obligations – Operating Expenses (Recoverable)” or “Landlord Maintenance Obligations – Capital Improvements (Recoverable)” and identified thereon as not controllable; utility costs; and insurance premiums. Controllable Operating Expenses shall be determined on a cumulative and compounded basis. For the purposes of determining the cap in the second Lease Year, the Controllable Operating Expenses for the first Lease Year shall be deemed to be the greater of (i) $0.46 per rentable square foot of the Premises, and (ii) the actual Controllable Operating Expenses during the first Lease Year.

(c)Reconciliation of Operating Expenses. On or before ninety (90) days following the end of each calendar year, Landlord shall deliver to Tenant a detailed reconciliation statement (the “Reconciliation”) showing the calculation of the actual Operating Expenses for the prior calendar year along with reasonable supporting documentation, including a detailed general ledger. If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after demand, and, if more, then Landlord shall retain such excess and credit it against Tenant’s next payments of Tenant’s Proportionate Share of Operating Expenses or, if Tenant so requests, refund it to Tenant within thirty (30) days after demand, which obligation shall survive the expiration or termination of the Lease Term. For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date (except that Tenant’s obligation to pay Operating Expenses shall not commence until payments of Base Rent commence pursuant to Addendum 1), and the last year, which shall end on the expiration of this Lease.

(d)Right to Audit. Tenant will be entitled from time to time to audit and verify the Reconciliation to assure that the Operating Expenses from time to time reported by Landlord are in keeping with the provisions of this Section 6; provided that such audit is performed by Tenant or a designated representative of Tenant performing audits for Tenant or its affiliates on a national or regional basis. Upon Tenant’s request to audit the Reconciliation (which request must be made within one hundred and eighty (180) days following Tenant’s receipt of the Reconciliation or any correction thereof), Landlord shall make available to Tenant electronically, or at Tenant’s election, at the Premises or Landlord’s designated office, for photocopying by Tenant (or Tenant’s employee or designated representative), invoices of expenditures, as well as other standard Landlord reports, for the expenses as provided in the Reconciliation (as well as for prior years, for purposes of evaluating compliance with the limitations on increases in Controllable Operating Expenses). Landlord’s books and records shall be kept in accordance with GAAP, consistently applied. Landlord may correct any Reconciliation within one hundred and eighty (180) days after it is initially issued, but may not further correct it thereafter, except in the event that the correction would result in a credit to Tenant or that the Reconciliation of Taxes may occur at any time within three hundred and sixty-five (365) days following the final determination of the Taxes owed. Tenant’s right to receive the Reconciliations and perform the audit shall survive the termination or expiration of this Lease. In the event of any errors, the appropriate party will make a correcting payment in full to the other party within thirty (30) days after the determination and communication to all parties of the amount of such error. In the event of any errors on the part of Landlord costing Tenant in excess of three percent (3%) of Tenant’s actual Operating Expense liability for any calendar year, Landlord will also, within the above thirty (30)-day period, reimburse Tenant for the costs of an audit reasonably incurred by Tenant up to a maximum reimbursement of Five Thousand and 00/100 Dollars ($5,000.00).

6

(e)Annual Estimates. On or before December 1 of each year during the Lease Term, Landlord shall deliver to Tenant a detailed statement showing the calculation of the estimated Operating Expenses for the subsequent calendar year, along with a detailed explanation in the event of an increase in any line item relative to the previous year’s estimate. At a minimum, such statement shall contain a separate line item estimate of each general ledger account estimated to contain Operating Expenses for the subsequent year.

7.Utilities . Tenant shall pay for all water, electricity, telephone, sewer, sprinkler services, refuse and trash collection used on the Premises by Tenant during the Lease Term, together with any taxes, penalties, surcharges or the like on such utility charges. Landlord shall cause the normal and customary utility services (electricity, telephone, fiber optics, water and sewer, but not gas) to be stubbed into the Premises at a location determined by Tenant and otherwise in accordance with the plans and specifications delivered to Landlord prior to the execution of this Lease and shall not take any action to discontinue such utility services throughout the Lease Term. Landlord shall cause the Premises to be separately metered for all utilities prior to the Commencement Date at Landlord’s cost and expense. Water, sanitary sewer, and electric service shall be placed in Tenant’s name. To the extent any utility cannot be sub-metered to the Premises, Tenant shall pay Tenant’s Proportionate Share of said utility cost as a non-controllable Operating Expense. Tenant shall further be entitled to alter, increase, upgrade, remove or reconfigure any utilities as reasonably necessary for Tenant’s use of the Premises. Any incentives or rebates related to any utilities corresponding to Tenant’s occupancy of the Premises shall be fully payable to Tenant or immediately remitted to Tenant if received directly by Landlord.

8.Taxes. Landlord shall pay all real estate taxes, assessments and governmental charges (except to the extent of any tax abatements received by Tenant as part of an economic incentive package) (collectively referred to as “Taxes”) that are payable with respect to the Property during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord shall forward to Tenant a copy of all notices, invoices and statements relating to the Taxes. Upon notice to Landlord, which must be provided no later than five (5) days prior to the applicable deadline, Tenant (acting on behalf of Landlord) shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. If Tenant exercises its rights under the preceding sentence, (a) Tenant shall have the exclusive right (at Tenants sole cost and expense) to select any counsel or consultants to effect such contest and to control the institution and prosecution of such contest (including any settlement or withdrawal of the contest), (b) Landlord shall have no right to settle or withdraw such contest or otherwise control Tenant’s prosecution of such contest, and (c) Landlord shall reasonably cooperate with Tenant’s institution and prosecution of any such contest and will execute any documents reasonably required therefor. If Tenant does not exercise its rights under the first sentence of this Section to contest any Taxes, Landlord may contest such Taxes. If Landlord exercises its rights under the preceding sentence, it shall notify Tenant as soon as reasonably practicable that it has undertaken to contest such Taxes. All reductions, refunds, or rebates of Taxes paid or payable by Tenant as an Operating Expense shall be refunded by Landlord to Tenant (less costs or expenses incurred by Landlord) whether as a consequence of a Tenant proceeding or otherwise. For the avoidance of doubt, nothing in this Section is intended to cause Tenant to be treated as an agent of Landlord for any purpose. In no event shall Tenant be liable for any estate taxes, inheritance taxes, transfer, gift or franchise taxes, gross receipts taxes of Landlord, “roll- back” or similar taxes attributable to periods before the Lease Term, federal, state or local income taxes, tax in lieu of net income tax, penalties or interest other than those attributable to Tenant’s failure to comply timely with its obligations pursuant to this Lease, tax that is or may be imposed against the rents payable under this Lease or upon Landlord’s income or profits, nor special assessments incurred as a result of the initial construction or subsequent enlargement of the Premises. If any tax for which Tenant is liable hereunder is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property of Tenant placed in the Premises, whether levied or assessed against Landlord or Tenant. Landlord shall pay (and such amounts shall not be included in Operating Expenses) any transfer taxes or recording fees imposed by any governmental agency or municipality with respect to (i) this Lease, any memorandum of this Lease, any amendment, modification or extension of this Lease, any transfer occurring with regard to this Lease, any financing of Landlord’s interest in the Premises, or the exercise of any options granted under this Lease; or (ii) any transfer of any interest in the Premises or direct or indirect interests in Landlord. If any Taxes may be paid in installments, Landlord shall pay the Taxes in the maximum number of installments permitted by law, and Tenant’s obligation to pay such Taxes as part of Operating Expenses shall be limited to each installment or prorated share thereof due and payable during the Lease Term. Landlord hereby represents and warrants to Tenant that, as of the Closing Date, all real estate taxes of any kind applicable or owing to the Land (including but not limited to, actual taxes, penalties, late payments and interest) have been paid and that no amount is delinquent.

7

9.Insurance.

(a)Landlord’s Insurance. Landlord shall maintain all risk (also known as “special causes of loss form”) property insurance covering the full replacement cost of the Building and the Premises (excluding any Tenant- Made Alterations (as defined below)) and including ordinance or law coverage and commercial general liability insurance including Tenant as an additional insured, and meeting the requirements for commercial general liability insurance set forth in Section 9(c). All such insurance shall be included as part of the Operating Expenses charged to Tenant, to the extent permitted by Section 6. Landlord may satisfy its obligations under this Section 9(a) through one or more blanket policies, in which case the cost of such insurance allocable to the Premises will be reasonably determined by Landlord based upon the insurer’s cost calculations. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Landlord’s insurance and Landlord shall provide Tenant with notice if Landlord becomes aware that any such use will void Landlord’s insurance; provided that this sentence shall not be deemed to prohibit the Permitted Uses. Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises for other than the Permitted Uses. Tenant may elect, upon ninety (90) days’ prior notice to Landlord, to maintain, at Tenant’s sole cost, all risk (or “special form”) property insurance covering the full replacement cost of the Building and all other structures and improvements on the Land, including any Tenant-Made Alterations, subject to industry-standard terms and conditions, and (i) Landlord will not have any obligation to maintain property insurance after the date set forth in Tenant’s notice; and (ii) any costs incurred by Landlord in connection with property insurance relating to the Building and all other structures and improvements on the Land after the date set forth in Tenant’s notice will be excluded from Operating Expenses. Landlord and mortgage lienholder will be included as loss payees, as their interests may appear, on policies covering the Building and all other structures and improvements on the Land. If Tenant proposes property insurance with lesser coverage terms than what is carried by Landlord at the time of Tenant’s initial notice (or what Landlord would have carried upon Substantial Completion of the Building based on similar buildings in its (or its parent entity’s) portfolio), then Tenant will submit such proposed property insurance for Landlord’s approval. In the event Tenant does not carry the property insurance required hereunder after its election to take over such insurance, then Tenant will be responsible for costs of the type that would have been insured by Landlord’s property insurance. Additionally, if Landlord becomes aware that Tenant is not carrying the property insurance required hereunder, Landlord shall have the right to immediately recommence carrying property insurance on the Building and all other structures and improvements on the Land (excluding any Tenant-Made Alterations), and Landlord may also recommence including in Operating Expenses any costs incurred by Landlord in connection with property insurance relating to the Building and all other structures and improvements on the Land.

(b)Tenant’s Insurance. Tenant, at its expense, shall maintain from and after the Commencement Date or any earlier date upon which Tenant enters or occupies the Premises or any portion thereof: all risk (or “special causes of loss form”) property insurance covering the full replacement cost of all Tenant’s Property (as defined below) and Tenant-Made Alterations installed or placed in the Premises by Tenant at Tenant’s expense; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with limits of no less than $1,000,000 each accident for bodily injury by accident, $1,000,000 each employee for bodily injury by disease, and $1,000,000 policy limit for bodily injury by disease; and commercial general liability insurance covering liability arising out of Tenant’s operations with respect to the Premises, which commercial liability insurance shall include Landlord as an additional insured. Landlord may from time to time require reasonable increases in any such limits consistent with the insurance being required by institutional owners of similar projects in the area.

(c)Insurance Generally. The commercial general liability policies required of each party shall provide coverage on an occurrence basis with a per occurrence limit of not less than $5,000,000, which limit may be satisfied by any combination of primary and excess or umbrella policies, and shall insure on an occurrence and not a claims-made basis and provide contractual liability coverage. All insurance policies shall be issued by insurance companies authorized to do business in the state in which the Premises are located and have a Best’s rating not less than A-. Landlord shall deliver certificates evidencing such policies to Tenant, upon Tenant’s request, at the commencement of the Lease Term and at each renewal of said insurance. For evidence of Tenant’s policies required hereunder, Landlord is directed to Tenant’s memorandum of insurance at www.amazon.com/insurance.

(d) Waiver of Subrogation. Notwithstanding any other provision of this Lease, Landlord and Tenant each waives its right against the other party (the “Benefitted Party”) for any loss of, or damage to, any of the

8

waiving party’s property located within the Building or upon, or constituting all or a part of, the Building, in each case to the extent the loss or damage is or would be covered by the ISO special causes of loss form (CP 10 30) with the property in question insured for the full replacement cost, whether or not the waiving party actually carries such insurance, recovers under such insurance, or self-insures the loss or damage, and whether or not the loss is due to the negligent acts or omissions of the Benefited Party, or its members, partners, managers, affiliates, contractors or subcontractors or its or their officers, directors, employees, agents or invitees, except the waiver in this sentence will not apply to the extent the loss or damage arises from the gross negligence or willful misconduct of the Benefited Party or its members, partners, managers, affiliates, contractors or subcontractors or its or their officers, directors, employees, agents or invitees. Each party’s waiver in this Section 9(d) includes a waiver of the right to recover any deductibles and self-insured retentions incurred by such waiving party in connection with a loss to which the waiver in this Section 9(d) applies. The mutual waivers in this Section 9(d) shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Each party shall ensure that its property insurance policy required under this Lease permits the waiver in this Section, so that such party’s waiver will not invalidate or impair any of its coverage, and shall upon request provide the other party with evidence of such arrangements.

(e)Right to Self-Insure. Notwithstanding anything in this Section 9 or otherwise in this Lease to the contrary, so long as the originally named Tenant or a permitted Transferee (as defined below) is the tenant-in- possession, Tenant may elect that Tenant Guarantor self-insure on behalf of Tenant some or all of the risks covered by the insurance that it is otherwise obligated to maintain under the terms of this Lease, and upon such election Tenant will be excused from its obligation to obtain third-party insurance for the self-insured risks. All amounts that are paid or are required to be paid and all loss or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of this Section 9 as to property insurance and shall not limit Tenant’s indemnification obligations set forth in Section 18. Notwithstanding anything in this Section 9 to the contrary, Tenant shall have the right at any time, on reasonable prior notice to Landlord, to terminate its self-insurance program and provide third-party insurance as otherwise required by this Section 9 so long as evidence of such third-party policies are delivered to Landlord prior to termination of Tenant’s self-insurance program. At any time when Tenant elects to self-insure any required coverage, Tenant shall provide Landlord and Landlord’s lender, if any, with memoranda of self-insurance specifying the extent of self-insurance coverage hereunder.

10.Landlord’s Maintenance and Repairs.

(a)Landlord Obligations Generally. Subject to Section 15, Landlord shall, at its sole cost and expense, maintain, repair and/or replace, as necessary, the structure of the Building, the structural elements of the roof, the roof membrane (provided, however, that routine preventative maintenance and repair of the roof membrane may be included as part of Operating Expenses to the extent permitted under Section 6), the parking areas (provided, however, that routine preventative maintenance and repair of the parking areas may be included as part of Operating Expenses to the extent permitted under Section 6), slab, foundation, and exterior walls of the Building (provided, however, that routine preventative maintenance and repair of the exterior walls may be included as part of Operating Expenses to the extent permitted under Section 6), and those items listed on Exhibit D as “Landlord Maintenance Obligations – Capital Improvements (Non-Recoverable)”.

In addition, as part of Operating Expenses to the extent permitted under Section 6, Landlord shall maintain, repair and/or replace, as necessary, in good repair, reasonable wear and tear excluded, all portions of the Premises not required to be maintained by Tenant pursuant to Section 11, including those items listed on Exhibit D as “Landlord Maintenance Obligations – Operating Expenses (Recoverable)”; Building systems, except to the extent listed on Exhibit D as “Tenant Maintenance Obligations”; systems for drainage of water from the roof, including systems that are underground or behind wall or otherwise concealed; termite eradication and exterior pest control (subject to Tenant’s rights under Section 3(c) of this Lease); any pipes, ducts, wires, mains and conduits that do not serve the Premises exclusively; and the parking areas, common areas and other exterior portions of the Premises, including driveways, alleys, landscape and grounds surrounding the Building; except to the extent listed on Exhibit D as “Landlord Maintenance Obligations – Capital Improvements (Non-Recoverable)”. Landlord’s maintenance, repair and replacement activities shall be at a level substantially similar to the level of maintenance, repair and replacement standards that are typical in other similar class buildings that are located in the market in which the Premises are located. Further, Landlord warrants the operation of the entire Premises, including all Building systems, including the existing HVAC owned by Landlord, electrical, sprinkler, plumbing and lighting (but excluding Tenant’s Property) until the end of the twenty-fourth (24th) full calendar month of the Lease Term, and any repairs and replacements (other than routine maintenance, which shall be performed by Tenant if such maintenance is within the scope of Tenant’s responsibilities

9

pursuant to Section 11) during such period shall be performed by Landlord at Landlord’s sole expense; provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant. With respect to any Landlord repair and maintenance work performed by Landlord as provided in this Section, Landlord shall use commercially reasonable efforts not to interfere with Tenant’s use of the Premises, perform such work in a good and workmanlike manner, in compliance with all safety and other Legal Requirements, and diligently prosecute such work to completion (including the restoration of any portion of the Premises, or any Tenant-Made Alterations, Tenant Property and fixtures that were disturbed by Landlord to complete such work). Additionally, Landlord shall not locate any new ducts, pipes, mains, wires or conduits in any part of the Premises without Tenant’s consent. In addition to the foregoing obligations, Landlord shall be responsible, at its expense, for correcting latent and structural defects throughout the Lease Term, and for deferred maintenance costs during the initial thirty-six (36) months of the Lease Term. In the event Landlord shall deem it necessary to complete any maintenance, repairs, inspection or replacement of the roof of the Building (including the roof membrane) (collectively, the “Landlord Roof Repairs”), Landlord shall provide reasonable advance notice to Tenant (but in no case shall such notice be provided less than thirty (30) days prior to the scheduled work of Landlord, except in the event of an emergency) of the Landlord Roof Repairs to be completed and identify the portions of the Energy and Communications Equipment that will be required to be removed to complete such Landlord Roof Repairs (each, a “Roof Maintenance Notice”). Upon receipt of a Roof Maintenance Notice, Landlord and Tenant shall promptly work in good faith to create a plan for relocation of the applicable portion of the Energy and Communications Equipment and Tenant shall complete such relocation of such portion of the Energy and Communications Equipment at Tenant’s sole cost and expense in accordance with such plan, Landlord hereby agreeing to perform such Landlord Roof Repair diligently and in a manner so as to minimize disruption to the remaining portions of the Energy and Communications Equipment (and so as to allow Tenant, following completion of Landlord’s Work, promptly to restore those portions of the Energy and Communications Equipment that had been temporarily relocated).

Notwithstanding anything herein to the contrary, with respect to any maintenance work to be performed hereunder by Landlord that (i) is an Operating Expense, (ii) costs greater than $10,000.00, and (iii) is not subject to an existing service contract, Landlord shall obtain at least three (3) bids for such work and provide evidence of the such bids to Tenant. Tenant may thereafter elect, so long as it provides to Landlord written notice of same within fifteen (15) days following Tenant’s receipt of the bid evidence, to perform such maintenance. Notwithstanding the foregoing, this paragraph shall not apply to repairs or maintenance that constitutes an emergency threatening imminent damage to persons or property.

Notwithstanding the foregoing, but subject to Section 9, the cost and expense of any repairs, replacements, or other work necessitated in any material respect by the negligence or willful misconduct of, Tenant or Tenant’s agents, servants, directors, officers, employees, contractors, customers, invitees and others, shall be paid by Tenant.

(b)Safety Issues. Landlord shall be solely responsible for initiating, maintaining and supervising all safety precautions and programs as may be prudent under the circumstances to ensure the safe completion of any work performed by Landlord hereunder and compliance with all applicable health and safety regulations. Landlord is solely responsible for and has control over the means, methods, techniques, sequences, and procedures used (“Techniques”) by Landlord’s personnel, contractors, and subcontractors to perform such work. Specific instructions concerning Techniques as may be provided by Tenant, if any, do not discharge Landlord’s responsibility. Landlord will evaluate the safety of any such instructions and ensure that reasonable precautions are undertaken for the safety of persons or property at the Premises in all areas where such work is performed. If Landlord determines that any Techniques may not be safe or may not be in compliance with applicable health and safety regulations, Landlord shall give timely written notice to Tenant and shall not proceed with the applicable portion of such work making use of such Techniques. Services and Techniques shall be performed in strict accordance with all Legal Requirements, including Occupational Safety and Health Administration regulations, bearing on the health and safety of persons or their protection from injury.

(c) Interruption of Tenant’s Operations. If Landlord desires to do any work (for maintenance or repairs or otherwise) that would require an interruption of power or any other utility to the Premises (including, without limitation, interruption of any Energy and Communications Equipment) or cause any interference with Tenant’s operations or access to the Premises, the following requirements shall apply (except in the event of any emergency or event beyond Landlord’s control that precludes compliance with one or more of the following requirements, in which case Landlord shall comply with the requirements to the extent reasonably possible): (i) no such work may occur during the period from November 1 to January 15, or June 15 through July 31 (the “Holiday Season”) without Tenant’s

10

consent, (ii) Landlord shall give Tenant not less than thirty (30) days’ advance notice of such planned work, (iii) such work may only occur during times reasonably approved by Tenant (and the parties agree it shall be reasonable for Tenant to require that such work occur outside of normal business hours), (iv) any such interruption may not be for more than four (4) hours in length, and (v) in the case of a power interruption, if requested by Tenant, Landlord shall, at its sole expense, provide a source of back-up power for the Premises to allow Tenant to continue its normal business operations during such interruption (and the fuel costs and other related charges shall not be included in Operating Expenses).

11.Tenant’s Repairs. Subject to Landlord’s obligation in Section 10 and subject to Sections 9 and 15, Tenant shall, at its sole cost and expense, maintain, repair and/or replace as necessary all interior non-structural portions of the Premises, any Energy and Communications Equipment, the HVAC system exclusively serving the Premises and any Tenant HVAC (defined below) (in accordance with manufacturer’s recommended standards but subject to the warranty period described in Section 10(a) and provided that during the last two (2) years of the Lease Term, Tenant may elect not to perform a capital repair or replacement of such HVAC system(s) if such work is reasonably expected to cost in excess of $10,000; provided that Landlord may elect to perform such work and such costs may be passed through to Tenant as non-Controllable Operating Expenses provided that such costs shall be amortized in equal monthly installments over their useful lives in accordance with GAAP, consistently applied (the “HVAC Capital Costs”)), and those items listed on Exhibit D as “Tenant Maintenance Obligations.” Tenant shall also, at its sole cost and expense, maintain the Base F/LS System, and perform any capital repairs or replacements to the Base F/LS System, the cost of which is reasonably expected to be less than $10,000 (but subject to the warranty period described in Section 10(a)). Tenant shall also, at its sole cost and expense, maintain, repair and/or replace as necessary any modifications or additions to the Base F/LS System that were made by or paid for by Tenant. If the Energy and Communications Equipment includes a Solar Energy System (as defined below), Tenant shall perform or cause to be performed scheduled and preventive inspections and maintenance on such system in compliance with manufacturer’s recommendations. If requested by Landlord, copies of maintenance and inspection reports prepared by Tenant’s solar vendor shall be provided by Tenant within thirty (30) days of the date of such reports. Landlord acknowledges that items within and components of the Premises that Tenant must maintain will be subject to reasonable wear and tear and, subject to Section 9, non-casualty damage caused by Landlord, its agents and contractors, and Tenant is not required to maintain the Premises in a “like new” condition. Tenant shall also be responsible for maintenance, repair and replacement of any Tenant HVAC, as further described in Section 41. If Tenant fails to perform any repair or replacement for which it is responsible, and does not cure such failure within any applicable cure period, Landlord may upon ten (10) days’ advance notice to Tenant perform such work and be reimbursed by Tenant for the reasonable cost of such work within thirty (30) days after demand therefor (which demand shall be accompanied by reasonable supporting documentation for such costs). Subject to Sections 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Premises that result from non-casualty damage caused by Tenant, its agents, contractors, or invitees. Landlord shall assign to Tenant or otherwise make available to Tenant the benefit of any warranties from contractors, equipment manufacturers or others that benefit any portion of the Premises that Tenant is required to maintain. Tenant may take actions and employ systems, apparatus and chemicals on the Premises to prevent any infestation by rodents, vermin or other such pests.

12.Tenant-Made Alterations.

(a) Tenant-Made Alterations Generally. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”), including substantial refrigeration equipment (together with related support and drainage infrastructure), shall be subject to Landlord’s prior consent. Notwithstanding the foregoing, Landlord’s consent shall not be required for Tenant-Made Alterations that do not cost in excess of $200,000.00 in the aggregate on an annual basis and do not involve building penetrations that adversely affect the Building’s structure or void or otherwise adversely affect any manufacturer’s warranty (provided that Tenant's responsibility for not voiding or adversely affecting warranties shall apply only with respect to warranties for which Tenant has been provided with a copy) (collectively, “Minor Alterations”). Notwithstanding any provisions of this Lease to the contrary, any Tenant-Made Alterations involving the erection of fencing shall require Landlord’s consent, not to be unreasonably withheld, conditioned, or delayed. Additionally, Tenant may, without Landlord’s consent and subject to applicable Legal Requirements, cover or block windows in the Premises and drill between floors

11

to add ducting or conduit in connection with the HVAC systems (including Tenant HVAC), telecommunications lines, and electricity requirements, so long as such improvements do not adversely affect the Building’s Structure. Tenant shall also have the right, without Landlord’s consent, to erect or install shelves, wall display systems, bins, machinery, trade fixtures and security devices, including security gates and rolling shutters (interior or exterior). Landlord shall respond to all requests by Tenant for consent to Tenant-Made Alterations within seven (7) days of receipt of a request describing in reasonable detail the proposed Tenant-Made Alteration. If Landlord fails to respond within such seven (7)-day period, Tenant may deliver a second request with a conspicuous notice that failure to respond will result in a deemed approval, and if Landlord does not respond to the second request within five (5) days, Landlord shall be deemed to have approved Tenant’s request. Notwithstanding anything to the contrary in this Lease, all notices pursuant to this Section may be sent to Landlord via email only to the address set forth in Addendum 4. In the event that Tenant performs a Tenant-Made Alteration without Landlord’s prior consent and it is determined that Landlord’s consent was required under the terms of this Section, Landlord shall evaluate the completed Tenant-Made Alteration and give or withhold its consent as described above in this Section. If Landlord withholds its consent, Landlord, as its sole remedy, may require that Tenant commence removal of Tenant-Made Alteration within ninety (90) days after receipt of Landlord’s disapproval and diligently pursue such removal until it is complete. All Tenant- Made Alterations shall be constructed in a good and workmanlike manner. At Tenant’s request, Landlord shall obtain any approvals of Tenant-Made Alterations required under any title matters affecting the Premises. Landlord may, at Landlord’s expense, monitor construction of those Tenant-Made Alterations that require Landlord’s approval. At the completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors and subcontractors who did work on or supplied materials that cost in excess of $50,000.00 for such Tenant-Made Alterations. At the time Landlord consents to a Tenant-Made Alteration (or within ten (10) Business Days after a request by Tenant if a Tenant-Made Alteration is not one for which consent is required), Landlord shall notify Tenant whether Tenant shall be required to remove such Tenant-Made Alteration at the expiration or termination of the Lease Term, and to restore the Premises to the condition required under Section 21. Failure of Landlord to notify Tenant that a Tenant-Made Alteration must be removed shall mean that Tenant may leave or remove Tenant-Made Alteration, at its election, provided that if Tenant removes a Tenant-Made Alteration, it shall repair any damage caused by such removal.

(b)Specialized Equipment. Notwithstanding anything to the contrary in this Lease, Tenant at its sole and absolute discretion (and without the need to obtain Landlord’s consent) shall be entitled to install and maintain in or about the Premises such equipment, systems and facilities as may be required to obtain or comply with any specialized licenses or permits required or sought by Tenant for its operation of its business in the Premises (“Specialized Permits”), including any federal (FDA) and state food handlers’ or meat processors’ or liquor licenses or permits. Landlord agrees to cooperate with Tenant with respect to any Specialized Permits.

13.Signs. Tenant may place its standard graphics and signage at the entrance to the Premises or the Land, on any monument sign(s) at entrances to the Premises, and in a prominent location on the exterior of the Premises, at Tenant’s sole cost and expense, subject to applicable Legal Requirements and the Permitted Exceptions. Upon surrender or vacation of the Premises, Tenant shall remove all signs and spot repair, paint, and/or replace the Premises fascia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Landlord shall not install signs identifying Tenant anywhere on the Property without Tenant’s prior consent, which Tenant may withhold in its sole and absolute discretion. Landlord will not place its graphics or signage on the Building without Tenant’s prior consent, which will not be unreasonably withheld, conditioned, or delayed.

14.Parking . Tenant shall be entitled to the exclusive use of the parking areas, truck courts, and driveways that are a part of the Property. Landlord will not alter or modify such areas without Tenant’s prior consent.

15.Casualty.

(a) Termination. If at any time during the Lease Term any portion of the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within thirty (30) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises (the “Initial Reconstruction Notice”). If the restoration time is estimated to exceed two hundred and seventy (270) days following the casualty, then Tenant may elect to terminate this Lease, and if the restoration time is estimated to exceed four hundred and twenty-five (425) days

12

following the casualty, Landlord may elect to terminate this Lease, in each case upon notice to the other party given no later than thirty (30) days after the Initial Reconstruction Notice, provided that Tenant may negate Landlord’s termination of this Lease by providing notice to Landlord within sixty (60) days of Tenant’s receipt of Landlord’s termination notice, stating that Tenant elects to restore the Premises (and Landlord will assign any insurance proceeds from coverages required to be carried by this Lease (“Proceeds”) to Tenant, if applicable, pursuant to the process described in Section 15(b)). Notwithstanding the foregoing, Tenant may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage. If Tenant has elected to maintain property insurance for the Premises pursuant to Section 9(a), Tenant will provide Landlord with the Initial Reconstruction Notice within thirty (30) days of such casualty, the parties will have the termination rights set forth in this Section 15(a), and, if this Lease is terminated, Tenant will assign to Landlord any Proceeds relating to restoration of the Building, but excluding any Proceeds relating to the restoration or replacement of Tenant-Made Alterations and Tenant’s Property; provided, that in no event shall Landlord receive less from said insurance proceeds than if Landlord had been carrying the property insurance on the Building and all other improvements located upon the Land.

(b)Restoration. If this Lease is not terminated pursuant to Section 15(a) above, then Landlord shall diligently restore the Premises, including all Landlord’s Work, unless Tenant elects to restore the Premises by providing notice to Landlord within thirty (30) days of Tenant’s receipt of the Initial Reconstruction Notice. The party carrying the property insurance for the Premises (the “Insuring Party”) will assign to the party restoring the Premises (the “Constructing Party”) any Proceeds relating to restoration of the Premises on account of the casualty, and allow the Constructing Party to participate in negotiations with the Insuring Party’s insurer regarding the coverage for the reconstruction of the Premises in accordance with the Restoration Plans. Tenant may notify Landlord within thirty (30) days after receipt of the Initial Reconstruction Notice of Tenant’s desire to modify the Landlord’s Work (“Alternate Improvements”). Notwithstanding any provisions hereof to the contrary, Tenant shall be required to pay the costs of any Alternate Improvements to the extent the same are not covered by any insurance proceeds. Tenant and Landlord will have thirty (30) days to agree upon the restoration plans and any resulting changes to the surrender obligations (the “Restoration Plans”) and the target completion date that would apply if the Premises were restored to the Existing Design and any extended period of time and additional costs due to the Alternate Improvements (the “Restoration Schedule”). If the parties cannot agree upon the Restoration Plans and/or the Restoration Schedule, then within ten (10) Business Days after a request from either party following expiration of the time period to agree upon the Restoration Plans and Restoration Schedule, the matter will be submitted to arbitration pursuant to the Expedited Arbitration Process. Each of Landlord and Tenant will submit to the arbitrator its proposed Restoration Plans and/or Restoration Schedule. The arbitrator, in good faith, will select, (x) in the case of disagreement over the Restoration Plans (1) with respect to the Work, which set of Restoration Plans is most similar to the Existing Design; and (2) with respect to the Alternate Improvements, whether Landlord is reasonable in disapproving any elements of the Alternate Improvements; or (y) in the case of disagreement over the Restoration Schedule, which Restoration Schedule is commercially reasonable for construction in accordance with the Restoration Plans. All construction and/or repairs made by the Constructing Party will be made in accordance with Legal Requirements and in a good and workmanlike manner, with architecture, facilities and amenities of no less quality than existing prior to the casualty. “Expedited Arbitration Process” means arbitration according to the then-current Expedited Procedures under the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association (“AAA”), modified as follows: (a) there will be one arbitrator who is selected utilizing the then-current AAA process and who has at least ten (10) years of relevant experience; (b) the arbitration will be conducted through document submission without a hearing; and (c) the arbitrator will issue a final decision within sixty (60) days after confirmation of the appointment of the arbitrator. The arbitrator will have no decision-making authority other than to select either the determination or recommendation of Landlord or Tenant as final and conclusive after due consideration of the factors to be taken into account under the applicable provisions of this Lease. The arbitrator’s determination will be binding upon the parties. The costs and fees of the arbitrator will be shared equally by Tenant and Landlord.

(c) Landlord is Constructing Party. Base Rent and Operating Expenses will be abated in proportion to the square footage of the Premises affected by the casualty and related restoration work from the date of such casualty to completion of restoration (and for up to an additional sixty (60) days for Tenant’s restoration of any improvements or equipment installed by Tenant); provided that Base Rent and Operating Expenses will abate for any

13

additional time required for the Alternate Improvements only to the extent that rent loss proceeds are available. If restoration is not completed within one hundred twenty (120) days after the date specified in the Restoration Schedule, subject to extension due to Force Majeure or Tenant Delay, Tenant will have the right to terminate this Lease upon notice to Landlord. Alternatively, Tenant may elect to complete the restoration of the Premises by delivering notice to Landlord, in which event Landlord will assign any unused Proceeds to Tenant.

(d)Tenant is Constructing Party. Base Rent and Operating Expenses will be abated in proportion to the square footage of the Premises affected by the casualty and related restoration work from the date of such casualty to the date specified in the Restoration Schedule, subject to extension due to Force Majeure for up to ninety (90) days (and for up to an additional sixty (60) days for Tenant’s restoration of any improvements or equipment installed by Tenant); provided that Base Rent and Operating Expenses will abate for any additional time required for the Alternate Improvements only to the extent that rent loss proceeds are available.

(d)Exclusive Remedy. This Section 15 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2) and 1933(4).

16.Condemnation . If all of the Premises should be taken for any public or quasi-public use under any Legal Requirement, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), or if any part of the Premises or the Property should be Taken and the partial Taking would materially reduce the square footage of the Premises or prevent or materially interfere with Tenant’s access to or use of the Premises, then in either such case upon notice by Tenant this Lease shall terminate on the effective date of such Taking and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly, at its sole cost and expense, restore and reconstruct the Premises, and the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. If any Taking occurs, then Landlord and Tenant shall share in the award or other compensation for the Premises in proportion to their respective investments in the Premises and improvements so taken; provided Tenant shall receive the entire award or other compensation for Tenant’s Property; provided, however, if Tenant is considered to own any of the improvements in accordance with Section 35(r), Tenant shall be entitled to receive a ratable portion of the condemnation award with respect to the improvements based on the ratio of the cost of improvements owned by Tenant over the cost of all improvements. In addition, Tenant may elect to separately pursue a claim against the condemnor. Without limiting the foregoing, if the condemning authority specifically designates that a portion of the award is attributable to (a) the value of Tenant’s Property or Tenant-Made Alterations, (b) Tenant’s moving costs, and/or (c) Tenant’s loss of business, then Landlord shall promptly pay Tenant such portion of its award that is attributable to the foregoing. Landlord shall promptly notify Tenant of any threatened Taking known to Landlord, and shall allow Tenant to participate in negotiations with public authorities. This Section shall be Tenant’s sole and exclusive remedy in the event of a taking or condemnation. Tenant hereby waives the benefit of California Code of Civil Procedure Section 1265.130

17.Assignment and Subletting.

(a) Permitted Transfers. Without Landlord’s prior consent, which shall not be unreasonably withheld, conditioned, or delayed, Tenant shall not assign this Lease, sublease the Premises or any part thereof (except as expressly set forth below) or grant any license within the Premises (each of the foregoing, a “Transfer”) to any person or entity (a “Transferee”). Landlord shall provide approval or disapproval of any Transfer request from Tenant within ten (10) days following receipt of the request and shall provide reasons for any disapproval. If Landlord fails to respond within such ten (10)-day period, Tenant may deliver a second request with a conspicuous notice that failure to respond will result in a deemed approval, and if Landlord does not respond to the second request within five (5) Business Days, Landlord shall be deemed to have approved Tenant’s request. Notwithstanding the above or anything contained herein to the contrary, Tenant may assign, sublease or otherwise Transfer this Lease, or grant other licenses or rights to use all or any portion of the Premises, without the consent of Landlord, to (i) any entity controlling, controlled by or under common control with Tenant, (ii) any entity resulting from the merger or consolidation of or with Tenant, or any entity controlling, controlled by or under common control with Tenant, (iii) any person or entity that acquires all (or substantially all) of the assets of Tenant, or any entity controlling, controlled by or under common control with Tenant, (iv) any successor of Tenant, or any entity controlling, controlled by or under common control with Tenant, by reason of public offering, reorganization, dissolution, or sale of stock, membership or partnership interests or assets (each of the scenarios described in clauses (i) – (iv) above being a “Tenant Affiliate”), or (v) any third party doing business with

14

Tenant or any Tenant Affiliate, including vendors, consultants, contractors, service providers or joint venture partners. Upon a Transfer (other than a sublease of the Premises), and provided that the Tenant Guarantor (as defined below) remains in place, then Tenant shall be automatically released from all obligations under this Lease occurring after the date of such Transfer.

(b)Right to Pursue Transferee. If Tenant Transfers this Lease, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon and during the continuance of a default by Tenant hereunder beyond any applicable notice and cure period Landlord may collect any rent due under the terms of the relevant Transfer from any such Transferee or other occupant and apply the amount collected to the Rent payable hereunder. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(c)Landlord Transfers. The term “Landlord” in this Lease shall mean only the owner, for the time being, of the Premises, and in the event of the transfer by such owner of its interest in the Premises to a bona fide third party purchaser and the assumption by such transferee of all of the obligations of Landlord under this Lease, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.

18.Indemnification.

(a)Tenant Indemnification Obligation. To the extent permitted by applicable Legal Requirements, but subject to Sections 9(d) and 35(m) and except to the extent resulting from the negligence or willful misconduct of a Landlord Party or a breach of this Lease by Landlord, Tenant agrees to indemnify, defend and hold harmless Landlord and its affiliates and its and their agents, servants, directors, officers and employees (each a “Landlord Party” and collectively, “Landlord Indemnitees”), from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties occasioned by (i) injuries to any person or damage to, or theft or loss of, property occurring in or about the Premises to the extent caused or alleged to be caused by the violation of law, fraud, negligence or willful misconduct of Tenant or of any member, partner, manager, affiliate, contractor or subcontractor of Tenant or its or their officers, directors, employees or agents, or of any invitee or licensee of Tenant (collectively with Tenant, “Tenant Parties”), or (ii) any actual or alleged breach of this Lease by Tenant. In case any action or proceeding is brought against any of the Landlord Indemnitees and such claim is a claim from which Tenant is obligated to indemnify Landlord Indemnitees pursuant to this Section, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding with respect to that claim (by counsel reasonably satisfactory to Landlord, except such consent is not required if such defense is provided by Tenant’s insurer) at Tenant’s expense.

(b)Landlord Indemnification Obligation. To the extent permitted by applicable Legal Requirements, but subject to Sections 9(d) and 35(m) and except to the extent resulting from the negligence or willful misconduct of a Tenant Party or a breach of this Lease by Tenant, Landlord agrees to indemnify, defend and hold harmless Tenant and its affiliates and its and their agents, servants, directors, officers and employees (each a “Tenant Party” and collectively, “Tenant Indemnitees”), from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from claims by third parties occasioned by (i) injuries to any person or damage to, or theft or loss of, property occurring in or about the Premises to the extent caused or alleged to be caused by the violation of law, fraud, negligence or willful misconduct of Landlord or of any member, partner, manager, affiliate, contractor or subcontractor of Landlord or its or their officers, directors, employees or agents, or of any invitee or licensee of Landlord (collectively with Landlord, “Landlord Parties”), or (ii) any actual or alleged breach of this Lease by Landlord. In case any action or proceeding is brought against any of the Tenant Indemnitees and such claim is a claim from which Landlord is obligated to indemnify Tenant Indemnitees pursuant to this Section, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding with respect to that claim (by counsel reasonably satisfactory to Tenant, except such consent is not required if such defense is provided by Landlord’s insurer) at Landlord’s expense.

19. Inspection and Access. A Landlord Party may only enter the Premises during normal business hours on not less than two (2) Business Days’ notice (except in an emergency, when no such notice is required) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease; provided, however, Landlord shall minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations and shall diligently prosecute to completion any repairs, alterations, additions or improvements that involve the Premises. Additionally, a Landlord Party may enter the Premises during normal business hours on not less than two (2) Business

15

Days’ notice for the purpose of showing the Premises to prospective purchasers and, during the last two hundred and seventy (270) days of the Lease Term (but not before all extension rights under this Lease have expired), to prospective tenants. In connection with any such entry (a) Landlord agrees to collect a duly executed non-disclosure agreement on Tenant’s then-current form prior to permitting any other Landlord Party or any third party (person or entity) to enter the Premises, (b) Tenant shall have the right to deny access to the Premises to third parties if Tenant determines, in its sole and absolute discretion, that allowing such third party potential exposure to Tenant’s proprietary and Confidential Information (defined below) within the Premises would be detrimental to Tenant’s business interests, and (c) except in an emergency where necessary to prevent imminent damage to persons or property, Landlord and any other party shall enter the Premises only when accompanied by a representative of Tenant and in compliance with Tenant’s security programs, confidentiality requirements and such other rules and regulations as Tenant may impose in relation to the Permitted Uses or any permits, licenses or Specialized Permits (such as the requirement that sanitary suits be worn in select areas). Landlord shall not erect any signs on the Premises stating the Premises are available for sale or to let. Tenant shall have the right to erect customary signs noting its relocation during the last thirty (30) days of the Lease Term, provided that Landlord has approved the location and nature of such sign in advance and provided such signage is in compliance with applicable Legal Requirements and the Permitted Exceptions. In addition, Landlord shall require, with respect to any person that Landlord or Landlord’s property manager authorizes to enter the Premises, when such person is not accompanied by an authorized employee or agent of Tenant, Landlord’s property manager to perform a background check on the person with a vendor selected by Tenant, at Tenant’s cost.

20.Quiet Enjoyment. So long as Tenant is not in default under this Lease beyond any applicable cure period, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises.

21.Surrender.

(a)Surrender Obligations Generally. Upon expiration of the Lease Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in good condition, broom clean except for reasonable wear and tear, casualty loss and condemnation covered by Sections 15 and 16, damage caused by any Landlord Parties, and repairs or maintenance for which Tenant is not responsible under this Lease. Landlord specifically acknowledges that ordinary wear and tear may leave the Premises in need of painting, re-carpeting, and patching of picture hanging holes and the like, and that such work is not required of Tenant at the time of surrender of the Premises. Tenant shall remove all racking, material handling equipment, and Tenant’s Property prior to surrender. Any Tenant’s Property not removed by Tenant after expiration of the Lease Term or earlier termination of Tenant’s right of possession shall be deemed abandoned and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property. Tenant shall not be obligated to remove any mezzanine level or structure upon expiration of the Lease Term or earlier termination of Tenant’s right to possession. Tenant shall not be obligated to remove the Landlord’s Work, any replacement thereof, or any substantially similar improvements. Tenant’s obligation to remove Tenant-Made Alterations shall be governed by Section 12. All obligations of Landlord and Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

(b) Walk-Through. Within thirty (30) days following the Extension Notice Deadline (defined in Extension Options, Addendum 2) without Tenant exercising its right to extend the Lease Term, Landlord and Tenant will conduct a walk-through of the Premises to determine the scope of improvements to be removed by Tenant from the Premises, which shall include (x) any Tenant-Made Alterations; (y) any items required to be removed by Tenant pursuant to Section 21(a) above, and (z) any Inoperable HVAC (collectively, the “Removal Scope”). If Landlord fails to conduct such walk-through with Tenant in the time period provided in this Section 21(b), then Tenant may send Landlord its proposed Removal Scope. Landlord will approve of the Removal Scope or schedule a walk-through with Tenant within seven (7) days of receipt of the Removal Scope. If Landlord does not approve of the Removal Scope or schedule a walk-through with Tenant within seven (7) days, then Tenant may send Landlord an additional copy of the notice stating “FAILURE TO APPROVE THE REMOVAL SCOPE OR SCHEDULE A WALK-THROUGH WITHIN 5 DAYS WILL CONSTITUTE DEEMED APPROVAL,” and, if Landlord does not approve of the Removal Scope or schedule a walk-through within five (5) days, the Removal Scope will be deemed approved. Tenant may either remove the improvements included in the Removal Scope at Tenant’s sole cost, or may elect, within thirty (30) days of agreement (or deemed approval) of the Removal Scope, for Landlord to remove such improvements. If Tenant elects for Landlord to remove such improvements, then within thirty (30) days of Tenant’s notice to Landlord of such election, Landlord will obtain at least three (3) bids for the removal of the Removal Scope and submit such bids to Tenant. Upon approval by Landlord and Tenant of a bid for removal of the Removal Scope, Landlord will perform

16

such work (provided any removal of Inoperable HVAC will be performed after expiration of the Lease Term), and Tenant will reimburse Landlord for costs incurred within thirty (30) days of receipt of an invoice, together with reasonable supporting documentation, up to the agreed-upon bid amount. If Landlord and Tenant are not able to agree upon a bid for the Removal Scope (or if Landlord fails to provide such bids to Tenant) by the date that is at sixty (60) days prior to the expiration of the Lease Term, then Tenant will remove the improvements included in the Removal Scope.

(c)Removal Period. If Tenant elects to perform the removal of the Removal Scope itself, and the Removal Scope includes Inoperable HVAC, then, provided that (i) a Tenant Default is not continuing; and (ii) Tenant delivers a notice to Landlord within thirty (30) days of agreement on the Removal Scope, Tenant will have the right of non-exclusive access to the Premises for a period of sixty (60) days following expiration or earlier termination of this Lease (the “Removal Period”) to remove the portion of the Removal Scope constituting the Inoperable HVAC and restore the Premises. During the Removal Period, Tenant’s access will be subject to the terms and conditions of this Lease and Tenant will continue to be responsible for Base Rent and Tenant’s Proportionate Share of Operating Expenses and for the utilities applicable to the Premises. If Tenant has provided notice that it intends to occupy the Premises for all or a portion of the Permitted Holdover Period, this Removal Period will commence immediately following the Permitted Holdover Period. The Removal Period will not be considered a holdover for purposes of this Lease.

22.Holding Over. If Tenant has provided notice to Landlord at least ninety (90) days prior to the expiration of this Lease, such notice to include a time period (not exceeding six (6) months) (the “Permitted Hold- Over Period”) in which Tenant intends to remain in the Premises, Tenant shall have the right to holdover possession for the Permitted Hold-Over Period under the same terms and conditions as the previous term, except that Base Rent shall be one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to the Permitted Hold- Over Period, but Tenant may terminate the Permitted Hold-Over Period at any time upon thirty (30) days’ notice to Landlord. In the event such holdover possession exceeds the Permitted Hold-Over Period or in the event of any other holdover (including following an early termination by Tenant), such possession shall be month-to-month at a rate of one hundred fifty percent (150%) of Base Rent in effect immediately prior to the holdover possession and subject to termination by Landlord or Tenant upon thirty (30) days’ notice to the other party at any time. During any holdover possession as provided herein, all of the other terms and provisions of this Lease (excluding any expansion or extension option or other similar right or option) shall be applicable during such holdover period. All other payments shall continue under the terms of this Lease during any period of holdover possession. In addition and subject to Section 35(m), if (a) Tenant has not vacated the Premises following the expiration of the Lease Term or the Permitted Hold- Over Period, as applicable, and (b) Landlord provides Tenant not less than ninety (90) days’ prior notice of the amount of any of the following damages that Landlord will incur as a result of Tenant’s failure to vacate the Premises at the end of such ninety (90)-day period, then if Tenant fails to vacate within the later to occur of (i) the expiration of the Lease Term, (ii) any Permitted Hold-Over Period, and (iii) ninety (90) days after receipt of such notice, Tenant shall be liable to Landlord for the rental revenue lost by Landlord solely as a result of the holdover (other than as a result of a termination of any executed lease for any portion of the Premises), and any amounts Landlord is required to pay to any new tenant (whether in the form of rent abatement, monetary damages, or otherwise) solely as a result of the holdover, but Tenant will not be liable for any indirect or consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

23.Events of Default. Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(a)Failure to Pay Rent. Tenant shall fail to pay any installment of Rent when due, and such failure shall continue for a period of ten (10) days after notice from Landlord to Tenant that such payment was not made when due; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

(b) Bankruptcy. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) be dissolved. In the event that a guarantor or surety files a proceeding for relief, Tenant shall have the right to replace such

17

guarantor or surety within ninety (90) days of such filing with a guarantor or surety reasonably satisfactory to Landlord.

(c)Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to above in this Section 23, and, except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant notice of such default; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161, and further provided, that where any such failure cannot reasonably be cured within a thirty (30) day period, Tenant shall not be in default if Tenant commences to cure the failure within the thirty (30)- day period, and thereafter diligently pursues all reasonable efforts to complete the work necessary to cure the failure. Notwithstanding the foregoing, in the event that such thirty (30)-day period occurs during the Holiday Season, Tenant shall be deemed to have commenced a cure for purposes of this Section 23(c) if, during such thirty (30) day period, Tenant schedules commencement of the cure as soon as reasonably practical following the end of such Holiday Season and diligently pursues such cure, but only to the extent that any such delay in commencing the cure does not pose an imminent risk of bodily injury or death or of material damage to the Premises.

24.Landlord’s Remedies.

(a)Remedy Options. During the existence of an Event of Default, Landlord may terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity; provided, however, Landlord may not terminate this Lease or Tenant’s right of possession unless, after the occurrence of the Event of Default, Landlord delivers to Tenant notice of Landlord’s intent to so terminate (which notice shall be in addition to any notice required under Section 23) and Tenant fails to cure such Event of Default within five (5) Business Days after receipt of the notice (or, in the case of an Event of Default described in Section 23(c), if Tenant fails to commence to cure within five (5) Business Days after receipt of the notice and diligently pursue completion of such cure). If Landlord re-enters the Premises, Landlord shall have the right to remove and store all of the furniture, fixtures and equipment then located at the Premises.

(b)Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: (i) all Base Rent and all other amounts accrued hereunder to the date of such termination; (ii) the cost of reletting the whole or any part of the Premises, including brokerage fees and/or leasing commissions incurred by Landlord (provided that Tenant shall not be liable for any portion applicable to the period after the scheduled termination of this Lease); (iii) costs of removing and storing Tenant’s or any other occupant’s property; (iv) costs of repairing, altering, remodeling, or otherwise putting the Premises into the condition that Tenant was required to leave it on termination of this Lease; (v) all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and (vi) the excess of the then present value of the Rent Tenant would have been required to pay to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease (excluding any extension periods), over the present value of any net amounts Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing. Such present values shall be calculated at a discount rate of ten percent (10%) per annum. However, if in Landlord’s sole and absolute discretion, Landlord disagrees with the net amounts Tenant established under subsection (vi) above, subject to Landlord’s duty to mitigate its damages, Landlord may elect to continue to collect Rent as and when Rent is due and not recover from Tenant any amounts described in subsection (vi) above.

(c)Termination of Possession. If Landlord terminates Tenant’s right to possession without terminating this Lease, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (i) Landlord shall have the right to lease any other space controlled by Landlord first, and (ii) any proposed tenant shall meet all of Landlord’s then applicable leasing criteria. For the purpose of such reletting, Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent payable under this Lease for such period or periods, plus the cost of recovering possession of the Premises (including reasonable attorneys’ fees and court cost). If the Premises are relet and a sufficient sum shall not be realized from such reletting to satisfy the Rent payable under this Lease, then Tenant shall pay any such deficiency within thirty (30) days of demand from Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

(d) Reletting of the Premises. Any reletting of the Premises shall be on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, and leasing of less than the entire Premises to any tenant). Subject to Landlord’s obligation to mitigate its damages, Landlord shall not be liable, nor shall Tenant’s obligations

18

hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting, provided that Tenant will not be liable for any indirect or consequential damages. Landlord shall use commercially reasonable efforts to mitigate its damages in connection with any breach by Tenant of this Lease or an Event of Default.

(e)Section 1951.4 Remedy. Tenant acknowledges that in the event of an Event of Default, Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default, Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless a written notice of such intention is given to Tenant or unless termination be decreed by a court of competent jurisdiction.

25.Landlord Defaults; Tenant’s Remedies.

(a)Landlord Defaults and Tenant Remedies Generally. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after notice from Tenant specifying such failure; provided that where any such failure cannot reasonably be cured within a thirty (30) day period, Landlord shall not be in default if Landlord commences to cure the failure within the thirty (30)-day period, and thereafter diligently pursues all reasonable efforts to complete the work necessary to cure the failure. Notwithstanding the above, Landlord acknowledges that continuous operation is critical to Tenant’s business and agrees that if Landlord’s failure causes material interference to Tenant’s operations, Landlord shall commence its cure within such shorter period as commercially reasonable given the nature of the failure and the interference with Tenant’s operations and shall diligently prosecute the cure to completion. If Tenant notifies Landlord that Landlord’s failure or activity is causing material interference to Tenant’s operations, Landlord shall respond within twenty-four (24) hours with a statement of Landlord’s plan to address the failure or activity and the estimated time for cure, shall commence the cure as soon as possible (but in any event within forty-eight (48) hours after Tenant’s notice), and shall diligently pursue and keep Tenant informed of the progress of the cure and Landlord’s failure to comply with this sentence shall constitute a default hereunder. Notices under the preceding sentence only may be given by email (promptly followed by notice) to all of the following addresses (or other email addresses provided by either party in a notice to the other): for Landlord: nathaniel@northpointkc.com; for Tenant: na-realestate@amazon.com and opsrelegalnotice@amazon.com using the subject line – Re: DFO2 and reason for the notice (e.g., default). If Landlord is in default under this Lease (including failure to address a default in the shorter time periods provided for in this subsection), Tenant, in addition to pursuing any or all other remedies at law or in equity, shall have the right to take commercially reasonable actions to cure Landlord’s default (or to cure or repair an emergency situation described above, which Tenant may do without prior notice if such prior notice is not reasonably possible due to an emergency situation that threatens or interrupts Tenant’s use of the Premises) and, if Landlord fails to reimburse Tenant for the reasonable costs, fees and expenses incurred by Tenant in taking such curative actions, or if Landlord fails to pay any other amount owed to Tenant under this Lease (including any tenant improvement or construction allowance or any other reimbursement), within thirty (30) days after demand therefor, accompanied by supporting evidence of the expenses incurred by Tenant where applicable, Tenant (i) shall have the right to offset such amount from Rent, or (ii) may bring an action for damages against Landlord to recover such costs, fees and expenses, together with interest thereon at the rate provided for in Section 35(j), and reasonable attorneys’ fees incurred by Tenant in bringing such action for damages. Notwithstanding the foregoing to the contrary, Tenant hereby waives and relinquishes any right which Tenant may have to terminate this Lease on account of any damage, condemnation, destruction or state of disrepair of the Premises (including, without limiting the generality of the foregoing, those rights under California Civil Code Sections 1932, 1933(4), 1941, 1941.1 and 1942), except as set forth in Section 15, Section 16, or Section 25(b) below.

(b) Interruption of Tenant’s Business. If there is an interference with Tenant’s normal business operations resulting from (i) an interruption of utilities or services to the Premises, (ii) Landlord’s breach of this Lease (regardless of whether any cure period has elapsed), (iii) the activities of any Landlord Parties on the Premises, or (iv) an interruption of access to the Premises or the Property, then in each such event, Tenant shall have the following remedies: (x) if due to the actions, omissions or negligence of any Landlord Party, then Rent shall abate in proportion to the square footage of the Premises affected by the interference commencing as of the occurrence of the matter set forth above and shall continue until the problem is corrected; provided that if any such event results in a continuing material interference

19

with Tenant’s normal business operations at the Premises that continues for sixty (60) consecutive days, Tenant may terminate this Lease upon not less than sixty (60) days’ notice to Landlord; or (y) if not due to the actions, omissions, or negligence of any Landlord Party, then Rent will not abate; provided that if any such interference continues for more than two hundred seventy (270) days, then Tenant may terminate this Lease on sixty (60) days’ notice, provided that such termination will be null and void if the interference is cured within such sixty- (60)-day period. The deadlines set forth in this paragraph shall not be extended for Force Majeure.

(c)Compliance Issues. In addition to Tenant’s other rights and remedies under this Lease, if a condition is discovered or develops on the Premises or on the Property that would place Tenant out of compliance with, or prevent Tenant from obtaining, any license, permit or Specialized Permit related to the Permitted Uses, or is a material violation of any Environmental Requirements (as defined below), then Tenant may require Landlord to immediately remedy the same and the cost of such remedy shall be an Operating Expense to the extent allowed under Section 6. If Landlord fails to commence to cure such a condition within twenty-four (24) hours of notice from Tenant, then Tenant at its option may cure the same and the cost of such cure shall be paid by Landlord to Tenant within thirty (30) days of demand.

26.Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, LANDLORD AND TENANT EACH HEREBY EXPRESSLY IRREVOCABLY, FULLY AND FOREVER RELEASES, WAIVES AND RELINQUISHES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR CAUSE OF ACTION IN WHICH LANDLORD AND TENANT ARE PARTIES, WHICH IN ANY WAY (DIRECTLY OR INDIRECTLY) ARISES OUT OF, RESULTS FROM OR RELATES TO ANY OF THE FOLLOWING, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER BASED ON CONTRACT OR TORT (INCLUDING WITHOUT LIMITATION AS THE SAME MAY GIVE RISE TO CONSEQUENTIAL OR PUNITIVE DAMAGES) OR ANY OTHER LEGAL BASIS: THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, ANY PAST, PRESENT OR FUTURE ACT, OMISSION, CONDUCT OR ACTIVITY WITH RESPECT TO THIS LEASE; ANY TRANSACTION, EVENT OR OCCURRENCE CONTEMPLATED BY THIS LEASE; THE PERFORMANCE OF ANY OBLIGATION OR THE EXERCISE OF ANY RIGHT UNDER THIS LEASE; OR THE ENFORCEMENT OF THIS LEASE. LANDLORD AND TENANT EACH AGREES THAT, TO THE MAXIMUM EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THIS PROVISION CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631 AND AGREES THAT LANDLORD AND TENANT EACH SHALL HAVE THE RIGHT AT ANY TIME TO FILE THIS LEASE WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH CLAIM, DEMAND, ACTION, SUIT, PROCEEDING OR OTHER CAUSE OF ACTION MAY BE PENDING AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 631.

27. Subordination. Landlord represents and warrants to Tenant that there is no mortgage encumbering the Premises as of the date of this Lease. Landlord shall deliver to Tenant an SNDA (as defined below) executed by Landlord and its future lender. Neither Landlord nor such holder shall record any SNDA without Tenant’s consent, in its reasonable discretion. This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first priority mortgage, hereafter created on or against the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, provided that the holder of such mortgage has executed, acknowledged and delivered to Tenant a commercially reasonable Subordination Non-Disturbance and Attornment Agreement (“SNDA”) acceptable to Tenant that provides that (a) provided no Event of Default exists, this Lease shall not be terminated, nor shall Tenant’s possession of the Premises and other rights hereunder be disturbed in any proceeding to foreclose the mortgage or in any other action instituted in connection with such mortgage, (b) Tenant shall not be named as a defendant in any foreclosure action or proceeding that may be instituted by the holder of such mortgage, (c) in the event of casualty or condemnation, the holder of the mortgage agrees to make available the insurance and condemnation proceeds for the repair and restoration of the Premises by Landlord in accordance with Sections 15 and 16, (d) Tenant shall have the right at any time to prepay any portion or all of any allowances provided herein, and (e) if the holder of the mortgage or any other person acquires title to the Premises through foreclosure or otherwise, this Lease shall continue in full force and effect as a direct lease between Tenant and the new owner, and the new owner shall assume and perform all of the terms, covenants and conditions of this Lease. Tenant agrees upon demand to execute, acknowledge and deliver any such SNDA. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage

20

without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.Mechanics’ Liens. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed by Tenant on the Premises and that it will save and hold Landlord harmless from all losses, costs or expenses based on or arising out of asserted claims or liens with respect to such work against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate notice of the placing of any lien or encumbrance against the Premises as a result of work by Tenant and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30)-day period.

29.Estoppel Certificates. Tenant and Landlord agree, from time to time, but not more often than one (1) time in any calendar year, within twenty (20) days after request of the other that is delivered pursuant to Section 35(c), to execute and deliver to each other, any prospective purchaser, or any lender for the Premises, an estoppel certificate in the form attached hereto as Exhibit E, with any appropriate exceptions to the statements therein. Tenant acknowledges that a purchaser or lender may rely upon the truth of the matters set forth in any such estoppel certificate. The parties acknowledge that an estoppel certificate does not constitute an independent contractual undertaking or constitute representations, warranties or covenants or otherwise have legal effect (except as an estoppel from asserting any contrary fact or claim as that set forth in such certificate), or modify in any way, Tenant’s relationship, obligations or rights vis-à-vis Landlord.

30.Environmental Requirements.

(a)Hazardous Materials Generally. Except for Hazardous Materials used by Tenant for cleaning, office and warehouse maintenance purposes, repair or other work on the Premises (as may be permitted or required under this Lease), refrigeration equipment, printing, and maintenance of Tenant’s trucks and machinery, and also excepting any packaged merchandise to be sold, handled and/or held for shipment to customers, fuel (including liquefied hydrogen or other alternative fuels) or batteries for any trucks, generators, other machinery, or Energy and Communications Equipment (all of which shall be handled by Tenant in compliance with all Environmental Requirements), Tenant shall not permit any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord’s prior consent. During the Lease Term, Tenant, at its sole cost and expense, shall operate its business on the Premises in compliance with all Environmental Requirements and, to the extent required by Environmental Requirements, shall investigate, remove, monitor, mitigate and remediate any Hazardous Materials released into or on the Premises by any Tenant Parties in violation of Environmental Requirements. The term “Environmental Requirements” means all present and future Legal Requirements relating to environmental conditions on, under, or emanating from the Premises or the environment, including the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the California Health & Safety Code; all state and local counterparts thereto; and any regulations, policies, permits or approvals promulgated or issued thereunder. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos, lead based paint and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code or as “hazardous substances” in Section 25316 of the California Health & Safety Code.

(b) Landlord Representations. Landlord represents and warrants that, except for information contained in the those environmental documents listed on Exhibit H hereto (collectively, the “Environmental

21

Documents”), to Landlord’s actual knowledge after reasonable inquiry, (1) the Property, the Land and the Premises are free from Hazardous Materials and significant mold and there are no environmental conditions affecting the Land or Premises in violation of Environmental Requirements, (2) there is no asbestos, asbestos-containing materials, or presumed asbestos-containing materials in the Premises, (3) there are no environmental reports or studies related to the Premises or the Property other than the Environmental Documents, (4) there are no past, present or threatened releases, disposals, discharges, dispersals or emissions of Hazardous Materials at, in, on, under or emanating to or from the Premises, (5) there are no, and have never been, any underground storage tanks or wells at the Premises, and (6) Landlord has provided Tenant copies of all notices within its possession or control (i) from governmental entities in connection with actual or potential environmental conditions in, at, or on the Premises, (ii) from governmental entities relating to compliance with permits or Environmental Requirements, and (iii) related to actual or threatened administrative or judicial proceedings in connection with environmental conditions in, at, or on the Premises. Landlord represents and warrants that it has conducted “all appropriate inquiries”, as that term is used by 42 U.S.C. § 9601(40) and 42 U.S.C. § 9601(35)(B), prior to the purchase of the Premises and has otherwise satisfied the conditions set forth in 42 U.S.C. § 9601(40) or 42 U.S.C. § 9607(b)(3), as applicable.

(c)Tenant Indemnification Obligation. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses, claims, demands, actions, suits, fines, penalties, liabilities, damages (including punitive damages and natural resource damages), costs and expenses (including remediation, removal, repair, corrective action, or cleanup expenses, reasonable attorneys’ fees, consultant fees or expert witness fees) that are brought or recoverable against, or incurred by Landlord as a result of any release of Hazardous Materials which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Section 30 by any Tenant Party, regardless of whether Tenant had knowledge of such noncompliance.

(d)Landlord Remediation and Indemnification Obligation. Landlord shall at Landlord’s own cost and expense comply with, and cause the Premises and the Property to comply with, all Environmental Requirements during the Lease Term except to the extent Tenant is required to do so under this Section 30. Without limiting the foregoing, Landlord shall, at its sole expense, promptly and diligently (i) investigate, remove, monitor, mitigate and/or remediate (or, at Tenant’s election, reimburse Tenant for the actual costs paid by Tenant to an unrelated third party to investigate, remove, monitor, mitigate and/or remediate) any and all Hazardous Materials located in, on and under the Premises and the Property (other than those for which Tenant is responsible under this Section 30) as may be required pursuant to Environmental Requirements, or as may be required for the health or safety of Tenant’s employees, and (ii) obtain, maintain, and comply with any and all permits required with respect to the Premises and the Property under applicable Environmental Requirements, except for such permits specifically required and held by Tenant in connection with Tenant’s operations. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all losses, claims, demands, actions, suits, fines, penalties, liabilities, damages (including punitive damages and natural resource damages), costs and expenses (including investigation, remediation, removal, repair, corrective action, or cleanup expenses, reasonable attorneys’ fees, consultant fees or expert witness fees) that are brought or recoverable against, or incurred by Tenant arising from (i) any environmental condition existing prior to Tenant’s occupancy of the Premises in violation of Environmental Requirements, or (ii) the release of Hazardous Materials by Landlord or any Landlord Parties affecting the Premises and in violation of Environmental Requirements; provided, however, that such release is not due to the negligent act or omission or willful misconduct of any Tenant Party. Landlord reserves the right to pursue any claim against any third party related to any matter set forth in this Section.

(e)Mitigation of Hazardous Materials. If during the Lease Term Hazardous Materials are hereafter discovered on the Premises, or Tenant reasonably believes that any Hazardous Materials are located in, under, on or about the Premises in violation of any Environmental Requirements, Tenant shall promptly give Landlord notice thereof. Within thirty (30) days after notification from Tenant, Landlord shall diligently conduct its own investigation to confirm such presence or release of Hazardous Materials in violation of Environmental Requirements, and Landlord shall commence to mitigate impacts and effects of such Hazardous Materials to the extent Landlord is required to do so by Environmental Requirements within sixty (60) days after notification from Tenant and thereafter diligently prosecute such mitigation to completion. If Landlord commences mitigation pursuant to this paragraph, the Base Rent shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant’s business.

(f)Survival. The obligations of Landlord and Tenant under this Section 30 shall survive termination or expiration of this Lease.

22

31.Security Service. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises by any third party or any other breach of security with respect to the Premises, except to the extent such entry or breach of security is caused by the negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord.

32.Force Majeure. Neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by industry-wide strikes, industry-wide lockouts or labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor that could not reasonably have been anticipated, governmental restrictions, regulations, or controls, inability of any utility company or provider to connect or provide utility services to the Building or Premises, delay in issuance of permits beyond time periods typical for the area, enemy or hostile governmental action, civil commotion, fire or other casualty, any of which (a) could not reasonably have been anticipated by such party, (b) are beyond the reasonable control of such party, and (c) by the exercise of due diligence, such party is unable, wholly or in part, to prevent or overcome (“Force Majeure”), provided that this shall not apply to excuse any failure of either party to comply with any monetary obligations hereunder. In addition, Landlord will promptly notify Tenant by sending an email to opsrelegalnotice@amazon.com if Landlord or its agents, subcontractors, or consultants or any party acting on their behalf is directly or indirectly asked by any person to make or offer any payment to a government official or authority (or any other person at a government official’s request or with such official’s assent or acquiescence) where making or offering the payment would cause Landlord to violate, or be in violation of, any Legal Requirements or this Section. Furthermore, the parties acknowledge that extension of some of the deadlines in Section 1 and elsewhere in this Lease for Force Majeure is limited as set forth in such sections.

33.Entire Agreement. This Lease, including its accompanying addenda and exhibits, and any non-disclosure agreement between Landlord and Tenant (or any of their affiliates) (collectively, the “Lease Documents”), constitute the complete agreement of Landlord and Tenant with respect to the subject matter hereof. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control. Any capitalized terms used but not defined in any exhibit or addenda to this Lease shall have the same meaning ascribed to such term in the body of this Lease. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, that are not contained in the Lease Documents, and any prior agreements, promises, negotiations, or representations are superseded by the Lease Documents. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

34.Brokers . Each party represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers, whom Landlord agrees to compensate per separate agreement (a copy of which will be provided by Landlord to Tenant), and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the other party with regard to this leasing transaction.

35.Miscellaneous.

(a)If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future Legal Requirements, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(b)If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant. If and when included within the term “Landlord,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Landlord.

23

(c)All notices, approvals, consents, requests or demands required or permitted to be given or served by either party to this Lease shall be in writing (unless otherwise expressly set forth herein to the contrary) and shall be delivered (i) personally, (ii) by depositing with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, (iii) by a nationally recognized overnight delivery service providing proof of delivery, or (iv) by email or facsimile delivery, provided for delivery pursuant to this clause (iv) a copy is also sent pursuant to either clause (i), (ii) or (iii) above, and in all such events, properly addressed to the addresses set forth on Addendum 3 hereto. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery or when delivery is refused.

(d)Except as otherwise provided in this Lease, Landlord shall not unreasonably withhold, condition, or delay any consent or approval to be given pursuant to this Lease.

(e)Any law, usage, or custom to the contrary notwithstanding, each party shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of either party at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same, or a waiver by either party to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of such party’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by either party of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by such party.

(f)Upon Tenant’s request, Landlord shall execute a memorandum of lease in the form of Exhibit F hereto, which Tenant may record at Tenant’s sole cost. Landlord will not record a memorandum of lease without Tenant’s prior consent, in its sole and absolute discretion.

(g)The submission by Landlord or Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution and delivery of this Lease by both parties.

(h)Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease. The words “includes” or “including” are used in this Lease to provide information that is illustrative or exemplary, and not exclusive or exhaustive.

(i)Landlord and Tenant each acknowledge that it has had the opportunity to review this Lease with legal counsel of its choice, and there will be no presumption that ambiguities will be construed or interpreted against the drafter.

(j)Any amount owing by either party pursuant to this Lease that is not paid within five (5) Business Days after receipt of notice that such amount is past due shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable Legal Requirements or twelve percent (12%) per year; provided that no interest shall be due until the third such event in any three hundred and sixty-five (365) day period. If any applicable Legal Requirement is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to the applicable party), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable Legal Requirements, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)Construction and interpretation of this Lease shall be governed by the Legal Requirements of the state in which the Premises are located, excluding any principles of conflicts of laws.

(l)Subject to Section 32, time is of the essence as to the performance of each party’s obligations under this Lease.

24

(m)Neither Landlord nor Tenant shall be liable to the other for consequential damages, such as lost profits or interruption of either party’s business, except that this sentence shall not apply to Landlord’s breach of its confidentiality obligations under this Lease. Any liability of Landlord under this Lease shall be limited solely to its interest in the Premises and to the rents and proceeds therefrom (including insurance proceeds), and in no event shall any recourse be had to any other property or assets of Landlord.

(n)“Business Day” means any day that is not a Saturday, Sunday, or federal holiday.

(o)Landlord or Tenant may deliver executed signature pages to this Lease by electronic means to the other party, and the electronic copy shall be deemed to be effective as an original. This Lease may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

(p)Each party represents to the other that it has the full right and authority to bind itself without the consent or approval of any other person or entity and that it has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder.

(q)It is the express intention of both Landlord and Tenant that this Lease (including its accompanying addenda and exhibits) be considered a lease between Landlord and Tenant for all purposes, including federal and state tax purposes. Nothing in this Lease (including its accompanying addenda and exhibits) shall be construed as creating a joint venture, partnership, tenancy-in-common, joint tenancy, financing, agency, or any relationship other than a landlord-tenant relationship between Landlord and Tenant, express or implied, including for federal and state tax purposes. Landlord and Tenant shall treat this Lease (including its accompanying addenda and exhibits) as a lease in their separate books and records and in any reports to any third party.

(r)For federal tax purposes, the parties intend that Tenant will not be treated as recognizing gross income as a result of receiving any allowance from Landlord to the maximum extent permitted under applicable Legal Requirement. Consistent therewith, it is the express intention of both Landlord and Tenant that any “qualified lessee construction allowance” (as defined in section 110 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (the “section 110 rules”)) shall qualify for the benefits accorded such allowances under the section 110 rules. Landlord and Tenant intend that any amount that is received in cash by Tenant from Landlord (or that is treated as a rent reduction) is, unless Landlord and Tenant otherwise agree in writing, for the purpose of constructing or improving “qualified long-term real property” (as defined in the section 110 rules) for use in Tenant’s trade or business at the “retail space” (as defined in the section 110 rules), which constitutes the Premises subject to this Lease. With respect to any “qualified lessee construction allowance” (as defined in the section 110 rules), Landlord and Tenant shall comply with the section 110 rules, including the expenditure, consistent treatment, and information reporting rules under Treasury regulations section 1.110-1(b)(4), (5) and -1(c). In addition, the parties agree that Landlord will be treated for all purposes, including tax purposes, as the owner of any improvements that were paid for with, or reimbursed by, an allowance and Tenant will be treated for all purposes, including tax purposes, as the owner of any improvements to the extent that the cost for such improvements exceeds any allowance provided by Landlord or that were otherwise paid for by Tenant. Unless required to adopt a contrary position as a result of an administrative or judicial proceeding, the parties agree to file all federal income tax returns in a manner consistent with, and to take no action inconsistent with, the intentions set forth in this paragraph. The parties will provide each other with such cooperation as is reasonably necessary to implement the intentions of this paragraph.

36.Confidentiality . No Landlord Party shall make public announcements regarding Tenant’s proposed or actual occupancy of the Premises without Tenant’s prior consent, which Tenant may withhold in its sole and absolute discretion, and Landlord shall instruct its brokers, developers, contractors, subcontractors, agents and consultants to not make or issue any public announcement regarding Tenant’s proposed or actual occupancy of the Premises. In addition, all information specifically labeled as “confidential” or that would reasonably be presumed to be confidential, including all nonpublic information relating to Tenant’s technology, operations, customers, business plans, promotional and marketing activities, finances and other business affairs (“Confidential Information”), that is learned by or disclosed to any Landlord Parties with respect to Tenant’s business in connection with this leasing transaction shall be kept strictly confidential by such Landlord Parties and shall not be used (except for Landlord’s confidential internal purposes or as otherwise required by applicable Legal Requirements) or disclosed to others by Landlord, or any other Landlord’s Parties, without the express prior consent of Tenant, which Tenant may withhold in its sole and absolute discretion. The provisions of this Section shall survive the expiration or termination of this Lease and shall continue to bind Landlord after Landlord’s conveyance of the Premises or any portion thereof.

25

37.Energy and Communications Equipment.

(a)Energy and Communications Equipment. Subject to Landlord’s approval of the plans and specifications related thereto, which shall not be unreasonably withheld, conditioned, or delayed and subject to any Legal Requirements, Landlord shall permit Tenant to install, operate, test and maintain, at Tenant’s sole expense, in the Building, on the roof or exterior of the Building or on the Land, in locations mutually acceptable to Landlord and Tenant, the following (collectively, the “Energy and Communications Equipment”): (i) satellite dishes, cellular antennae and related equipment, and (ii) equipment related to renewable energy systems, including, without limitation, solar energy systems (“Solar Energy Systems”), and one or more hydrogen or other fuel cells, tanks and other associated equipment (collectively, the “Fuel Cell Equipment”), in each case which may include ducts, risers, closets, pipes, lines, conduits and distribution systems connecting the Energy and Communications Equipment to the utilities serving the Premises and/or directly to Tenant’s equipment in the Premises. In connection therewith, Tenant shall also have the right to construct and maintain related improvements, including, but not limited to, parking lot canopies, concrete pads and concrete or asphalt driveways serving the Energy and Communications Equipment (collectively, the “Energy-Related Improvements”) on the exterior portion of the Premises in locations mutually acceptable to Landlord and Tenant. Tenant shall be permitted to erect and maintain the Energy and Communications Equipment for a term which will expire on the expiration or earlier termination of the Lease. Tenant shall have the exclusive right to use the roof above the portion of the Building leased to Tenant.

(b)Ownership; Use; Permits. Tenant or Tenant’s third party lenders and vendors shall at all times own the Energy and Communications Equipment, and Tenant’s lenders and venders shall have the right to access the Premises in order to install, operate, inspect, maintain and remove any Energy and Communications Equipment pursuant to the terms of this Lease. The Solar Energy System and the renewable energy (including environmental credits and related attributes) produced by the Solar Energy System are personal property, and shall not be considered the property (personal or otherwise) of Landlord upon installation of the system at the Premises. Tenant shall pay for all electrical costs resulting from the use of the Energy and Communications Equipment. Landlord makes no representations or warranties to Tenant as to the permissibility of any Energy and Communications Equipment on, in or under the Premises under applicable Legal Requirements. Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant to obtain or comply with any licenses, permits or other governmental permissions required in connection with the Energy and Communications Equipment. In the event of a default related to the Energy and Communications Equipment, Landlord shall give Tenant an additional ten (10) days’ notice and cure period beyond the notice and cure period set forth in Section 23(c) to allow Tenant to give notice to Tenant’s third party vendor of such default and to coordinate cure of such default with such party.

(c)Installation. If required by Landlord’s roofing manufacturer in connection with the installation of any Equipment, Landlord as the owner of the Premises and the holder of the roof warranty shall execute a roof manufacturer overburden waiver and Tenant shall comply with the terms thereof at Tenant’s sole cost. Upon the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, shall remove all Energy and Communications Equipment, repair any and all damage to the Premises, Building, and common areas resulting from the installation and removal of said Energy and Communication Equipment, and restore the point of attachment to a clean and sealed condition. The foregoing Tenant restoration requirement shall not apply to any damage caused by the negligence or willful misconduct of Landlord.

(d) Access; Cooperation. Landlord shall, at no additional cost to or restrictions on Tenant and its service providers or vendors (collectively, “Vendors”), allow Tenant and its Vendors, at Tenant’s sole cost and expense, to access the Premises for purposes of installing, testing, monitoring, repairing, maintaining and removing any of the Energy and Communications Equipment. Subject to Landlord’s reasonable approval of plans and locations, such activities may include, but are not limited to: (I) allowing each of Tenant’s Vendors to install a fiber distribution panel within the Premises for purposes of providing connectivity to the Premises; (II) granting Tenant’s Vendors access to and use of existing easement areas and telecommunications ducts, risers, closets, and conduits serving the Premises; (III) allowing Tenant and its Vendors to install, monitor, and maintain equipment within the Premises for purposes of providing, receiving and monitoring telephone and network connectivity to the Premises, or power from the Energy and Communications Equipment to the Premises or to Tenant’s Property (which may include slab and/or roof penetrations); (IV) allowing Tenant and its Vendors to bring additional fiber optic lines to the Premises (including without limitation establishing one or more additional pathways to the Premises) or overhead or underground conduit, cabling, fiber, and

26

other power lines and distribution systems on the Land (including establishing one or more additional pathways to the Premises from the Energy-Related Improvements) and to remove and replace curbing, pavement and sidewalks; and (V) granting Tenant’s Vendors access to the Premises for purposes of refilling tank(s) with liquid hydrogen. Landlord shall execute any easement, right of entry agreement, or similar agreement reasonably requested by any of Tenant’s Vendors in connection with the provision of services to the Premises by such Vendor. All such work by Tenant or Tenant’s Vendors shall be subject to the terms applicable to Tenant-Made Alterations. Notwithstanding anything contained herein to the contrary, Landlord shall have no liability to Tenant as a result of any actions of the Vendors (including damage to the Premises) or any damage or interruption of utility or other service to the Premises resulting from the repair, maintenance, installations of such equipment or the other activities of such Vendors. Subject to Sections 9 and 15, Tenant shall repair all damage to the Premises or the Project caused by the Vendors, their work or installations or the removal of such work or installations, to the extent such work is done by or on Tenant’s behalf.

38.Generator . Tenant, at Tenant’s sole cost and expense, may install and maintain one or more backup electrical generators and fuel tanks in or adjacent to the Premises in a location acceptable to Landlord (collectively, the “Generator”). The Generator and Generator pads shall be constructed in accordance with plans and specifications approved in advance by Landlord, which plans shall include fencing and such curbing as is necessary to contain any fuel spill and to comply with Legal Requirements. Tenant shall be responsible for maintenance and repair of the Generator. The Generator shall be used only for backup power, and may not be used as a primary power source. Tenant shall have the right, at its sole cost and expense, to test the Generator from time to time. So long as the Generator and fuel tanks are in good working order and free from leaks or other defects as reasonably determined by the Landlord based on an inspection of the same, upon expiration or earlier termination of the Lease, Tenant shall have the right to leave the Generator and all associated tanks and equipment on the Premises and shall have no obligation to remove the Generator or any Generator pad. Tenant may elect to remove the Generator but shall not be obligated to remove any Generator pad. To the extent that Tenant elects to install the Generator, any transfer switch necessary therefore shall be installed at Tenant’s sole cost and expense, but may be reimbursed pursuant to the Improvement Allowance.

39.Tenant’s Property; Waiver of Landlord’s Lien. Tenant’s property, racking, shelves, fixtures, Energy and Communications Equipment, Generator, Tenant HVAC, furnishings, equipment, furniture, accounts receivable, inventory or other personal property (“Tenant’s Property”), however installed or located on or about the Premises, shall be and remain the property of Tenant and may be installed, modified, and removed at any time and from time to time during the Lease Term without Landlord’s consent. In no event (including a default under this Lease) shall Landlord have any lien or other security interest in any of Tenant’s Property or Energy and Communications Equipment located in the Premises or elsewhere, and Landlord hereby expressly waives and releases any lien or other security interest however created or arising. Landlord shall, at Tenant’s request and cost, execute a reasonable lien waiver and access agreement requested by Tenant’s third party solar vendor or a reputable institutional lender providing financing for Tenant’s Property or Energy and Communications Equipment so long as such party agrees (a) to provide Landlord with at least five (5) days’ prior notice before exercising any remedy to remove Tenant’s Property or Energy and Communications Equipment, (b) to allow a representative of Landlord to be present during the exercise of any such remedy, (c) to repair and restore any damage caused by the removal of Tenant’s Property or Energy and Communications Equipment, (d) to carry at least the same level of insurance as required of Tenant during any time that such third party is on the Premises, (e) to indemnify, defend and hold harmless Landlord from any claims arising out of or relating to the financing party’s exercise of its rights, and (f) there will be no private or public auctions conducted at the Premises.

40.Code of Conduct. Landlord acknowledges Tenant’s Code of Business Conduct and Ethics, posted at http://phx.corporate-ir.net/phoenix.zhtml?c=97664&p=irol-govConduct (the “Code”), prohibits the paying of bribes to anyone for any reason, whether in dealings with governments or the private sector. Landlord represents and warrants that neither it nor any employee, agent or other person acting on its behalf will:

(a)undertake, cause, or permit any act that would violate any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act, and the UK Bribery Act, or

(b)make, cause, or permit any offer, promise, or payment of money or any other thing of value to any third party, directly or indirectly, to improperly influence the actions of any person, or to obtain any improper advantage in favor of Tenant in connection with any services provided by Landlord under this Lease.

27

Landlord will report promptly to Tenant all pertinent facts relating to any improper solicitation, demand or other request for a bribe, improper gift or anything of value, made by any party in connection with any activities performed by Landlord pursuant to this Lease. Landlord will fully assist and cooperate with any investigation of actual or suspected breach of this Section. Tenant may immediately terminate or suspend performance under this Lease if Landlord breaches this Section.

41.Tenant HVAC. Subject to Landlord’s approval of the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned, or delayed, and subject to any Legal Requirements and the Permitted Exceptions, Landlord shall permit Tenant to install and maintain, at Tenant’s sole expense, HVAC systems servicing the Premises, including cooling towers, on the portion of the roof above the Premises or on the ground near the Premises and otherwise in a location mutually acceptable to Landlord and Tenant (the “Tenant HVAC”). Tenant shall be required to comply with all Legal Requirements necessary for the installation and operation of the Tenant HVAC. Tenant may, but shall not be obligated to, remove any of the Tenant HVAC at any time during, or upon the expiration of, the Lease Term, provided that in connection with any such removal Tenant shall restore the Premises to the condition required under Section 21 to the extent of damage or alteration caused by such removal. Tenant may elect to leave the Tenant HVAC in place upon the expiration or earlier termination of the Lease Term so long as the Tenant HVAC is in good working order.

42.Option to Extend. Tenant shall have options to extend this Lease as provided for in Addendum 2.

43.ROFO to Purchase. Tenant shall have the Right of First Offer to purchase the Building and the Land under the terms set forth in Exhibit I.

44.Economic Development Credits and Incentives. Landlord acknowledges that Tenant may desire to seek, at Tenant’s sole cost and expense, certain other economic development incentives including the creation of an enterprise zone, tax abatements, tax increment financing, and/or industrial revenue bonds (collectively, the “Incentives”) in connection with Tenant’s decision to conduct business on the Premises. Landlord agrees that it will reasonably cooperate with Tenant’s efforts to obtain such incentives, provided that the same do not impose any cost or liability on Landlord or the Premises that is not reimbursed promptly by Tenant upon the occurrence thereof. All Incentives are for the benefit of Tenant and such Incentives shall be passed through by Landlord to Tenant in a manner reasonably acceptable to Tenant, Landlord, and the applicable federal, state or local authorities so that, to the maximum extent possible, Tenant is placed in the same financial position as if it were to receive such Incentives directly. Landlord agrees not to alter, modify or terminate the Incentives without Tenant’s prior consent and will follow Tenant’s reasonable written instructions as to the implementation and use of the Incentives; provided, however, that all reasonable costs incurred by Landlord in connection with the following of Tenant’s instructions or otherwise in connection with obtaining and implementing the Incentives shall be paid for by Tenant.

45.Tenant Guaranty. Amazon.com, Inc. (the “Tenant Guarantor”) has provided a limited guaranty for Tenant’s payment obligations in this Lease in the form attached hereto as Exhibit G.

46.Amazon Lockers. Subject to Landlord’s reasonable approval of the plans and specifications related thereto, and subject to any applicable Legal Requirements, Tenant will be entitled, at Tenant’s cost and expense, to install a delivery kiosk/locker in any common areas at locations mutually agreeable to Landlord and Tenant, the parking areas and adjacent to the Premises (the “Amazon Lockers”) at no additional rent to Tenant. Upon expiration or earlier termination of this Lease, Tenant will remove the Amazon Lockers and all associated equipment, and will restore the area and repair any damage caused by such removal except for reasonable wear and tear and damage caused by any other tenants or a Landlord Party. Amazon Lockers are storage units for deliveries and returns authorized by Tenant or a Tenant Affiliate.

[SIGNATURES ON NEXT PAGE]

28

IN WITNESS WHEREOF, Landlord has executed this Lease as of the date set forth below, to be effective as of the later of the dates shown on the parties’ signature pages (the “Effective Date”).

LANDLORD:

NP OAKLEY, LLC
a Delaware limited liability company

By:	NPD Management, LLC, its Manager

By	/s/ Nathaniel Hagedorn
Nathaniel Hagedorn, its Manager

Date signed	2/7/20

S - 1

IN WITNESS WHEREOF, Tenant has executed this Lease as of the date set forth below, to be effective as of the Effective Date.

TENANT:

AMAZON.COM SERVICES LLC,
a Delaware limited liability company

By	/s/ Craig Brandt
Name	Craig Brandt
Title	Authorized Signatory

Date signed	2/7/20

S - 2

ADDENDUM 1

BASE RENT

	AMZL Oakley, CA - 12 Year Term (All Capitalized)
	Size (SF)		Acreage
	145,503		25.00

	Project Costs
	Base Costs			Capitalized
Cost	$***			$***
Cost / SF	$***			$***

	Total Project Costs
	$***			$***

			Cap Rate (Cap + Amort Costs)	Amort. Rate	Annual Escalations
			***%	0.00%	2.00%

YEAR	Base Rate	Cap. $ PSF	Amort. $ PSF	Total Rate	Annual cost
Year 1	$22.17	$22.17	$0.00	$22.17	$3,225,754
Year 2	$22.61	$22.61	$0.00	$22.61	$3,290,269
Year 3	$23.07	$23.07	$0.00	$23.07	$3,356,074
Year 4	$23.53	$23.53	$0.00	$23.53	$3,423,196
Year 5	$24.00	$24.00	$0.00	$24.00	$3,491,660
Year 6	$24.48	$24.48	$0.00	$24.48	$3,561,493
Year 7	$24.97	$24.97	$0.00	$24.97	$3,632,723
Year 8	$25.47	$25.47	$0.00	$25.47	$3,705,377
Year 9	$25.98	$25.98	$0.00	$25.98	$3,779,485
Year 10	$26.49	$26.49	$0.00	$26.49	$3,855,074
Year 11	$27.02	$27.02	$0.00	$27.02	$3,932,176
Year 12	$27.57	$27.57	$0.00	$27.57	$4,010,819
GAAP	$24.78	$24.78	$0.00	$24.78	$3,605,342

	Total Rent Consideration				$43,264,098

Addendum 1 - 1

ADDENDUM 2

EXTENSION OPTIONS

(a)Tenant (or any permitted Transferee) shall have the right to extend the Lease Term for four (4) additional term(s) of five (5) years each, and a fifth right to extend for a term of two (2) years and eleven (11) months (each an “Extension Term”) commencing on the day following the expiration of the Lease Term or the applicable Extension Term, as the case may be (each a “Commencement Date of the Extension Term”). Tenant shall give Landlord notice (the “Extension Notice”) of its election to extend the Lease Term (as it may have been extended pursuant to the terms herein) at least two hundred seventy (270) days prior to the scheduled expiration date of the Lease Term or applicable Extension Term (the “Extension Notice Deadline”).

(b)The Base Rent payable by Tenant during the first and second Extension Terms shall be one hundred percent (100%) of the then prevailing market rate for new leases for comparable space in comparable buildings, with comparable levels of improvements and site improvements funded solely by Landlord, in the Oakley, California industrial market and shall include any tenant improvement allowance determined to be consistent with the prevailing market rate (“Fair Market Rent”). Fair Market Rent shall be adjusted to take into account the size of the Premises, the length of the extension term, and the credit of Tenant (except that, so long as Tenant is a wholly owned subsidiary of Amazon.com, Inc. or its successor or of a subsidiary or sister company of Amazon.com, Inc. or its successor, the credit of Amazon.com, Inc. or its successor shall be taken into account rather than the credit of Tenant), but shall be calculated without taking into account any increased electric service or capacity to the Premises obtained by or for Tenant, or any improvements to the Premises installed after the Commencement Date by Tenant or after the Commencement Date by Landlord for Tenant or that Tenant is treated as owning in accordance with Section 35(r) of the Lease. Fair Market Rent shall reflect all monetary and non-monetary concessions being granted to tenants for comparable transactions, including brokerage commissions, improvements performed by landlords and tenant improvements allowances, moving allowances, and rent concessions.

(c)Landlord shall notify Tenant of its determination of the Fair Market Rent (consistent with the methodology reflected in the definition above) and of the deadline for Tenant’s Extension Notice for the applicable Extension Term no earlier than four hundred and twenty-five (425) days and no later than three hundred and sixty-five (365) days prior to the scheduled expiration date of the Lease Term or the then-current Extension Term. If Tenant disagrees with Landlord’s determination of the Fair Market Rent, Landlord and Tenant shall confer for a period of thirty (30) days in an attempt to agree on the Fair Market Rent. In the event Landlord and Tenant fail to reach an agreement on such rental rate within such thirty (30)-day period, then the Fair Market Rent that will be used in computing Base Rent for the applicable Extension Term shall be determined as follows: within five (5) days after the expiration of the thirty (30)- day period described above, Landlord and Tenant shall each select an appraiser with at least ten (10) years’ experience in the market in which the Premises are located. If the two appraisers are unable to agree on the Fair Market Rent within ten (10) days after their selection, they shall select a similarly qualified third appraiser (the “Neutral Appraiser”). Within twenty (20) days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of the Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rate set forth in the appraisal submitted by an appraiser appointed by a party that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser. If the Fair Market Rent has not been determined on or before the date that is thirty (30) days prior to the deadline for Tenant to deliver its extension notice for the applicable Extension Term, the Extension Notice deadline shall be extended so that Tenant has thirty (30) days after the determination of Fair Market Rent in which to deliver such notice. Each party shall pay the cost of its own appraiser and the parties shall share the cost of the Neutral Appraiser equally.

(d)Tenant shall continue to pay Landlord as set forth in the Lease for Operating Expenses during the applicable Extension Term. Subject to Section 6 of the Lease, the annual estimated Operating Expenses shall be reset prior to the commencement of each Extension Term, and such amounts shall be subject to the cap on increases in controllable Operating Expenses as set forth in the Lease.

(e)Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the applicable Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any options to extend the Lease except as set forth in this Addendum 2.

(f)If the Lease is extended for an Extension Term, then Landlord shall prepare an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto and Landlord and Tenant shall execute the amendment within thirty (30) Business Days after agreement on the final form of such amendment, provided that any such extension shall be effective irrespective of the execution of any such amendment.

(g)If Tenant exercises its right to extend the term of the Lease for an Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include the applicable Extension Term.

Addendum 2 - 1

(h)Subject to Section 35(r) of the Lease, if a tenant improvement allowance is determined to be part of the Fair Market Rent for any Extension Term, then, at Tenant’s option, either (i) Landlord shall provide such allowance to Tenant which must be used to perform improvements to the Premises, whether the tenant improvements are performed by Tenant or by Landlord on behalf of Tenant, or (ii) the allowance shall be applied as credit against the first payments of Rent due during the applicable Extension Term.

Addendum 2 - 2

ADDENDUM 3

NOTICE ADDRESSES

LANDLORD’S NOTICE ADDRESS:

Address:

4825 NW 41st Street, Ste. 500

Riverside, Missouri 64150

Attn: Nathaniel Hagedorn

Email: nathaniel@northpointkc.com

Telephone: 816-888-7381

With copy to:

Timothy C. Klink, Esq.

4825 NW 41st Street, Ste. 500

Riverside, Missouri 64150

Email: tklink@northpointkc.com

Telephone: 913-579-9801

FOR REQUESTS FOR CONSENT TO TENANT-MADE ALTERATIONS UNDER SECTION 12, EMAILS TO BE SENT TO LANDLORD AT: nathaniel@northpointkc.com

FOR NOTICE OF A MATERIAL INTERFERENCE UNDER SECTION 25(a), EMAILS TO BE SENT AS FOLLOWS:

To Landlord: nathaniel@northpointkc.com and tklink@northpointkc.com

To Tenant: email addresses set forth below.

TENANT’S NOTICE ADDRESS:

c/o Amazon.com, Inc.

Attention: Real Estate Manager (NA Ops: DFO2)

Attention: General Counsel (Real Estate (NA Ops): DFO2)

Attention: NA Ops Asset Management (DFO2)

Each with an address of:

410 Terry Ave. N

Seattle, WA 98109-5210

Telephone: (206) 266-1000

With copies to:

naops-propmgmt@amazon.com; opsrelegalnotice@amazon.com;

na-realestate@amazon.com; naops-rent@amazon.com

using the subject line—Re: DFO2 and reason for the notice (e.g., default, cease & desist, bribery or anti-corruption)

Addendum 3 - 1

EXHIBIT A-1

SITE PLAN FOR PREMISES

BRIDGEHEAD ROAD
WILBUR AVENUE
BUILDING 1
C STREET
BNSF RAILWAY
(FORMERLY ATSF RAILWAY)

NOTES TO CONTRACTOR

LEGEND

EXISTING | PROPOSED | DESCRIPTION

ABBREVIATIONS

OAKLEY
CALIFORNIA

cbg

BUILDING ONE

OAKLEY LOGISTICS CENTER
SUBD. 9113

PRIVATE SITE IMPROVEMENT PLANS
SHEET INDEX, LEGEND & ABBREVIATIONS

CITY OF OAKLEY — CALIFORNIA

PRELIMINARY PLANS
NOT FOR CONSTRUCTION

SHEET 3 OF 22 SHEETS

FOR REFERENCE ONLY

Exhibit A-1 - 1

EXHIBIT A-2

LEGAL DESCRIPTION OF LAND

REAL PROPERTY SITUATE IN THE CITY OF OAKLEY, COUNTY OF CONTRA COSTA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCELS FIVE, SIX, AND SEVEN AS SAID PARCELS ARE DESCRIBED IN THAT GRANT DEED TO THE CHEMOURS COMPANY FC, LLC RECORDED JANUARY 30, 2015 AS DOCUMENT NUMBER 2015-0016164 AND FURTHER DESCRIBED AS PARCELS A, B, AND C IN LOT LINE ADJUSTMENT LLA 09-02 RECORDED OCTOBER 5, 2009 AS DOCUMENT NUMBER 2009-0234499, BOTH ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF CONTRA COSTA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN ANGLE POINT IN THE SOUTHERN LINE OF SAID PARCEL FIVE, SAID POINT BEING THE NORTHEAST CORNER OF THAT PARCEL OF LAND DESCRIBED IN THE GRANT DEED TO PG&E FILED IN BOOK 3839, PAGE 170, OFFICIAL RECORDS OF CONTRA COSTA COUNTY;

THENCE, FROM SAID POINT OF BEGINNING, ALONG SAID SOUTHERN LINE OF PARCEL FIVE, NORTH 89 02’36” WEST, 605.45 FEET;

THENCE, LEAVING SAID SOUTHERN LINE, NORTH 00 59’16” EAST, 796.40 FEET;

THENCE, NORTH 37 21’04” EAST, 29.97 FEET;

THENCE, SOUTH 89 23’25” EAST, 146.47 FEET;

THENCE, ALONG THE ARC OF A TANGENT 537.00 FOOT RADIUS CURVE TO THE LEFT, THROUGH A CENTRAL ANGLE OF 10 00’00”, AN ARC DISTANCE OF 93.72 FEET;

THENCE, NORTH 80 36’35” EAST, 51.91 FEET;

THENCE, ALONG THE ARC OF A TANGENT 463.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 04 59’15”, AN ARC DISTANCE OF 40.30 FEET;

THENCE, NORTH 85 35’50” EAST, 134.32 FEET;

THENCE, ALONG THE ARC OF A TANGENT 532.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 05 00’45”, AN ARC DISTANCE OF 46.54 FEET;

THENCE, SOUTH 89 23’25” EAST, 564.39 FEET;

THENCE, ALONG THE ARC OF A TANGENT 35.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 90000’00”, AN ARC DISTANCE OF 54.98 FEET;

THENCE, SOUTH 00 36’35” WEST,1,149.98 FEET;

THENCE, ALONG THE ARC OF A TANGENT 60.00 FOOT RADIUS CURVE TO THE LEFT, THROUGH A CENTRAL ANGLE OF 79 25’04”, AN ARC DISTANCE OF 83.17 FEET;

THENCE, SOUTH 11 11’31” WEST, 45.53 FEET;

THENCE, NORTH 78 48’29” WEST, 292.57 FEET;

THENCE, NORTH 88 56’32” WEST, 84.16 FEET;

THENCE, NORTH 01 03’26” EAST, 372 86 FEET;

Exhibit A-2 - 1

THENCE, NORTH 89 02’36” WEST, 200.00 FEET TO THE POINT OF BEGINNING

CONTAINING 25.05 ACRES OF LAND, MORE OR LESS.

ATTACHED HERETO IS EXHIBIT B, A PLAT TO ACCOMPANY LEGAL DESCRIPTION, AND BY THIS REFERENCE MADE A PART HEREOF.

END OF DESCRIPTION

\s\ Mark H. Wehber, P.L.S. 1/22/2020
MARK H. WEHBER, P.L.S. L.S. NO. 7960

Exhibit A-2 - 2

EXHIBIT B

PERMITTED EXCEPTIONS

1.	Intentionally deleted

2.	A. Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-008
Fiscal Year:	2018-2019
1st Installment:	$77.98 Paid
2nd Installment:	$77.98 Open
Exemption:	$0.00
Land:	$5,319.00
Improvements:	$0.00
Bill No.:	041121
Affects:	Parcel One

B.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-009
Fiscal Year:	2018-2019
1st Installment:	$172.85 Paid
2nd Installment:	$172.85 Open
Exemption:	$0.00
Land:	$22,414.00
Improvements:	$0.00
Bill No.:	041122
Affects:	Parcel Two

C.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-010
Fiscal Year:	2018-2019
1st Installment:	$2,049.92 Paid
2nd Installment:	$2,049.92 Open
Exemption:	$0.00
Land:	$360,656.00
Improvements:	$0.00
Bill No.:	041123
Affects:	Parcel Three

Exhibit B - 1

D.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-014
Fiscal Year:	2018-2019
1st Installment:	$7,049.62 Paid
2nd Installment:	$7,049.62 Open
Exemption:	$0.00
Land:	$144,880.00
Improvements:	$611,460.00
Bill No.:	041124
Affects:	Parcel Eight

E.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-015
Fiscal Year:	2018-2019
1st Installment:	$7,405.40 Paid
2nd Installment:	$7,405.40 Open
Exemption:	$0.00
Land:	$299,942.00
Improvements:	$0.00
Bill No.:	041125
Affects:	Parcel Nine

E.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-016
Fiscal Year:	2018-2019
1st Installment:	$5,829.86 Paid
2nd Installment:	$5,829.86 Open
Exemption:	$0.00
Land:	$734,502.00
Improvements:	$0.00
Bill No.:	041126
Affects:	Parcel Ten

G.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-017
Fiscal Year:	2018-2019
1st Installment:	$610.99 Paid
2nd Installment:	$610.99 Open
Exemption:	$0.00
Land:	$101,366.00
Improvements:	$0.00
Bill No.:	041127
Affects:	Parcel Eleven

Exhibit B - 2

H.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-018
Fiscal Year:	2018-2019
1st Installment:	$1,025.97 Paid
2nd Installment:	$1,025.97 Open
Exemption:	$0.00
Land:	$78,108.00
Improvements:	$0.00
Bill No.:	041128
Affects:	Parcel Six

I.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-020
Fiscal Year:	2018-2019
1st Installment:	$2,031.39 Paid
2nd Installment:	$2,031.39 Open
Exemption:	$0.00
Land:	$158,447.00
Improvements:	$0.00
Bill No.:	041129
Affects:	Parcel Seven

J.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-021
Fiscal Year:	2018-2019
1st Installment:	$3,460.11 Paid
2nd Installment:	$3,460.11 Open
Exemption:	$0.00
Land:	$272,613.00
Improvements:	$0.00
Bill No.:	041130
Affects:	Parcel Twelve

K.	Property taxes, including any personal property taxes and any assessments collected with taxes are as follows:

Code Area:	19091
Tax Identification No.:	037-020-022
Fiscal Year:	2018-2019
1st Installment:	$3,191.84 Paid
2nd Installment:	$3,191.84 Open
Exemption:	$0.00
Land:	$365,346.00
Improvements:	$0.00
Bill No.:	041131
Affects:	Parcel Four

3.	Intentionally deleted

4.	There were no taxes assessed for Assessor's Parcel Number 037-020-019 for the 2018-2019 Fiscal Year.

Exhibit B - 3

5.

Prior to the closing, Escrow must contact the Contra Costa County Tax Collector's Office (925-957- 5280) to confirm all amounts owing, including current fiscal year taxes, supplemental taxes, escaped assessments and any delinquencies.

6.

Any liens or other assessments, bonds, or special district liens including without limitation, Community Facility Districts, that arise by reason of any local, City, Municipal or County Project or Special District.

None are currently due or payable

7.

The lien of supplemental or escaped assessments of property taxes, if any, made pursuant to the provisions of Chapter 3.5 (commencing with Section 75) or Part 2, Chapter 3, Articles 3 and 4, respectively, of the Revenue and Taxation Code of the State of California as a result of the transfer of title to the vestee named in Schedule A or resulting from a change in ownership or new construction occurring on or after Date of Policy.

8.	Water rights, claims or title to water, whether or not disclosed by the public records.

9.	Any adverse claim based upon the assertion that:

a.	Some portion of said Land is tide or submerged land, or has been created by artificial means or has accreted to such portion so created.

b.	Some portion of said Land has been brought within the boundaries thereof by an avulsive movement of San Joaquin River or has been formed by accretion to any such portion.

10.	Rights and easements for navigation and fishery which may exist over that portion of said Land lying beneath the waters of San Joaquin River.

11.

Any rights, interest or claims which may exist or arise by reason of said land or portions thereof being or having been used by the public for beach, recreational, or other public purposes or for access to other lands being used for any such beach, recreational, or other public purposes.

12.	Any adverse claim based upon the assertion that said Land or any part thereof is now or at any time has been included within a navigable river, slough, or other navigable body of water.

13.	Rights of the public for street purposes to any portion of the Land lying within the area commonly known as Wilbur Avenue.

14.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to:Great Western Power Company of California

Purpose:	Pole Line Purposes
Recording Date:	December 17, 1929
Recording No.:	Book 220 of Official

Records, Page 84 Reference is hereby made to said document for full particulars.

The exact location and extent of said easement is not disclosed of record.

15.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: The Pacific Telephone and Telegraph Company, a corporation

Purpose:	Utility facilities Recording Date: June 4, 1941
Recording No.:	Book 598 of Official

Records, Page 330 Reference is hereby made to said document for full particulars.

The exact location and extent of said easement is not disclosed of record.

Exhibit B - 4

16.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Standard Pacific Gas Line Incorporated and Natural Gas Corporation of California
Purpose:	Pipe Line Purposes
Recording Date:	April 30, 1942
Recording No.:	Book 617 of Official Records, Page 318
Affects:	A portion of Parcel Five

Reference is hereby made to said document for full particulars.

17.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company, a California corporation

Purpose:	Pipe lines
Recording Date:	August 26, 1942
Recording No.:	Book 685 of Official Records, Page 26
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

A portion of said easement was quitclaimed by document recorded July 9, 1957, in Book 3010, Page 482, Official Records.

18.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Standard Pacific Gas Line Incorporated

Purpose:	Pipe line
Recording Date:	December 8, 1943
Recording No.:	Book 765 of Official Records, Page 104
Affects:	A portion of Parcel Five

Reference is hereby made to said document for full particulars.

19.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company, a California corporation

Purpose:	Pipe lines
Recording Date:	July 31, 1944
Recording No.:	Book 790 of Official Records, Page 497
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

20.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Pacific Gas and Electric Company
Purpose:	Gas pipelines
Recording Date:	July 31, 1944
Recording No.:	Book 793 of Official Records, Page 373
Affects:	A portion of said Land

Reference is hereby made to said document for full particulars.

A portion of said easement was quitclaimed by document recorded July 9, 1957, in Book 3010, Page 482, Official Records.

21.	Intentionally deleted

22.	Intentionally deleted

Exhibit B - 5

23.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company

Purpose:	Electrical facilities
Recording Date:	September 6, 1950
Recording No.:	Book 1629 of Official Records, Page 68
Affects:	A portion of Parcel Two

A portion of said easement has been quitlclaimed by document recorded June 30, 1961, in Book 3900 of Official Records, page 129.

Reference is hereby made to said document for full particulars.

24.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company, a California corporation

Purpose:	Gas pipelines
Recording Date:	January 23, 1951
Recording No.:	Book 1706 of Official Records, Page 139
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

25.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company

Purpose:	Gas pipe lines
Recording Date:	February 4, 1952
Recording No.:	Book 1886 of Official Records, Page 548
Affects:	A portion of Parcel Five

Reference is hereby made to said document for full particulars.

26.	Easement(s) for the purpose(s) shown below and rights incidental thereto as reserved in a document; Reserved by: Pacific Gas and Electric Company, a California corporation

Purpose:	Ingress and egress
Recording Date:	July 9, 1957
Recording No.:	38807, Book 3010 of Official Records, Page 476
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

27.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company

Purpose:	Gas pipelines
Recording Date:	July 9, 1957
Recording No.:	Book 3010 of Official Records, Page 488
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

28.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Oakley County Water District

Purpose:	Water pipe lines

Exhibit B - 6

Recording Date:	September 25, 1957
Recording No.:	Book 3049 of Official Records, Page 427
Affects:	A portion of Parcel Five, Six and Eight

Terms, Provisions and Conditions as contained in said document.

Reference is hereby made to said document for full particulars.

29.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	The Pacific Telephone and Telegraph Company, a California corporation
Purpose:	Utility facilities
Recording Date:	August 11, 1958
Recording No.:	Book 3208 of Official Records, Page 337
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

30.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Pacific Gas and Electric Company, a California corporation
Purpose:	Gas pipelines
Recording Date:	April 5, 1961
Recording No.:	Book 3839 of Official Records, Page 172
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

31.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company

Purpose:	Gas pipe line
Recording Date:	October 15, 1981
Recording No.:	81-135036, Book 10537, Page 56 of Official Records
Affects:	A portion of Parcel Nine

Terms, Provisions and Conditions as contained in said document.

Reference is hereby made to said document for full particulars.

32.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	Pacific Bell
Purpose:	Utility facilities
Recording Date:	December 11, 1989
Recording No.:	89-250350, Book 15530 of Official Records, Page 680
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

33.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Contra Costa County Flood Control and Water Conservation District

Purpose:	Pipe line purposes
Recording Date:	February 27, 1992
Recording No.:	92-43506, Book 17262 of Official Records, Page 467
Affects:	A portion of Parcels Two and Three

Reference is hereby made to said document for full particulars.

Exhibit B - 7

34.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document:

Granted to:	California Department of Fish and Game
Purpose:	Conservation
Recording Date:	January 10, 1997
Recording No.:	97-5086 of Official Records
Affects:	A portion of said land

Reference is hereby made to said document for full particulars.

35.	Intentionally deleted

36.

The Land described herein is included within a project area of the Redevelopment Agency shown below, and that proceedings for the redevelopment of said project have been instituted under the Redevelopment Law (such redevelopment to proceed only after the adoption of the Redevelopment Plan) as disclosed by a document.

Redevelopment Agency:	Oakley Redevelopment Project Area
Recording Date:	November 9, 2001
Recording No.:	2001-346473, of Official Records

37.	Intentionally deleted

38.	Easement(s) for the purpose(s) shown below and rights incidental thereto, as granted in a document: Granted to: Pacific Gas and Electric Company, a California corporation

Purpose:	Gas pipelines
Recording Date:	October 24, 2012
Recording No.:	2012-268999, of Official

Records Reference is hereby made to said document for full particulars.

39.	The following unrecorded documents have been disclosed to this company:

a)	An easement dated March 17, 1958 in favor of Pacific Gas and Electric Company for pipe line, and incidental purposes.

Affects:	A portion of Parcel Five

b)	An easement dated March 6, 1959 in favor of Pacific Gas and Electric Company, for pole line, and incidental purpose

Affects:	A portion of Parcel Five and Six

c)	A Lease Easement and Sidetrack Agreement, dated March 3, 1967, executed by and between The Atchison, Topeka and Santa Fe Railway Company and E.I. du Pont de Nemours and Company.

Affects:	A portion of Parcels Four, Five, Seven and Twelve

d)	An easement dated March 24, 1980, in favor of Union Carbide Corporation, for pipe line, and incidental purposes.

Affects:	A portion of Parcels Five and Seven

40.	Intentionally deleted

Exhibit B - 8

41.	Matters contained in that certain document

Entitled:

Grant Deed
Executed by:	E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation and The Chemours Company FC, LLC, a Delaware limited liability company
Recording Date:	January 30, 2015
Recording No.:	2015-16164, of Official

Records Reference is hereby made to said document for full particulars.

42.	Intentionally deleted

43.	Intentionally deleted

44.	Any rights, interests, or claims which may exist or arise by reason of the following matters disclosed by survey,

Job No.:	1073-010
Dated:	November 19, 2018
Prepared by:	CBG, Civil Engineers
Matters shown:	See below

a.	The fact that private roadways cross over portions of said land.

b.	The fact that improvements (paved parking spaces) encroach onto a Northwestern portion of said land.

c.	The fact that railroad tracks encroach onto the southern portion of said land.

d.	Fence(s), gate(s) do not correspond with the property line.

45.	Intentionally deleted

46.	Among other matters said Survey discloses easements or lesser rights in connection with the use and operation of Marina Improvements, Parking and Storage of Boats.

Exhibit B - 9

EXHIBIT C

FORM OF NOTICE OF LEASE TERM DATES

Date:

To:	AMAZON.COM SERVICES LLC
c/o Amazon.com, Inc.
Attention: Real Estate Manager (NA Ops: DFO2) Attention: General Counsel (Real Estate (NA Ops): DFO2) Attention: NA Ops Asset Management (DFO2)

Each with an address of:
410 Terry Ave. N Seattle, WA 98109-5210
Telephone: (206) 266-1000

RE:    Lease dated                            , 20       between NP Oakley, LLC, a Delaware limited liability company (“Landlord”), and Amazon.com Services LLC, a Delaware limited liability company (“Tenant”), concerning the Premises located at 6200 Bridgehead Road, Oakley, California (“Lease”).

In accordance with the Lease, Landlord represents the following:

1.	That Tenant has possession of the Premises and acknowledges that under the provisions of the Lease the Term of said Lease shall commence as of for a term of months ending on .

2.	That in accordance with the Lease, Rent commences to accrue on .

LANDLORD:

NP OAKLEY, LLC

a Delaware limited liability company

By:	NPD Management, LLC, a
Missouri limited liability company, Manager

By
Name:	Nathaniel Hagedorn
Title:	Manager

Acknowledged:

TENANT:

AMAZON.COM SERVICES LLC

a Delaware limited liability company

By:
Name:
Title:
Date:

Exhibit C - 1

EXHIBIT D

MAINTENANCE OBLIGATIONS

LANDLORD MAINTENANCE OBLIGATIONS - OPERATING EXPENSES (RECOVERABLE)
Controllable?
Water pumps outside of building	General maintenance and repair	Yes
Roof repair (membrane)	Repair leaks, including preventative maintenance	Yes
Snow removal on roof	Snow and ice removal from roof, including drain clearing	No
Gutters, scuppers, downspouts and storm water systems	Keep system functional and conduct repair	Yes
Catch basins (parking lot and drive aisles)	Ensure functionality, stay compliant with Legal Requirements related to cleaning and operation, and maintain permit or file results if required	Yes
Fire water pumps and remote pump houses and associated equipment	Inspections, compliance and maintenance	Yes
Landscape Maintenance	The maintenance and repair of landscaping, but not replacements that are capital in nature.	Yes
Non-Recurring Operating Expenses

Other non-recurring Operating Expenses that are incurred on an infrequent or non-recurring basis, such as non-capital maintenance and repairs to swales and retention/detention ponds and asphalt and exterior concrete

No
Exterior building lighting (wall packs and soffit)	Maintenance and repair of exterior lighting (wall packs and soffit)	Yes
Fire testing/inspections	Fire testing/inspections	Yes
Landscaping and irrigation (recurring services)	Recurring services for landscape maintenance including mowing, fertilizing, leaf removal, pruning, and annual color of Landlord-installed landscape; repair irrigation system as needed	Yes
Backflow devices, if any	Necessary testing, inspecting, maintenance, and permit management	Yes
Environmental testing, if any	Necessary testing, inspecting, maintenance, and permit management	Yes
Parking lot sweeping	Parking lot sweeping	Yes
Snow removal – Grounds, common area parking lots	Remove snow and/or treat ice	No
Paved surfaces maintenance	Repair potholes in parking lot, truck courts and drive aisles, including treating of cracks and alligatoring	No
Curb repair	Maintenance and repair of concrete curbs	No
Parking lot lights	Maintenance and repair of parking lot lights (fixtures and poles)	Yes

Exhibit D - 2

LANDLORD MAINTENANCE OBLIGATIONS – CAPITAL IMPROVEMENTS (RECOVERABLE)
Controllable?
Exterior paint	Paint building exterior to mutually agreeable color and design, no more frequently than once every 7 years	No
Swales and retention/detention ponds (but only to the extent located on the Premises and not maintained by the Association)

Keep system functional and conduct repair, stay compliant with Legal Requirements related to cleaning and operation, and maintain permit or file results if required; provided, that infrequent costs incurred in connection with the repair or maintenance of any swales and retention/detention ponds shall be a Non-Recurring Operating Expense, as described in this Exhibit D above.

Yes
Asphalt and exterior concrete (Capital)

Recoat, reseal, resurface, and restripe all asphalt areas and parking lots and maintain sidewalks and curbs located on the Premises (but specifically excluding any sidewalks or curbs in the common areas, which are maintained by the Association or within the public right of way, with are maintain by the City)

No

LANDLORD MAINTENANCE OBLIGATIONS – CAPITAL IMPROVEMENTS (NON-RECOVERABLE)

Landscaping (non- recurring service)	Items outside of maintenance, such as tree removal, replacement, re-grading, overhauling, etc.	N/A
Parking lot asphalt and concrete replacement	Capital replacement of sections as needed based on useful life (but not repair and maintenance)	N/A
Roof replacement and repair (structural)	Repair and replacement of roof deck and structural components	N/A
Slab and foundation	Ensure integrity, conduct repair, including voids and cavities in soils and fill under slab and around foundation	N/A
Exterior walls and load-bearing walls	Ensure integrity, conduct repair and replace wall sections as needed	N/A
Electrical system	Maintenance, repair and replacement of transformer, electrical switchgear and other components of the electrical system located outside the Premises or subgrade	N/A
Subgrade utility lines outside of Premises	Maintenance, repair and replacement of all subgrade utility lines, including sewer, plumbing and pumps and lift stations located outside of the Premises up to the entry point into the Premises, if any	N/A
Subgrade portions of fire sprinkler and fire protection systems outside of Premises	Maintenance, repair and replacement	N/A

TENANT MAINTENANCE OBLIGATIONS (after warranty period if applicable)

Exterior glazing	Repair broken and/or damaged glass and seals	N/A
Fire sprinkler system

Subject to Section 10(a) of the Lease, inspections, compliance and maintenance of (1) those portions of the base fire sprinkler system that are inside of the Premises, downstream from the pump and exclusively serving the Premises, and (2) any Tenant-installed supplemental fire/life safety systems

N/A
Window washing	Washing of exterior and interior glazing	N/A
Elevator permit (if equipped)	Inspections, compliance and maintenance	N/A
Generator	General repair and maintenance	N/A

Exhibit D - 3

Exterior and interior pest control	As needed	N/A
Trash and recycling	As needed	N/A
Exterior fencing	Maintain gates and fences around Premises	N/A
Site signage and building signage	Maintain and update signage as needed	N/A
Fire system monitoring	Monitoring of above-ground portions of fire systems serving the Premises	N/A
Lighting and ballast replacement	Maintenance, repair and replacement of bulbs and ballasts	N/A
Interior walls and floor coverings	Maintenance, repair and replacement of walls and flooring	N/A
Carpentry – Doors, cabinets, counters, etc.	Maintenance and repair of doors and millwork	N/A
Suspended ceilings and hard lids	General maintenance and repair	N/A
Electrical service (after main feed, above slab)	General maintenance and repair	N/A
Janitorial	Janitorial services, if desired	N/A
Kitchen appliances	General maintenance and repair	N/A
Below-deck ceiling insulation (if equipped)	The maintenance and replacement of insulation materials that are suspended just below the roof deck	N/A
HVAC	Subject to Section 11 of the Lease, maintenance, repair and replacement of Tenant-installed HVAC units and any other HVAC exclusively serving the Premises	N/A
Fixtures and Tenant Property	General maintenance and repair	N/A
Plumbing – Above slab	General maintenance and repair	N/A
Snow removal – Secure yard and exclusive parking areas	Remove snow and/or treat ice	N/A
Miscellaneous parking lot striping	Re-stripe parking lot (provided that Landlord shall re-stripe after seal coating)	N/A
Loading docks	Maintenance, repair and replacement of loading docks serving the Premises	N/A
Energy and Communications Equipment	General maintenance and repair	N/A
Dock doors and support equipment	General maintenance and repair	N/A
Interior sump pump or lift stations	General maintenance and repair	N/A

Exhibit D - 4

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

To:                                          (“Recipient”)

Re:	Lease: Lease Agreement dated , (as amended, if at all, as set forth on Exhibit A, the “Lease”), by and between , a Delaware limited liability company (“Landlord”), and

                    , a                                            (“Tenant”).

Premises : The premises described in the Lease (the “Premises”), located at 6200 Bridgehead Road, Oakley, California.

The undersigned, as [Tenant] [Landlord] under the Lease, hereby certifies to Recipient the following, as of the present date:

1.

[Tenant] [Landlord] is a party to the Lease. The Lease has not been amended or modified (excluding approvals, consents, or waivers given by Landlord in connection with the Lease) by any written instrument between Tenant and Landlord except as set forth on Exhibit A.

2.	Landlord has completed the Landlord’s Work except for .
3.	Tenant is not owed any allowance except for .
4.	Tenant has paid Base Rent and Tenant’s Proportionate Share of Operating Expenses through .
5.

To [Tenant’s] [Landlord’s] actual knowledge, [Landlord] [Tenant] there is no [Landlord] [Tenant] default existing under the Lease (after expiration of applicable notice and cure period), and [Tenant] [Landlord] has not sent any notice of default to [Landlord] [Tenant] under the Lease which has not been cured.

[Tenant’s] [Landlord’s] “actual knowledge” means the current, actual knowledge of the person executing this document on behalf of [Tenant] [Landlord], without any duty of investigation or inquiry.

[Tenant’s certifications are made solely to estop Tenant from asserting to or against Recipient facts or claims contrary to those stated. This estoppel certificate does not constitute an independent contractual undertaking or constitute representations, warranties or covenants or otherwise have legal effect other than estopping Tenant from asserting to or against Recipient any contrary facts or claims. This estoppel certificate does not modify in any way Landlord’s relationship, obligations or rights vis-a-vis Tenant.]

Furthermore, this certificate will not be construed or operate to waive any Tenant right to receive any reimbursement in connection with any Reconciliation or to audit the records of Landlord to confirm Landlord’s compliance with its obligations under the Lease.

,
a

By:
Name:
Title:
Date signed:

Exhibit E - 1

EXHIBIT A TO ESTOPPEL CERTIFICATE

List of Lease Documents

Exhibit E - 2

EXHIBIT F

FORM OF MEMORANDUM OF LEASE

(Space above reserved for Recorder’s Office)

Title of Document:	Memorandum of Lease

Date of Document:	, 2020

Tenant:	AMAZON.COM SERVICES LLC, a Delaware limited liability company

Mailing Address:	AMAZON.COM SERVICES LLC c/o Amazon.com, Inc. Attention: Real Estate Manager (NA Ops: DFO2) Attention: General Counsel (Real Estate (NA Ops): DFO2) Attention: NA Ops Asset Management (DFO2)

Each with an address of: 410 Terry Ave. N Seattle, WA 98109-5210

Landlord:	NP OAKLEY, LLC a Delaware limited liability company

Mailing Address:
Attn: Nathaniel Hagedorn 4825 NW 41st Street, Ste. 500 Riverside, Missouri 64150

Legal Description:	See Exhibit A attached hereto pg.

RECORDING REQUESTED BY, AND WHEN RECORDED MAIL TO:

Exhibit F - 1

MEMORANDUM OF LEASE

THIS MEMORANDUM OF   LEASE ("Memorandum")   is   dated for   reference   purposes as of                           , 2019, between AMAZON.COM SERVICES LLC, a Delaware limited liability company (“Tenant”), whose mailing address is c/o Amazon.com, Inc., Attention: Real Estate Manager (NA OPS: DFO2), 410 Terry Ave. N, Seattle, WA 98109-5210, with a copy to c/o Amazon.com, Inc., Attention: General Counsel (Real Estate (NA Ops): DFO2), 410 Terry Ave. N, Seattle, WA 98109-5210, and with a copy to c/o Amazon.com, Inc., Attention: NA Ops Asset Management (DFO2), 410 Terry Ave. N, Seattle, WA 98109-5210, and NP OAKLEY, LLC, a Delaware limited liability company (“Landlord”), whose mailing address is Attn: Nathaniel Hagedorn, 4825 NW 41st Street, Ste. 500, Riverside, Missouri 64150.

RECITALS:

Landlord and Tenant have previously executed and delivered that certain Lease Agreement with an effective date of, 2020 (the "Lease") with respect to certain premises leased by Tenant from Landlord, which premises are legally described in Schedule A attached hereto and incorporated herein (the “Premises”). The Lease provides that Landlord shall record a Memorandum of Lease.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Memorandum, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant (the "Parties") agree as follows:

1.Landlord leases to Tenant, and Tenant takes and hires, the Premises, subject to and in accordance with the terms and conditions further set forth in the Lease.

2.The Lease term consists of a primary term commencing as set forth in the Lease and ending on approximately September 30, 2032, unless extended or terminated as provided in the Lease.

3.Tenant has a right to extend the term of the Lease for up to four (4) additional term(s) of five (5) years each, and a fifth right to extend for a term of two (2) years and eleven (11) months pursuant to the terms of the Lease.

4.Tenant has a right of first offer to purchase space adjacent to the Premises pursuant to the terms of the Lease.

5.This Memorandum is intended for recording purposes only, and does not modify, supersede, diminish, add to or change all or any of the terms of the Lease in any respect.

6.Upon the expiration or earlier termination of the Lease, this Memorandum shall automatically terminate without further act of the parties hereto, and upon written request by Landlord, Tenant shall execute any documents reasonably required to evidence such termination and to remove any exceptions to Landlord’s title resulting from the Lease.

7.This Memorandum may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single instrument. Signature and acknowledgment pages may be detached from individual counterparts and attached to a single or multiple original(s) in order to form a single or multiple original(s) of this Memorandum.

[Remainder of page intentionally left blank; signature pages follow.]

Exhibit F - 2

IN WITNESS WHEREOF, this Memorandum has been duly executed by Tenant as of the date set forth below.

TENANT:

AMAZON.COM SERVICES LLC, a Delaware limited liability company

By
Name
Title
Date signed

STATE OF WASHINGTON	)
)ss.
COUNTY OF KING	)

On this                    day of                  , 2020, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn personally appeared                       , the                       of AMAZON.COM SERVICES LLC, a Delaware limited liability company, known to me to be the individual that executed the foregoing instrument, and acknowledged the said instrument to be his or her free and voluntary act and deed, for the purposes therein mentioned.

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgment is the person whose true signature appears on this document.

WITNESS my hand and official seal hereto affixed the day and year in the certificate above written.

[SEAL]
Notary Public

My Commission Expires:

Exhibit F - 3

IN WITNESS WHEREOF, this Memorandum has been duly executed by Landlord as of the date set forth below.

LANDLORD:

NP OAKLEY, LLC, a Delaware limited liability company

By:	NPD Management, LLC, its Manager

By:
Nathaniel Hagedorn, its Manager

Date signed

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, or validity of that document.

STATE OF	}
}
COUNTY OF	}

On                                     , 2019, before me,                                                                                                      , personally appeared Nathaniel Hagedorn, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity(ies), and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS MY HAND AND OFFICIAL SEAL

Notary Public

Exhibit F - 4

EXHIBIT A

LEGAL DESCRIPTION OF LEASED PREMISES

REAL PROPERTY SITUATE IN THE CITY OF OAKLEY, COUNTY OF CONTRA COSTA, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

BEING A PORTION OF PARCELS FIVE, SIX, AND SEVEN AS SAID PARCELS ARE DESCRIBED IN THAT GRANT DEED TO THE CHEMOURS COMPANY FC, LLC RECORDED JANUARY 30, 2015 AS DOCUMENT NUMBER 2015-0016164 AND FURTHER DESCRIBED AS PARCELS A, B, AND C IN LOT LINE ADJUSTMENT LLA 09-02 RECORDED OCTOBER 5, 2009 AS DOCUMENT NUMBER 2009-0234499, BOTH ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF CONTRA COSTA COUNTY, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT AN ANGLE POINT IN THE SOUTHERN LINE OF SAID PARCEL FIVE, SAID POINT BEING THE NORTHEAST CORNER OF THAT PARCEL OF LAND DESCRIBED IN THE GRANT DEED TO PG&E FILED IN BOOK 3839, PAGE 170, OFFICIAL RECORDS OF CONTRA COSTA COUNTY;

THENCE, FROM SAID POINT OF BEGINNING, ALONG SAID SOUTHERN LINE OF PARCEL FIVE, NORTH 89 02’36” WEST, 605.45 FEET;

THENCE, LEAVING SAID SOUTHERN LINE, NORTH 00 59’16” EAST, 796.40 FEET;

THENCE, NORTH 37 21’04” EAST, 29.97 FEET;

THENCE, SOUTH 89 23’25” EAST, 146.47 FEET;

THENCE, ALONG THE ARC OF A TANGENT 537.00 FOOT RADIUS CURVE TO THE LEFT, THROUGH A CENTRAL ANGLE OF 10 00’00”, AN ARC DISTANCE OF 93.72 FEET;

THENCE, NORTH 80 36’35” EAST, 51.91 FEET;

THENCE, ALONG THE ARC OF A TANGENT 463.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 04 59’15”, AN ARC DISTANCE OF 40.30 FEET;

THENCE, NORTH 85 35’50” EAST, 134.32 FEET;

THENCE, ALONG THE ARC OF A TANGENT 532.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 05 00’45”, AN ARC DISTANCE OF 46.54 FEET;

THENCE, SOUTH 89 23’25” EAST, 564.39 FEET;

THENCE, ALONG THE ARC OF A TANGENT 35.00 FOOT RADIUS CURVE TO THE RIGHT, THROUGH A CENTRAL ANGLE OF 90000’00”, AN ARC DISTANCE OF 54.98 FEET;

THENCE, SOUTH 00 36’35” WEST,1,149.98 FEET;

THENCE, ALONG THE ARC OF A TANGENT 60.00 FOOT RADIUS CURVE TO THE LEFT, THROUGH A CENTRAL ANGLE OF 79 25’04”, AN ARC DISTANCE OF 83.17 FEET;

THENCE, SOUTH 11 11’31” WEST, 45.53 FEET;

THENCE, NORTH 78 48’29” WEST, 292.57 FEET;

THENCE, NORTH 88 56’32” WEST, 84.16 FEET;

THENCE, NORTH 01 03’26” EAST, 372.86 FEET;

Exhibit F - 5

THENCE, NORTH 89 02’36” WEST, 200.00 FEET TO THE POINT OF BEGINNING.

CONTAINING 25.05 ACRES OF LAND, MORE OR LESS.

ATTACHED HERETO IS EXHIBIT B, A PLAT TO ACCOMPANY LEGAL DESCRIPTION, AND BY THIS REFERENCE MADE A PART HEREOF.

END OF DESCRIPTION

\s\ Mark H. Wehber, P.L.S. 1/22/2020
MARK H. WEHBER, P.L.S. L. S. NO. 7960

Exhibit F - 6

EXHIBIT G

FORM OF LIMITED PARENT GUARANTY

LIMITED PARENT GUARANTY

This Limited Parent Guaranty (“Guaranty”), effective as of the date of the Contract (defined below), is made by AMAZON.COM, INC. (“Amazon.com”) to and for the benefit of NP OAKLEY, LLC, a Delaware limited liability company (“Beneficiary”). Capitalized terms not otherwise defined herein have the meanings specified in the Contract (as defined below).

Recitals

A.

AMAZON.COM SERVICES LLC, a Delaware limited liability company, a directly or indirectly wholly owned subsidiary of Amazon.com (“Subsidiary”), and Beneficiary are parties to that certain Lease Agreement (the “Contract”) for that approximately 145,503 square foot building known as located at 6200 Bridgehead Road, Oakley, California.

B.	In order to be assured of payment under the Contract, Beneficiary desires that Amazon.com guaranty the performance of certain payment obligations as set forth herein.

Guaranty

In consideration of the foregoing and to induce Beneficiary to enter into the Contract, Amazon.com agrees as follows.

1.

Amazon.com unconditionally and absolutely guarantees to Beneficiary Subsidiary’s performance when due and owing of all present and future payment obligations, which are not paid in accordance with the terms of the Contract by Subsidiary. Notwithstanding anything to the contrary set forth in this Guaranty, Amazon.com’s maximum cumulative liability under this Guaranty shall be one hundred percent (100%) of remaining Base Rent owing under the Contract (the “Guaranty Cap”).

2.	Under this Guaranty, Amazon.com shall perform (or cause Subsidiary to perform) all payment obligations in accordance with the terms and conditions of the Contract.

3.

Amazon.com promises to pay all amounts guaranteed promptly upon receipt of a written notice from Beneficiary which evidences (i) Subsidiary’s non-performance of its payment obligations under the Contract, and (ii) Beneficiary’s first having demanded payment from Subsidiary in writing, which Subsidiary has not honored. Beneficiary’s demand upon Subsidiary does not need to include the initiation of legal proceedings and is deemed satisfied if demand upon Subsidiary would violate any stay of collection in effect in an insolvency proceeding. Except to the extent of the demand requirement set forth in this Section 3, Amazon.com waives protest and notice of dishonor or default. This is a guaranty of payment only, and not of collection.

4.	This Guaranty is governed as to its validity, construction and performance by the laws of the State of California, without regard to its conflict of law provisions.

5.

Amazon.com agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until all payment obligations under the Contract have been performed as set forth in the Contract, subject to Section 1 above.

6.	This Guaranty is binding upon and inures to the benefit of Amazon.com and Beneficiary and their respective successors and assigns.

7.

Amazon.com has all rights and defenses that Subsidiary may have to any payment obligation, except that the liability of Amazon.com is not affected by (a) any defense based upon an election of remedies by Beneficiary that destroys or otherwise impairs the subrogation rights of Amazon.com or the right of Amazon.com to proceed against Subsidiary for reimbursement; (b) any duty on the part of Beneficiary to disclose to

Exhibit G - 1

Amazon.com any facts Beneficiary may know about Subsidiary, it being agreed that Amazon.com is fully responsible for being and keeping informed of the financial condition of Subsidiary and of all circumstances bearing on the risk of non-payment of the payment obligations; or (c) any defense arising from the bankruptcy or insolvency of Subsidiary.

8.

All notices hereunder will be given in writing, will refer to this Guaranty and will be personally delivered or sent by overnight courier, or registered or certified mail (return receipt requested). Notices to Amazon.com will be delivered at the following addresses:

Mail	Courier

Amazon.com, Inc.	Amazon.com, Inc.
P.O. Box 81226	410 Terry Avenue North
Seattle, WA 98108-1226	Seattle, WA 98109-5210
Attn. Real Estate Manager (NA Ops: DFO2)	Attn. Real Estate Manager (NA Ops: DFO2)

With a copy to:	With a copy to:

Amazon.com, Inc.	Amazon.com, Inc.
P.O. Box 81226	410 Terry Avenue North
Seattle, WA 98108-1226	Seattle, WA 98109-5210
Attn. General Counsel (Real Estate (NA Ops): DFO2)	Attn. General Counsel (Real Estate (NA Ops): DFO2)

Amazon.com may from time to time change such address by giving Beneficiary notice of such change in accordance with this Section 8.

AMAZON.COM, INC.

By:

Printed Name:

Its:

Date Signed:

Exhibit G - 2

EXHIBIT H

ENVIRONMENTAL DOCUMENTS

1.	1996-05-02 Human Health Multimedia Risk Assessment prepared by DuPont Environmental Remediation Services
2.	1996-08-18 Human Health Multimedia Risk Assessment prepared by DuPont Environmental Remediation Services
3.	1999-05-07 Phase II Environmental Assessment Vineyard Are Buffer Zone prepared by URS Greiner Woodward Clyde
4.	1999-10-21 Phase II Environmental Assessment Big Break Marina prepared by URS Greiner Woodward Clyde
5.	2000-04-27 Source Area Investigation Report prepared by Corporate Remediation Group
6.	2001-04-13 Analysis and Recommendations to Suspend Operations of the Oakley Groundwater Treatment Facility prepared by Corporate Remediation Group
7.	2002-02-27 Phase I and II Environmental Site Assessment 20-Acre Vineyard Parcel prepared by Corporate Remediation Group
8.	2002-06-12 Phase I and II Environmental Site Assessment Non-Manufacturing Areas prepared by Corporate Remediation Group
9.	2002-06-20 Dupont letter to Christian Lauritzen III regarding Findings of the Air Quality Evaluation
10.	2002-09-10 DuPont Letter to DTSC regarding Supplemental Information Related to the Phase II Environmental Assessment of Cline Vineyard Property
11.	2002-10 DTSC DuPont Fact Sheet
12.	2002-12-09 Phase I and II Environmental Site Assessment Non-Manufacturing Areas prepared by Corporate Remediation Group
13.	2003-06-18 DTSC Letter to DuPont with Final Corrective Action Consent Agreement
14.	2003-07-11 DuPont letter to DTSC regarding TIO2 and AKC Manufacturing Areas Gore-Sorber Workplan
15.	2003-07-14 DuPont letter to DTSC regarding Public Participation Plan EPA ID CAD 009151671
16.	2003-07-30 DTSC letter to Dupont Corporate Remediation regarding Approval of Gore-Sorber Workplan dated July 11, 2003
17.	2003-08-01 DuPont letter to DTSC regarding Cline Property Soil Sampling and Analysis Workplan
18.	2003-08-11 DuPont Letter submittal to DTSC with Permeable Reactive Barrier Hydraulic Characterization Workplan
19.	2003-08-12 DuPont Letter submittal to DTSC with Central Slough Channel Investigation Workplan
20.	2003-08-13 DuPont Letter Submittal with Surface Water Background Sampling Work Plan
21.	2003-08-26 DuPont Letter submittal to DTSC with Tidal Study Workplan
22.	2003-08-27 DTSC letter to DuPont regarding Approval of Central Slough Channel Investigation Workplan
23.	2003-09-12 Current Conditions Report Final for DuPont Oakley Site prepared by Corporate Remediation Group
24.	2003-09-26 DTSC Approval Tidal Study Workplan
25.	2003-09-26 DTSC Approval Surface Water Background Sampling Work Plan
26.	2003-09-26 DTSC letter to DuPont regarding Comments on the Multimedia Environmental Quality Evaluation, Lauritzen Yacht Harbor dated May 2002
27.	2003-10-16 GORE-SORBER® Survey Results (TiO2 and AKC Manufacturing)
28.	2003-10-29 DuPont letter to DTSC regarding Replacement of Monitoring Wells MW-41 & PZ- 25 Workplan
29.	2003-11-25 DTSC letter DuPont regarding Approval of Workplan for Replacement of Monitoring Wells MW-41 & PZ-25

Exhibit H - 1

30.	2003-12-12 Ecological Risk Assessment Work Plan prepared by Corporate Remediation Group
31.	2003-12-12 DuPont letter submittal to DTSC regarding Phase I Groundwater RFI Work Plan
32.	2003-12-29 DuPont letter submittal to DTSC regarding Findings of the 2003 Multimedia Environmental Quality Evaluation for Lauritzen Yacht Harbor
33.	2003-10-16 DuPont letter to DTSC regarding TiO2 and AKC Manufacturing Areas Gore-Sorber Report
34.	2004-01-04 Oakley News letter
35.	2004-01-19 DuPont letter submittal to DTSC regarding Attachment 7 – Revision 1 (Groundwater Monitoring Program) of Corrective Action Consent Agreement
36.	2004-01-29 DuPont letter submittal to DTSC regarding Installation of sentry Wells MW-144 and MW-145 Addendum to Work Plan, Replacement of Monitoring Wells MW-41 and PZ-25
37.	2004-02-11 DuPont letter to DTSC regarding response to comments for the Phase 1 Surface Water and Sediment Work Plan
38.	2004-02-11 DuPont letter submittal to DTSC regarding Surface water Detection Verification Letter Report
39.	2004-02-19 DuPont letter submittal to DTSC regarding Removal and disposal of Sierra-Crete Test Drums
40.	2004-03-02 DuPont memo to DTSC regarding Response to Comments for Ecological Risk Assessment Work Plan
41.	2004-04-01 DuPont letter submittal to DTSC regarding 2003 Annual Groundwater Monitoring Report
42.	2004-04-27 DTSC letter to DuPont regarding Response to Comments on the Ecological Risk Assessment Work Plan
43.	2004-04-27 DTSC Approval of Response to Comments on the Ecological Risk Assessment Work Plan
44.	2004-05-03 Cultural Resource Inventory of the DuPont Bridgehead Road Specific Plan Site prepared by Garcia and Associates
45.	2004-05-06 Surface Water Detection Verification Report
46.	2004-05-24 Phase 2 PRB CEQA Initial Study
47.	2004-05-27 Email from DTSC to URS Corp. regarding Cline Property Soil Sampling Work Plan Approval
48.	2004-05-27 DuPont letter submittal to DTSC regarding DuPont Response to May 10, 2004 DTSC Notice of deficiency Letter regarding Variance Request
49.	2004-06-09 2003 annual Surface Water Monitoring Report prepared by Corporate Remediation Group
50.	2004-06-25 PRB Fact Sheet
51.	2004-06-29 DuPont letter submittal to DTSC regarding Phase 2 membrane Interface probe Investigation Work Plan
52.	2004-07-26 DTSC letter to DuPont regarding Approval of the Phase II Membrane Interface Investigation Work Plan
53.	2004-08-09 Phase 1 Soil RFI Work Plan - Responses to Comments
54.	2004-08-27 DuPont letter submittal to DTSC regarding Revision #1 to Variance for Article 6 Groundwater Monitoring Requirements
55.	2004-09-01 DTSC letter to DuPont regarding Phase I Groundwater Interim Measures Work Plan Approval
56.	2004-09-21 DuPont letter submittal to DTSC regarding Phase 2 monitoring Well Installation and Well Decommissioning Work Plan
57.	2004-09-22 Email to DTSC regarding Soil RFI Addendum – Oakley Eastern Development Area
58.	2004-10-13 Phytotechnology Pilot Study Work Plan
59.	2004-10-14 DTSC letter to DuPont regarding Approval of the Well Installation and Decommissioning Work Plan, Phase 2 Groundwater RCRA Facility Investigation
60.	2004-10-19 Western Development Area Phase I and Phase II Environmental Site Assessment prepared by Corporate Remediation Group

Exhibit H - 2

61.	2004-11-01 DTSC letter to DuPont regarding Approval of the Phytotechnology Pilot Study Work Plan
62.	2004-11-05 CEQA Final PRB Construction
63.	2004-11-05 DuPont letter submittal to DTSC regarding 2004 Semi-Annual Surface Water Monitoring Report
64.	2004-11-09 DuPont letter submittal to DTSC regarding Central Slough Surface Water and Sediment Work Plan
65.	2004-11-10 DTSC letter to DuPont regarding Approval of the Phase I Groundwater RFI Work Plan
66.	2004-11-12 DuPont letter submittal to DTSC regarding Central Slough Wet Season Report and Central Slough Channel Investigation Report
67.	2004-11-30 DuPont letter submittal to DTSC regarding SWMU 4.2 Redevelopment Soil Sampling Work Plan
68.	2004-12-10 Phase I Surface water and Sediment Work Plan Final prepared by Corporate Remediation Group
69.	2004-12-15 Surface Water Monitoring Program Notification, Dry Season
70.	2004-12-17 2004 Semi-Annual Groundwater Monitoring Report prepared by Corporate Remediation Group
71.	2004-12-17 Phase I Groundwater Interim Measures Work Plan Final prepared by Corporate Remediation Group
72.	2004-12-21 DuPont letter submittal to DTSC regarding Documentation of Environmental Indicator Determinization
73.	2005-01 Final 100% Design Document Iron Permeable Reactive Barrier prepared by GeoSierra LLC
74.	2005-01-25 DTSC Approval of Attachment 7 Revisions
75.	2005-02-03 PRB Fact Sheet
76.	2005-02-04 DuPont letter submittal to DTSC with Final Document and Response to Comments Ecological Risk Assessment Work Plan
77.	2005-02-07 DuPont letter submittal to DTSC with PRB Monitoring Well Decommissioning and Replacement Work Plan
78.	2005-02-18 DuPont letter submittal to DTSC with Review of Soil Data Collected from locations along the Western Development Area Boundary
79.	2005-02-23 Central Slough Investigation Final Report prepared by Corporate Remediation Group
80.	2005-03-04 DTSC letter to DuPont regarding Approval of the PRB Monitoring Well Decommissioning and Replacement Work Plan
81.	2005-03-04 DTSC letter to DuPont regarding Approval of the PRB Monitoring Well Decommissioning and Replacement Work Plan and Approval of the SWMU 4.2 Redevelopment Soil Sampling Work Plan
82.	2005-03-18 DTSC letter to DuPont regarding Approval of the Phase I and Phase II ESA for Western Development Area
83.	2005-03-18 DTSC Approval of Final Design Document for the Iron Permeable Reactive Barrier
84.	2005-04-07 DTSC email to DuPont regarding Approval Phase 2 Surface Water and Sediment RFI Work Plan
85.	2005-04-18 DTSC Approval of Phase I and II Evironmental Site Assessment, Western Development Area
86.	2005-05-04 DTSC Environmental Indicator Determination Approval
87.	2005-05-27 DuPont letter submittal to DTSC with Findings of the 2004 Multimedia Environmental Quality Evaluation for Lauritzen Yacht Harbor
88.	2005-06-08 DuPont letter submittal to DTSC with Surface Water Monitoring Program Notification 2005 Wet Season Event
89.	2005-06-10 DTSC letter to DuPont regarding Approval Central Slough Investigation Final Report
90.	2005-07-21 SW Monitoring Follow-up Notification Letter - Wet Season
91.	2005-08-31 DuPont letter submittal to DTSC with Eastern Development Area Investigation

Exhibit H - 3

92.	2005-09-13 Summary Report Well Decommissioning and Replacement Activities June 2003- March 2005 prepared by Corporate Remediation Group
93.	2005-09-21 Cline Vineyard Property Soil Removal Report prepared by Corporate Remediation Group
94.	2005-10-24 2005 Semi-Annual Surface water Monitoring Report prepared by Corporate Remediation Group
95.	2005-11-01 DuPont letter submittal to DTSC with Surface Water Monitoring Program Notification Dry Season 2005
96.	2005-11-10 DTSC letter to DuPont regarding Surface water Monitoring Program Notification Dry Season 2004 and 2005
97.	2005-11-18 Predictive Ecological Risk Assessment Central Slough and Surrounding Uplands Report prepared by Corporate Remediation Group
98.	2005-12-08 DuPont letter submittal to DTSC with SWMU 4.2 Redevelopment Soil Sampling Report
99.	2005-12-13 2005 Semi-Annual Groundwater Monitoring Report prepared by Corporate Remediation Group
100.	2006-01-06 DTSC Brownfields and Environmental Restoration Program Negative Declaration
101.	2006-01-19 DuPont letter submittal to DTSC regarding Findings of the 2005 Multimedia Environmental Quality Evaluation for the Lauritzen Yacht Harbor
102.	2006-02-21 CACA Attachment 7 - Revision 2
103.	2006-02-24 Annual Surface Water Monitoring Report prepared by Corporate Remediation Group
104.	2006-02-27 DTSC email to DuPont regarding Acceptance of 2003-2004 SWM and GWM Reports
105.	2006-02-28 DuPont letter submittal to DTSC with 2005 Annual Groundwater Monitoring Report
106.	2006-03 Phase 1 Soil RFI Report Volume I prepared by Corporate Remediation Group
107.	2006-03 Phase 1 Soil RFI Report Volume II prepared by Corporate Remediation Group
108.	2006-03-02 DuPont letter submittal to DTSC with Report on Completion of Construction Phase II, Iron Permeable Reactive Barrier
109.	2006-03-14 DTSC letter to DuPont regarding Comments on 2005 Multimedia Environmental Quality Evaluation for the Lauritzen Yacht Harbor
110.	2006-03-21 DTSC Approval of 2006 Semi-Annual Groundwater Monitoring Report
111.	2006-03-22 DuPont letter submittal to DTSC with Phase 1 Soil RFI Report
112.	2006-03-23 DuPont letter submittal to DTSC with Plume 1 Northwest Characterization Work Plan
113.	2006-04-10 DuPont letter submittal to DTSC with Responses to DTSC Comments on 2005 Multimedia Environmental Quality Evaluation for the Lauritzen Yacht Harbor
114.	2006-04-11 CACA Attachment 7 - Revision 3
115.	2006-05-01 DTSC letter to DuPont Approval of Corrective Action Completion without Controls, Easter Development Area, Western Development Area, Cline Property
116.	2006-05-02 DTSC letter to DuPont regarding Approval Completion of Permeable Reactive Barrier Construction Completion Report
117.	2006-05-02 DTSC email to DuPont regarding Approval of Attachment 7
118.	2006-05-11 DTSC letter to DuPont regarding Approval of Plume 1 Northwest Characterization Work Plan
119.	2006-06-01 DuPont letter submittal to DTSC with Response to Comments Permeable Reactive Barrier Construction
120.	2006-06-01 DTSC Negative Declaration for Post-Closure Permit Issuance of Wastewater Treatment Units
121.	2006-06-20 Wet Season Surface Water Notification Letter
122.	2006-08-01 DuPont letter submittal to DTSC with Surface Water Monitoring Program Notification Wet Season 2006, Follow-up Information
123.	2006-08-23 DuPont letter submittal to DTSC with Central Slough Sediment Verification Sampling SD-11
124.	2006-08-24 DuPont letter submittal to DTSC with Responses to DTSC Comments – Predictive Ecological Risk Assessment for Central Slough and Surrounding Uplands

Exhibit H - 4

125.	2006-10-31 Phase 3 Surface Water and Sediment RFI Work Plan - Final with DTSC Approval
126.	2006-11-15 2006 Semi-Annual Surface Water Monitoring Report prepared by Corporate Remediation Group
127.	2006-12 Delineation Report for Potential Jurisdictional Waters of the US including Wetlands prepared by Corporate Remediation Group
128.	2006-12 2006 Semi-Annual Groundwater Monitoring Report prepared by Corporate Remediation Group
129.	2006-12-21 DTSC Letter to DuPont regarding Phase III Surface Water and Sediment RFI Work Plan
130.	2007-02-27 DuPont letter submittal to DTSC with 2006 Annual Surface Water Monitoring Report
131.	2007-02-28 DuPont letter submittal to DTSC with 2006 Annual Groundwater Monitoring Report
132.	2007-03-01 DuPont letter submittal to DTSC with Proposed Approach for Evaluation and Mitigation of Subsurface Vapor Intrusion to Indoor Air
133.	2007-03-08 DuPont letter submittal to DTSC with Reponses to Comments for Phase II Surface Water and Sediment RFI Report
134.	2007-03-21 DTSC email to DuPont Approval 2006 Semi-Annual GWMR
135.	2007-03-26 DuPont letter submittal to DTSC with Proposed Soil Arsenic Background Concentrations
136.	2007-05-24 DuPont letter submittal to DTSC with Response to Comments – Phase I Soil RFI Report
137.	2007-06-25 DuPont letter submittal to DTSC with Designation of Area of Contamination Former DuPont Facility
138.	2007-07-06 DTSC letter to DuPont regarding Review of Phase I Soil RFI Report
139.	2007-07-23 DTSC letter to DuPont regarding Surface Water and Sediment Sampling, Quality Assurance Project Plan
140.	2007-07-31 DTSC Email to Lynn Gerhard regarding Chemours Oakley Site, Post Closure Permit Modification to Update Key Personnel
141.	2007-08-20 DTSC letter to DuPont regarding Response to Herd Comments for Response to Comments – Phase I Soil RFI Report
142.	2007-08-28 Investigation and Remediation Waste Management Plan prepared by Corporate Remediation Group
143.	2007-09-13 DuPont letter submittal to DTSC with Final Phase 2 Soil RFI Work Plan
144.	2007-09-14 DTSC letter to DuPont Authorization to proceed with Phase 2 Soil RFI Sampling Work
145.	2007-09-25 DuPont letter submittal to DTSC with Reponses to Comments, Review of 2007 Exploratory Sampling and Focused Interim Measures Work Plan
146.	2007-10-09 DuPont letter submittal to DTSC with Final Exploratory Sampling and Focused Interim Measures Work Plan
147.	2007-10-12 CACA Attachment 7 - Revision 5
148.	2007-10-16 DTSC letter to DuPont Authorization to proceed with 2007 Exploratory Sampling and Focused Interim Measures
149.	2007-10-30 2007 Semi-Annual Groundwater Monitoring Report prepared by Corporate Remediation Group
150.	2007-10-30 DTSC letter to DuPont Approval of the 2006 Annual groundwater Monitoring Report
151.	2007-11 Phase II Surface Water and Sediment RFI Little Break Final Report prepared by Corporate Remediation Group
152.	2007-11-20 DuPont letter submittal to DTSC with Final Phase 2 MIP Investigation Report
153.	2007-11-26 DTSC letter to DuPont Approval of 2006 Annual Surface Water Report
154.	2007-11-26 DTSC letter to DuPont Approval of 2006 Semi-Annual Surface Water Report
155.	2007-11-28 Phase 2 Surface Water and Sediment RFI Report
156.	2007-12-14 DuPont letter submittal to DTSC with DuPont response to November 1, 2007, DTSC Comments Regarding the Groundwater Monitoring Data Evaluation Plan

Exhibit H - 5

157.	2007-12-17 DuPont letter submittal to DTSC with Addendum to the 2007 Exploratory Sampling and Focused Interim Measures Work Plan
158.	2007-12-21 DuPont letter submittal to DTSC with 2007 Semi-Annual Surface Water Monitoring Report
159.	2007-12-27 DuPont letter submittal to DTSC with Phase III Surface Water and Sediment RFI Report
160.	2008-01-08 DTSC Approval of Final Phase 2 MIP Investigation Report
161.	2008-02-11 DTSC letter to DuPont Approval of Final Phase 2 MIP Investigation Report
162.	2008-02-11 DTSC letter to DuPont regarding Authorization to Proceed with Ponds and Basins Backfill Soil Sampling Work
163.	2008-02-12 DuPont letter submittal to DTSC with Groundwater Monitoring Data Evaluation Plan
164.	2008-02-14 DTSC letter to DuPont Approval of Groundwater Monitoring Data Evaluation Plan
165.	2008-02-21 DTSC letter to DuPont Approval of 2007 Semi-Annual Groundwater Monitoring Report
166.	2008-02-26 DuPont letter submittal to DTSC with Response to Comments for Predictive Ecological Risk Assessment – Central Slough and Surrounding Uplands
167.	2008-02-27 DuPont letter submittal to DTSC with 2007 Annual Surface Water Monitoring Report
168.	2008-03-04 DTSC letter to DuPont Approval of 2007 Semi-Annual Surface Water Monitoring Report
169.	2008-03-04 California Environmental Quality Act Draft Notice of Exemption
170.	2008-03-13 DuPont letter submittal to DTSC with Article 6 and Site-Wide Surface water Monitoring Plan
171.	2008-04-01 DuPont letter submittal to DTSC with Zooplankton sampling in the Central Slough
172.	2008-04-15 DTSC letter to DuPont Approval of Zooplankton sampling in the Central Slough
173.	2008-04-15 DuPont letter submittal to DTSC with Phase 3 Monitoring Well Decommissioning Work Plan
174.	2008-04-18 DTSC letter to DuPont Approval Phase II Surface Water and Sediment RFI Report
175.	2008-04-28 DuPont letter submittal to DTSC with 2007 Annual Groundwater Monitoring Report
176.	2008-05-02 DuPont letter submittal to DTSC with Final Phase I Groundwater RFI Report
177.	2008-05-19 DTSC letter to DuPont Approval Phase I Groundwater RFI Report
178.	2008-05-29 DuPont letter submittal to DTSC with Final Plume I NW Hydrogeological Characterization Investigation Report
179.	2008-05-30 DuPont letter submittal to DTSC with Reponses to Comments Draft Evaluation and Mitigation of Potential Air Exposure Pathways
180.	2008-06-04 DTSC letter to DuPont Approval Addendum to Phase 3 Monitoring Well Decommissioning Work Plan
181.	2008-06-06 DuPont letter submittal to DTSC proposed Pond Backfill Soil Evaluation
182.	2008-06-18 DuPont letter submittal to DTSC with 2007 Exploratory Sampling and Focused Interim Measures Report
183.	2008-06-25 DTSC letter to DuPont regarding Review of response to Comments – review of Soil Gas Sampling Work Plan
184.	2008-06-25 DuPont letter submittal to DTSC with Soil Gas Sampling Work Plan
185.	2008-06-27 DTSC letter to DuPont Approval 2007 Exploratory Sampling and Focused Interim Measures Report
186.	2008-07-21 DuPont letter submittal to DTSC with June 4, 2008 letter: review of Draft Response to Comments for Predictive Ecological Risk Assessment – Central Slough
187.	2008-07-23 DTSC letter to DuPont Approval 2007 Annual Groundwater Monitoring Report
188.	2008-08-08 Soil Cleanup/Remedial Action Levels, Soil Reuse/Consolidation
189.	2008-08-13 DuPont letter submittal to DTSC with Predictive Ecological Risk Assessment – Central Slough Sediment Evaluation Work Plan
190.	2008-08-14 DTSC letter to DuPont regarding Review of Soil Gas Sampling Work Plan
191.	2008-08-15 CACA Attachment 7 - Rev. 6

Exhibit H - 6

192.	2008-08-18 DTSC letter to DuPont regarding Review of Proposed Updates to Attachment 7 (Revision 6) Corrective Action Consent Agreement
193.	2008-08-29 DuPont letter submittal to DTSC with Organolead Soil Gas Sampling Field Trial
194.	2008-10-02 DuPont letter submittal to DTSC with Groundwater Corrective Measures Study Work Plan
195.	2008-10-09 DuPont letter submittal to DTSC with Soil Sampling Quality Assurance Project Plan
196.	2008-10-17 DuPont letter submittal to DTSC with Work Plan, Pond C Fill Sample Collection and Corner Excavation
197.	2008-10-21 DuPont letter submittal to DTSC with Scoping Level Ecological Risk Assessment San Joaquin River, Little Break and Lauritzen Yacht Harbor
198.	2008-10-22 DuPont letter submittal to DTSC with Response to Comments – Review of Soil Gas Sampling Wok Plan
199.	2008-10-29 DuPont letter submittal to DTSC with TIO2 Wood-Lined Ditch Investigation Work Plan
200.	2008-10-30 DTSC letter to DuPont Approval Predictive Ecological Risk Assessment – Central Slough Sediment Evaluation Work Plan
201.	2008-11-03 DTSC letter to DuPont Approval TIO2 Wood-Lined Ditch Investigation Work Plan
202.	2008-11-21 DuPont letter submittal to DTSC with Work Plan Addendum #2 Additional Temporary Piezometer Installation
203.	2008-11-24 DuPont letter submittal to DTSC with 2008-Semi-Annual Surface Water Monitoring Report
204.	2008-12-04 DTSC letter to DuPont Approval Soil Gas Sampling Quality Assurance Project Plan Revision 1
205.	2008-12-09 DTSC letter to DuPont Conditional Approval Groundwater Corrective Measures Study Work Plan
206.	2008-12-23 Department of the Army letter to DuPont regarding Jurisdictional Determinization for DuPont Oakley Site Project
207.	2009-01-06 DTSC letter to DuPont Conditional Approval 2008 Semi-Annual Surface water Monitoring Report and Semi-Annual Groundwater Monitoring Report
208.	2009-01-16 DTSC Review of Soil Gas Sampling Work Plan - Response to Comments
209.	2009-02 Evaluation and Mitigation of the Vapor Intrusion Pathway prepared by Pioneer
210.	2009-02-10 DTSC letter to DuPont Approval Updates to Attachment 7 Corrective Action Consent Agreement
211.	2009-02-26 DuPont letter submittal to DTSC with 2008 Annual Surface Water Monitoring Report
212.	2009-03-05 DuPont letter submittal to DTSC with Oakley Preliminary Soil Cleanup Levels, Preliminary remedial Action levels and Soil Reuse and Consolidation
213.	2009-03-17 DTSC letter to DuPont Approval Oakley Preliminary Soil Cleanup Levels, Preliminary remedial Action levels and Soil Reuse and Consolidation
214.	2009-04-09 DuPont letter submittal to DTSC with Findings of the 2008 Air Sampling for The Lauritzen Yacht Harbor
215.	2009-04-24 2008 Annual groundwater Monitoring Report by Corporate Remediation Group
216.	2009-04-29 DuPont letter submittal to DTSC with Review of Scoping Level Ecological Risk Assessment San Joaquin River, Little Break and Lauritzen Yacht Harbor
217.	2009-05-01 DuPont letter submittal to DTSC with TiO2 Chlorinator Brick Characterization
218.	2009-05-13 DuPont letter submittal to DTSC with Groundwater O and M Plan
219.	2009-05-28 DuPont letter submittal to DTSC with Development Focus Area #1 Soil RFI Report
220.	2009-06-02 DuPont letter submittal to DTSC with Data Gap Investigation Workplan for TIO2
221.	2009-06-04 DuPont letter submittal to DTSC with Driftwood Marina Groundwater Characterization Work Plan
222.	2009-06-09 DTSC letter to DuPont Approval Development Focus Area #1 Soil RFI Report
223.	2009-06-10 DTSC letter to DuPont Approval Driftwood Marina Characterization Work Plan
224.	2009-06-12 DTSC letter to DuPont Approval Data Gap Investigation Work Plan

Exhibit H - 7

225.	2009-06-15 DTSC letter to DuPont regarding Scoping Level Ecological Risk Assessment Little Break Sediment Evaluation Work Plan
226.	2009-06-24 DuPont letter submittal to DTSC with Scoping Level Ecological Risk Assessment Little Break Sediment Evaluation Work Plan
227.	2009-07-07 DTSC letter to DuPont regarding 2008 Annual Groundwater Monitoring Report
228.	2009-07-07 DTSC letter to DuPont Conditional Approval of Scoping Level Ecological Risk Assessment Little Break Sediment Evaluation Work Plan
229.	2009-07-13 DTSC letter to DuPont regarding Approval 2008 Annual Surface water Monitoring Report
230.	2009-07-23 DuPont letter submittal to DTSC with Pre-Design Investigation Report
231.	2009-08-04 DTSC letter to DuPont regarding Review of Findings of the 2008 Air Sampling for Lauritzen Yacht Harbor
232.	2009-08-05 DTSC Approval of 2008 Lauritzen Yacht Harbor Characterization Report
233.	2009-08-10 Site Designation – Status Report
234.	2009-08-12 DTSC letter to DuPont regarding Approval Scoping Level Ecological Risk Assessment San Joaquin River, Little Break and Lauritzen Yacht Harbor
235.	2009-08-18 DuPont letter submittal to DTSC with Response to Comments Phase 2 Groundwater RFI Report
236.	2009-09-01 DuPont letter submittal to DTSC with Extension of variance for Article 6 Groundwater Monitoring Requirements
237.	2009-09-08 DuPont letter submittal to DTSC with Temporary Piezometer Installation Work Plan
238.	2009-09-16 Fall 2009 Newsletter
239.	2009-09-29 DuPont letter submittal to DTSC with response to Comments Ambient Air Sampling Work Plan
240.	2009-09-30 Development Focus Area #1 Groundwater Conditions Report
241.	2009-10-06 URS letter to DuPont with Development Focus Area #1 Groundwater Conditions Report
242.	2009-10-06 DuPont letter submittal to DTSC with 2009 Semi-Annual Surface Water Monitoring Report
243.	2009-10-27 DuPont letter submittal to DTSC with Driftwood Marina Groundwater Characterization
244.	2009-10-29 Ambient Air Sampling Work Plan prepared by Pioneer Technology Corp.
245.	2009-11 Organolead Soil Gas Sampling Work Plan prepared by Pioneer Technology Corp.
246.	2009-11-03 DTSC letter to DuPont Approval Ambient Air Sampling Work Plan
247.	2009-11-12 DuPont letter submittal to DTSC with Phase 2 Groundwater RFI Report
248.	2009-11-20 DuPont letter submittal to DTSC with 2009 Semiannual Groundwater Monitoring Report
249.	2009-11-23 DTSC letter to DuPont regarding Driftwood Marina Groundwater Characterization
250.	2009-12-01 DTSC letter to DuPont Approval Phase 2 Groundwater RFI Report
251.	2009-12-09 DTSC letter to DuPont Approval Organolead Soil Gas Sampling Work Plan
252.	2010-01-12 DuPont letter submittal to DTSC with Sitewide Groundwater Monitoring Plan
253.	2010-01-13 Sitewide Groundwater Monitoring Plan
254.	2010-01-22 Pioneer Memo to Charles Orwig regarding SESOIL Modeling for PCE
255.	2010-02-16 DuPont letter submittal to DTSC with DuPont Responses to DTSC Comments 2008 Annual Groundwater Monitoring Report
256.	2010-02-16 Evaluation and Mitigation of Potential Vapor Intrusion Pathways Report
257.	2010-02-26 Parsons Submittal to DTSC with 2009 Annual Surface Water Monitoring Report
258.	2010-03 Data Gap Investigation Work Plan for Development Focus Area #2 by Pioneer
259.	2010-03-02 Parsons letter to DTSC regarding Responses to DTSC Comments: Review of SWMU 4.2 Soil Investigation and Evaluation
260.	2010-03-02 Parsons letter to DTSC regarding Responses to DTSC Comments: DTSC Review of Organolead Soil Gas Sampling Work Plan

Exhibit H - 8

261.	2010-03-03 DuPont letter submittal to DTSC with Due Diligence Summary Report by Arcadis for PG&E
262.	2010-03-09 DuPont letter submittal to DTSC with Feb. 24, 2010 Letter: Review of Scoping Level Ecological Risk Assessment
263.	2010-03-09 TiO2 Corrective Measures Study Work Plan
264.	2010-03-17 DTSC letter to DuPont Approval Evaluation and Mitigation of potential Vapor Intrusion Pathways Report
265.	2010-04 Ambient Air Sampling Results for Dry Season November 2009 Report by Pioneer
266.	2010-04-06 DuPont letter submittal to DTSC with Responses to DTSC Comments: review of DFA 1 Groundwater Conditions Report
267.	2010-04-13 DTSC letter to DuPont Approval 2009 Annual Surface water Monitoring Report
268.	2010-04-13 DuPont letter submittal to DTSC with Scoping Level Ecological Risk Assessment San Joaquin River, Little Break and Lauritzen Yacht Harbor and Little Break Addendum
269.	2010-04-22 Central Slough Investigation Final Report prepared by Corporate Remediation Group
270.	2010-04-22 DTSC letter to DuPont Approval Scoping Level Ecological Risk Assessment San Joaquin River, Little Break and Lauritzen Yacht Harbor and Little Break Addendum
271.	2010-04-26 Parson Letter to DTSC regarding Response to Comments on REMChlor Modeling Screening Level Evaluation
272.	2010-04-29 Sediment Data Gaps Investigation Work Plan for The Central Slough by Parsons
273.	2010-05 2009 Annual Groundwater Monitoring Report by Parsons
274.	2010-05-12 DTSC letter to DuPont Approval Sitewide Groundwater Monitoring Plan
275.	2010-05-18 DTSC letter to DuPont Approval Sediment Data Gaps Investigation Work Plan for The Central Slough
276.	2010-06-09 Parson Letter to DTSC regarding response to DTSC Comments dated May 17, 2010 Review of DFA 1 Groundwater Conditions Report
277.	2010-06-10 Parson Letter to DTSC regarding Responses to DTSC Comments: review of Plume 3 Pilot Test Work Plan
278.	2010-06-11 Parson submittal to DTSC regarding Groundwater Monitoring Report for the Power Plant Parcel
279.	2010-06-15 Pioneer letter to DTSC regarding responses to DTSC Comments – review of Data Gap Investigation Work Plan for Development Focus Area #2
280.	2010-06-25 Parson submittal DTSC with Plume Laboratory Microcosm Work Plan
281.	2010-06-30 Parson submittal DTSC with Addendum to 2009 Annual Surface Water Monitoring Report
282.	2010-06-30 Parson submittal DTSC with Plume 3 Pilot Test Work Plan
283.	2010-06-30 SWMU 4.2 Follow-up Investigation Work Plan by Pioneer
284.	2010-07 Reconnaissance level Biological Survey Report by Parsons
285.	2010-07-02 DTSC letter to DuPont Approval Groundwater Monitoring Report for the Power Plant Parcel
286.	2010-07-02 DTSC letter to DuPont Approval DFA 1 Groundwater Conditions Report
287.	2010-07-09 DTSC letter to DuPont Approval Plume 3 Pilot Test Work Plan
288.	2010-07-09 DTSC letter to DuPont Approval Addendum to 2009 Annual Surface Water Monitoring Report
289.	2010-07-14 DTSC letter to DuPont Approval SESOIL Modeling for PCE in Oakley Green Remediation Team Study Area
290.	2010-07-14 DTSC letter to DuPont Approval SWMU 4.2 Follow-up Investigation Work Plan
291.	2010-07-26 California Environmental Quality Act Initial Study
292.	2010-08 Predictive Ecological Risk Assessment – Central Slough and Surrounding Uplands Report prepared by URS Corp.
293.	2010-08-18 Pioneer submittal DTSC with RCRA Facility Investigation Report for Green Remediation Team Study Area
294.	2010-08-31 DTSC letter to DuPont Approval of Data Gap Investigation Work Plan for Development Focus Area #2

Exhibit H - 9

295.	2010-09-03 DTSCV letter to Cal/EPA regarding Designated Site – FY09/10 Annual Status Report
296.	2010-09-09 Parson submittal DTSC with Central Slough Sediment Data Gaps Investigation Report
297.	2010-09-10 Parson submittal DTSC with Development Focus Area 1 Supplemental Groundwater Investigation Work Plan
298.	2010-09-16 DTSC letter to DuPont Approval 2009 Annual Groundwater Monitoring Report
299.	2010-09-17 Parson submittal DTSC with Draft Plant Tissue Sampling Work Plan for Plumes 1 and 3
300.	2010-09-27 DTSC letter to DuPont Approval DFA 1 Supplemental Groundwater Investigation Work Plan
301.	2010-09-28 DTSC letter to DuPont Approval Draft Plant Tissue Sampling Work Plan for Plumes 1 and 3
302.	2010-09-30 DTSC letter to DuPont Approval Central Slough Sediment Data Gaps Investigation Report
303.	2010-10 Project-Specific Waste Management Plan for Site Investigations by URS
304.	2010-10-05 DTSC letter to DuPont Approval RCRA Facility Investigation Report for Green Remediation Team Study Area
305.	2010-10-05 Pioneer submittal DTSC with Data Gap Investigation Work Plan for Development Focus Area #3
306.	2010-10-09 Predictive Ecological Risk Assessment Central Slough Hydric Soil - Addendum
307.	2010-10-22 Appendix C: SWMU 4.2 Follow-up Investigation Report by Pioneer
308.	2010-10-29 Parson submittal DTSC with 2009 Annual Surface Water Monitoring Report
309.	2010-11-08 Parson submittal DTSC with Work Plan for 2010 Lauritzen Yacht Harbor Multimedia Site Characterization
310.	2010-11-30 Parson submittal DTSC with 2010 Semiannual Groundwater Monitoring Report
311.	2010-12 Organolead Soil Gas Investigation Report by Pioneer
312.	2010-12 Predictive Ecological Risk Assessment Central Slough Hydric Soil Addendum Report by URS
313.	2010-12-13 DTSC letter to DuPont regarding Review of Work Plan for 2010 Lauritzen Yacht Harbor Multimedia Site Characterization
314.	2011 Biennial Hazardous Waste Report Exemption Request
315.	2011-01-10 DTSC letter to DuPont Regarding Predictive Ecological Risk Assessment Central Slough and Surrounding Uplands
316.	2011-01-19 URS letter submittal to DTSC regarding Predictive Ecological Risk Assessment Central Slough and Surrounding Uplands
317.	2011-01-27 DTSC letter to DuPont Approval Organolead Soil Gas Investigation Report
318.	2011-01-28 DTSC letter to DuPont Approval Ambient Air Sampling Results for Dry Season
319.	2011-01-28 Authorization for URS Corp. Staff to Conduct Specified Waste Management Activities at Specified DuPont Sites
320.	2011-01-31 Pioneer submittal DTSC regarding Responses to DTSC Comments - Review of Work Plan for 2010 Lauritzen Yacht Harbor Multimedia Site Characterization
321.	2011-02-01 DTSC Email Approval of Predictive Ecological Risk Assessment Central Slough and Surrounding Uplands and Addendum
322.	2011-02-01 Parsons Submittal to DTSC regarding SWMU 4.38; Documentation of Closure Activities
323.	2011-02-07 DTSC letter to DuPont Approval SWMU 4.38; Documentation of Closure Activities
324.	2011-02-11 DTSC email Approval Work Plan for 2010 Lauritzen Yacht Harbor Multimedia Site Characterization
325.	2011-02-15 Parson submittal DTSC with Plumes 1 and 3 Plant Tissue Sampling Report
326.	2011-02-18 Pioneer submittal to DTSC with Responses to DTSC Comments on Plume 3 Soil Gas and Groundwater Characterization Work Plan
327.	2011-02-28 Parsons submittal DTSC 2010 Annual Surface Water Monitoring Report
328.	2011-03-03 DTSC letter to DuPont Approval of Plumes 1 and 3 Plant Tissue Sampling Report

Exhibit H - 10

329.	2011-03-04 Pioneer submittal to DTSC with Responses to DTSC Comments on Plume 3 Soil Gas and Groundwater Characterization Work Plan
330.	2011-03-15 Pioneer submittal to DTSC with Plume 3 Soil Gas and Groundwater Characterization Work Plan
331.	2011-03-21 DTSC Email Approval of Plume 3 Soil Gas and Groundwater Characterization Work Plan
332.	2011-03-24 Pioneer submittal to DTSC with Final Plume 1 Soil Gas and Groundwater Characterization Work Plan
333.	2011-03-30 Pioneer submittal to DTSC with Soil Gas and Groundwater Characterization Work Plan for Remaining Area
334.	2011-04-01 Parsons submittal DTSC with Focus Area 1 Supplemental Groundwater Investigation Report
335.	2011-04-04 DTSC letter to DuPont Approval Plume 1 Soil Gas and Groundwater Characterization Work Plan
336.	2011-04-05 DTSC letter to DuPont Approval 2010 Annual Surface Water Monitoring Report
337.	2011-04-08 Parsons Submittal DTSC with Proposed Updates to Attachment 7 Corrective Action Consent Agreement
338.	2011-04-08 Parsons submittal DTSC with Response to DTSC comments of 2010 Semiannual Groundwater Monitoring Report
339.	2011-04-08 Pioneer submittal to DTSC with Soil Gas and Groundwater Characterization Work Plan for Remaining Area
340.	2011-04-11 DTSC letter to DuPont Approval Soil Gas and Groundwater Characterization Work Plan for Remaining Area
341.	2011-04-29 Parsons submittal DTSC with 2010 Annual Groundwater Monitoring Report
342.	2011-05 Project-Specific Waste Management Plan for Lauritzen Yacht Harbor Multimedia Investigation by URS
343.	2011-05 Project-Specific Waste Management Plan for Site Investigation by URS
344.	2011-05-02 Pioneer submittal to DTSC with Proposed Updates to Attachment 7 Corrective Action Consent Agreement
345.	2011-05-06 Pioneer submittal to DTSC with Responses to DTSC Comment Letter: Data Gaps Investigation Work Plan for Development Area #3
346.	2011-05-11 DTSC letter to DuPont Approval of Focus Area 1 Supplemental Groundwater Investigation Report
347.	2011-05-11 Pioneer submittal to DTSC with Focus Area #2 Data Gap Investigation Report
348.	2011-05-15 Pioneer Submittal DTSC with DTSC Comments Soil-to-Groundwater Pathway Evaluation Report
349.	2011-05-22 Predictive Ecological Risk Assessment Central Slough Hydric Soil - Addendum
350.	2011-05-23 DTSC letter to DuPont Approval of Focus Area #2 Data Gap Investigation Report
351.	2011-05-31 Pioneer Submittal DTSC Final Soil-to-Groundwater Pathway Evaluation Report
352.	2011-05-31 Revised Sitewide Soil-to-Groundwater Evaluation Report
353.	2011-06 Data Gap Investigation Work Plan for Focus Area #3 by Pioneer
354.	2011-06-06 DTSC letter to DuPont Approval of Soil-to-Groundwater Pathway Evaluation Report
355.	2011-06-10 DTSC letter to DuPont Approval of 2010 Annual Groundwater Monitoring Report
356.	2011-06-13 FA3 Data Gaps Evaluation Work Plan
357.	2011-06-15 DTSC letter to DuPont Approval of Data Gap Investigation Work Plan for Focus Area #3
358.	2011-06-22 Parsons submittal DTSC with Work Plan for Decommissioning Monitoring Wells in Power Plant Laydown Area
359.	2011-06-22 Parsons submittal DTSC with Request for Concurrence on Reduction of Groundwater Sampling
360.	2011-07-01 DTSC letter to Parson Approval of Decommissioning Monitoring Wells in Power Plant Laydown Area
361.	2011-07-07 Parson letter DTSC with Request to Discontinue Dry Season Sampling

Exhibit H - 11

362.	2011-07-14 Post-Closure Permit Application by URS
363.	2011-07-20 DTSC letter to Parson Approval of Updates to Attachment 7 Corrective Action Consent Agreement
364.	2011-07-20 Site Designation – Status Report
365.	2011-07-21 2010 - 2011 Oakley Annual Report
366.	2011-08-03 Pioneer Submittal DTSC Proposed Approach for Re-sampling Plume 1 Soil Gas Sample Locations
367.	2011-08-11 DTSC letter DuPont regarding DTSC Technical Completeness Determination Post- Closure Permit Application
368.	2011-08-18 DTSC Email with Approval Proposed Approach for Re-sampling Plume 1 Soil Gas Sample Locations
369.	2011-09 DTSC Fact Sheet
370.	2011-09 Corrective Measures Study Report for Green Remediation Team Study Area by Pioneer
371.	2011-09-02 California Environmental Quality Act Initial Study Application
372.	2011-09-12 Pioneer Submittal DTSC Proposed Approach for Stepout Soil Gas and Groundwater Sampling in Plume 1
373.	2011-09-14 DTSC letter to DuPont Approval Proposed Approach for Stepout Soil Gas and Groundwater Sampling in Plume 1
374.	2011-09-15 Parsons Submittal to DTSC Comparison of Groundwater Sampling Results
375.	2011-09-15 Comparison of Groundwater Sampling Results from May 2011 Remaining Area Soil Gas and Groundwater Investigation with Wood Core (Willow) Sample Results
376.	2011-09-23 DTSC Email Approval of Comparison of Groundwater Sampling Results
377.	2011-09-23 Pioneer Letter to DTSC regarding Responses to DTSC Comments on Ambient Air Pathway Summary Report
378.	2011-09-27 Parsons submittal DTSC with 2011 Annual Surface water Monitoring Report
379.	2011-09-30 Parsons submittal DTSC with Standard Operating Procedures – Fieldwork (Rev. 3)
380.	2011-10-14 DTSC letter to DuPont Approval Standard Operating Procedures Fieldwork (Rev. 3)
381.	2011-10-20 Parsons Submittal to DTSC Report for Decommissioning Monitoring Wells in Power Plant Laydown Area
382.	2011-10-26 Parsons Submittal to DTSC with 2011 Semiannual Groundwater Monitoring Report
383.	2011-10-27 DTSC letter to DuPont Approval Report for Decommissioning Monitoring Wells in Power Plant Laydown Area
384.	2011-11-02 Parsons Submittal to DTSC with Surface Water Monitoring Plan – Revision 3
385.	2011-11-16 DTSC letter to DuPont Approval 2011 Annual Surface water Monitoring Report
386.	2011-11-17 Parson Submittal DuPont with Plume 1 Laboratory Study Work Plan – Addendum 1
387.	2011-11-21 DTSC Email Acknowledgement Oakley Plume 1 Microcosm Study Work Plan
388.	2011-11-21 Parson Submittal DuPont with Groundwater Monitoring Plan – Revision 2
389.	2011-11-23 Pioneer Submittal DTSC with Ambient Air Pathway Summary Report
390.	2011-12-01 LYH Multimedia Plume 1 Off-Site Evaluation Update Presentation
391.	2011-12-05 DTSC Negative Declaration
392.	2011-12-06 DTSC letter to DuPont Approval 2011 Semiannual Groundwater Monitoring Report
393.	2011-12-07 STSC Letter DuPont regarding Transmittal of Documents Relating to the Notice of Final Decision for a Hazardous Waste Facility
394.	2011-12-07 DTSC California Environmental Quality Act Notice of Determination
395.	2011-12-07 DTSC Hazardous Waste Facility Post-Closure Permit
396.	2011-12-07 DTSC Response to Comments Hazardous Waste Facility Post-Closure Permit
397.	2011-12-07 DTSC Notice of Final Permit Decision
398.	2011-12-12 Parsons Submittal to DTSC with Central Slough Sediments Corrective Measures Study Report
399.	2011-12-13 DTSC letter to DuPont Approval Surface Water Monitoring Plan – Revision 3
400.	2011-12-13 Parsons Submittal to DTSC Surface Water Sampling Quality Assurance Project Plan
401.	2011-12-15 DTSC letter to DuPont Approval Ambient Air Pathway Summary Report
402.	2011-12-19 Parsons Submittal to DTSC Groundwater Sampling Quality Assurance Project Plan

Exhibit H - 12

403.	2011-12-27 Potential Development Perspectives
404.	2012-01-03 DTSC letter to DuPont Approval Surface Water and Groundwater Sampling Quality Assurance Project Plans
405.	2012-01-10 URS Corp. to Conduct Specified Waste Management Delegation Letter
406.	2012-01-13 Pioneer letter to DTSC regarding Responses to DTSC comments: 1. Remaining Area Soil Gas and Groundwater Report 2. Plume 3 Soil and Gas Groundwater Report
407.	2012-01-18 Parsons submittal to DTSC with Notification of Newly Discovered Subsurface Vault in FA4 (SWMU 4.44)
408.	2012-01-18 Parsons submittal to DTSC with Phase 3 Groundwater RFI Work Plan – Rev. 1
409.	2012-01 20 DTSC letter to DuPont Approval Central Slough Sediments Corrective Measures Study
410.	2012-01-25 DTSC letter to DuPont Approval Final Phase 3 Groundwater Resource Conservation and Recovery Act Facility Investigation (RFI) Workplan
411.	2012-01-27 Pioneer Submittal DTSC with Addendum to September 2011 Corrective Measures Report for Green Remediation Team Study Area
412.	2012-02 DTSC Draft Statement of Basis
413.	2012-02 Project Specific Waste Management Plan for Phase III Groundwater RCRA Facility Investigation by URS
414.	2012-02-03 Contra Costa Health Services 2012 CUPA Packet
415.	2012-02-14 Pioneer Submittal DTSC with Plume 3 Soil Gas and Groundwater Characterization Report
416.	2012-02-14 Pioneer Submittal DTSC with Remaining Area Soil Gas and Groundwater Characterization Report
417.	2012-02-16 DTSC letter DuPont Determination of Technical Completeness September 11 Corrective Measures Study Report and January 2012 CMS Addendum
418.	2012-02-21 Parsons submittal to DTSC with Request for Letter of Exemption from Obtaining BAAQMD Air Permit
419.	2012-02-27 DTSC letter to DuPont Approval Remaining Area Soil Gas and Groundwater Characterization Report and Plume 3 Soil Gas and Groundwater Characterization Report
420.	2012-03 Soil RFI Data Gap Investigation Work Plan for Focus Area #4 and Other Areas by Pioneer
421.	2012-03-09 Pioneer submittal DTSC with Concrete Characterization Work Plan
422.	2012-03-09 Pioneer letter DTSC with Responses to DTSC Comments on December 2011 Lauritzen Yacht Harbor Multimedia Investigation Summary Report
423.	2012-03-16 Parsons submittal to DTSC with Proposed Updates to Attachment 7 (rev. 10) Corrective Action Consent Agreement
424.	2012-03-20 Plume 3 groundwater Corrective Measures Study Report by URS
425.	2012-03-28 Parsons submittal to DTSC with Revision to 2011 Surface Water Monitoring Plan Sampling Locations
426.	2012-03-28 DTSC letter Parsons Approval Updates to Attachment 7 (rev. 10) Corrective Action Consent Agreement
427.	2012-03-30 Pioneer submittal DTSC with Responses to DTSC Comments on January 2012 Plume 1 Off-Site Soil Gas and Groundwater Investigation Report
428.	2012-04-09 DTSC letter Parsons Approval Revision to 2011 Surface Water Monitoring Plan Sampling Locations
429.	2012-04-16 Pioneer submittal DTSC with Lauritzen Yacht Harbor Multimedia Investigation Summary Report
430.	2012-04-29 Parsons submittal to DTSC with 2012 Annual Groundwater Monitoring Report
431.	2012-04-30 Parsons submittal to DTSC with 2011 Annual Groundwater Monitoring Report
432.	2012-05-08 DTSC letter to DuPont Approval 2011 Annual Groundwater Monitoring Report
433.	2012-05-08 DTSC letter to DuPont Approval Lauritzen Yacht Harbor Multimedia Investigation Summary Report
434.	2012-05-15 Pioneer submittal DTSC with Tetrachloroethylene Soil Cleanup Level

Exhibit H - 13

435.	2012-05-24 Pioneer submittal BAAQMD with Health Risk Screening Analysis
436.	2012-05-24 DTSC letter Pioneer Approval Tetrachloroethylene Soil Cleanup Level
437.	2012-05-31 Notice of Public Comment Period
438.	2012-06 Community Notice – Fact Sheet
439.	2012-06 DTSC Draft Statement of Basis
440.	2012-06 DTSC Fact Sheet
441.	2012-06 Project Specific Waste Management Plan for Phase III Groundwater RCRA Facility Investigation by URS
442.	2012-06-05 BAAQMD Health Risk Screening Analysis Form
443.	2012-06-07 Pioneer submittal DTSC with Responses to DTSC Comments on January 2012 Plume 1 off-Site Soil gas and Groundwater Characterization Report
444.	2012-06-07 Pioneer submittal DTSC with Responses to DTSC Comments on February 2012 Plume 1 On-Site Soil gas and Groundwater Characterization Report
445.	2012-06-14 Pioneer submittal DTSC with Demonstration that existing Stockpiles of Western Development Area Soil are Suitable for Use as Clean Fill
446.	2012-06-19 BAAQMD Permit Exemption for Aeration of Green Team GRT Soil
447.	2012-07 Project Specific Waste Management Plan for SWMU 4.2 West Basin Closure
448.	2012-07-03 DTSC letter DuPont Approval Existing Stockpiles of Western Development Area Soil Suitable as Clean Fill
449.	2012-07-16 Pioneer submittal DTSC with Corrective Measures Implementation Plan for Green Remediation Team Study Area
450.	2012-07-17 DTSC letter DuPont regarding Corrective Measures Implementation Plan for Green Remediation Team Study Area
451.	2012-07-18 DTSC Site Designation Status Report
452.	2012-07-25 DTSC letter DuPont Approval Corrective Measures Implementation Plan for Green Remediation Team Study Area
453.	2012-07-26 Pioneer submittal DTSC with Plume 1 Off-site Soil Gas and Groundwater Characterization Report
454.	2012-07-26 Pioneer submittal DTSC with Plume 1 On-site Soil Gas and Groundwater Characterization Report
455.	2012-07-26 Pioneer submittal DTSC with Responses to DTSC Comment Letter May 11, 2012
456.	2012-08-01 DTSC letter DuPont Approval Soil RFI Data Gaps Investigation Workplan for Focus Area #4 and other Areas
457.	2012-08-07 DTSC letter DuPont Approval Revised Post-Closure Permit O&M Maintenance Manual
458.	2012-08-09 Parsons email submittal DTSC regarding CEQA and Plume 3 CMS Draft Initial Study
459.	2012-08-15 DTSC letter DuPont Approval Plume 1 Off-site Soil Gas and Groundwater Characterization Report
460.	2012-09 Soil Remediation Health and Safety Plan by Pioneer
461.	2012-09-14 Parsons submittal DTSC with Addendum 1 (revised) to Plume 3 CMS Report
462.	2012-09-14 Pioneer submittal DTSC with Responses to DTSC Comment Letter July 12, 2012 Focus Area #1 Summary Report
463.	2012-09-27 Parsons Submittal DTSC with Health and Safety Plan General Field Activities
464.	2012-10 DTSC Community Notice
465.	2012-10-24 DTSC email to Chuck Orwig Approval Addendum 1 to Plume 3 CMS Report
466.	2012-10-24 DTSC letter DuPont regarding Public Notice Proposed Remedy Plume 3
467.	2012-10-30 Parsons Submittal DTSC with 2012 Annual Surface Water Monitoring Report
468.	2012-11-02 Pioneer submittal DTSC with 2012- Annual Lauritzen Yacht Harbor Multimedia Investigation Report
469.	2012-11-02 Pioneer submittal DTSC with Focus Area #1 Summary Report
470.	2012-11-20 Parsons Submittal DTSC with Responses to Comments in DTSC letter dated October 26,2012
471.	2012-11-28 Parsons Submittal DTSC with Plume 1 Column Study Interim Results

Exhibit H - 14

472.	2012-11-29 DTSC email Chuck Orwig Approval FA1 Summary Report
473.	2012-12-05 DTSC letter DuPont Approval 2012 Annual Surface Water Monitoring Report
474.	2012-12-06 DTSC letter DuPont Approval Post-Closure Permit O&M Manual
475.	2012-12-11 DTSC letter DuPont Approval 2012 Annual Lauritzen Yacht Harbor Multimedia Investigation Report
476.	2012-12-17 DTSC Final Negative Declaration for Plume 3 Remedy Selection
477.	2012-12-17 DTSC Response to Comments Remedy Plume 3 Area Groundwater
478.	2012-12-17 DTSC Final Statement of Basis Remedy for Plume 3 Groundwater
479.	2013-01 Emergency Action, Preparedness, Prevention, and Contingency Plan
480.	2013-01-01 Oakley Final CUPA
481.	2013-01-25 Pioneer Submittal DTSC Updated Oakley Soil Preliminary Cleanup Levels
482.	2013-01-30 URS Corporation Delegation Letter
483.	2013-02 DTSC Community Notice
484.	2013-02-07 DTSC letter DuPont Approval Plume 1 Pilot Test Work Plan
485.	2013-02-28 DTSC letter DuPont Approval Updated Oakley Soil Preliminary Cleanup Levels
486.	2013-03-01 DTSC Treated Wood Waste Notification
487.	2013-03-12 Parsons Submittal DTSC with Field Test Work Plan for Little Break Wetlands
488.	2013-03-26 DTSC letter DuPont Approval Field Test Work Plan for Little Break Wetlands
489.	2013-03-27 Parsons Submittal DTSC with 2012 Annual Inspection Summary Report Post- Closure Permit
490.	2013-03-29 Parsons Submittal DTSC with Plume 2 Laboratory Microcosm Work Plan
491.	2013-04-04 Parsons Submittal DTSC with Phase 3 Groundwater RCRA Facility Investigation Report
492.	2013-04-08 Parsons Submittal DTSC with Proposed Updates to Attachment 7 (Revision 11) Corrective Action Consent Agreement
493.	2013-04-08 DTSC letter Dupont Notice of Decision Corrective Action Complete Determination without Controls for Focus Area 1
494.	2013-04-12 DTSC letter DuPont Approval Plume 2 Laboratory Microcosm Work Plan
495.	2013-04-26 DTSC letter DuPont Approval Updates to Attachment 7 (Revision 11) Corrective Action Consent Agreement
496.	2013-04-26 DTSC letter DuPont Approval 2012 Annual Inspection Summary Report
497.	2013-04-292012 Annual Groundwater Monitoring Report
498.	2013-05-01 Dupont Site Waste Listing Code Determination
499.	2013-05-23 Parsons Submittal DTSC with Post-Closure Permit O&M Manual Revision 1
500.	2013-06-05 Parsons Submittal DTSC with Plume 3 Upper Aquifer Corrective Measures Implementation Plan
501.	2013-06-13 Parsons submittal DTSC with of Phase 3 Groundwater Resource Conservation and Recovery Act Facility Investigation Report
502.	2013-06-21 Pioneer Submittal DTSC with Brick Area Interim Measures Letter Work Plan
503.	2013-07-08 DTSC Letter DuPont Approval Brick Area Interim Measures Letter Work Plan
504.	2013-07-09 DTSC Letter DuPont Approval 2012 Annual Groundwater Monitoring Report
505.	2013-07-26 Plume 3 CMS CEQA Addendum - Brick Area Interim Measures
506.	2013-07-31 DTSC Site Designation Status Report
507.	2013-08 Addendum to the negative Declaration for the Plume 3 Groundwater Corrective Measures Study Report
508.	2013-08-01 Plume 3 CMS CEQA Addendum - Brick Area Interim Measures
509.	2013-08-07DTSC Approval Revised PCPA O&M Manual (Revision 1)
510.	2013-08-15 DTSC Letter DuPont Comments Plume 3 Upper Aquifer Corrective Measures Implementation Plan
511.	2013-08-20 CACA Attachment 7 - Revision 12
512.	2013-08-21 DTSC Notice of Determination
513.	2013-08-31 DTSC letter Dupont Approval Attachment 7 (Revision 12) Corrective Action Consent Agreement

Exhibit H - 15

514.	2013-09-10 Parsons Submittal DTSC with Request to Modify General Waste Discharge Requirements
515.	2013-09-13 DTSC Letter DuPont Approval Comments Plume 3 Upper Aquifer Corrective Measures Implementation Plan
516.	2013-09-23 Parsons Submittal DTSC with 2013 Annual Surface Water Monitoring Report
517.	2013-09-27 Parsons Submittal DTSC with Plume 3 Upper Aquifer Corrective Measures Implementation Plan Final
518.	2013-10-04 Pioneer Memo DTSC regarding Soil-to-Groundwater Pathway Evaluation
519.	2013-10-09 Pioneer Submittal DTSC with ESFIM and Brick Area Interim Measures Stockpiles Soil Management Work Plan
520.	2013-10-10 DTSC Authorization for Class I Permit Modification to Hazardous Waste Facility Post-Closure Permit
521.	2013-10-10 DTSC Approval of Soil-To-Groundwater Pathway Evaluation for Methylene Chloride and DRO - Memorandum
522.	2013-10-11 DTSC letter Dupont Response to Comments September 13, 2013 Focus Area #3 Soil RCRA Facility Investigation Report
523.	2013-10-15 DTSC Letter DuPont Approval Plume 3 Upper Aquifer Corrective Measures Implementation Plan
524.	2013-10-16 DTSC Letter DuPont Approval Health and Safety Plan Revision 6
525.	2013-10-18 DTSC Letter DuPont Approval 2013 Annual Surface Water Monitoring Report
526.	2013-10-21 CVRWQCB Water Board Revised Monitoring and Reporting Program
527.	2013-10-21 CVRWQCB Revised Notice of Applicability
528.	2013-11-13 DTSC Letter DuPont Approval ESFIM and Brick Area Interim Measures Stockpiles Soil Management Work Plan
529.	2013-11-14 DuPont Submittal DTSC with Class 1 Modification to the Hazardous Waste Facility Post-Closure Permit
530.	2013-12 Focus Area #3 Soil RFI Report prepared by Pioneer Technologies Corporation
531.	2013-12-06 Pioneer Submittal DTSC with Addendum to Plume 3 Soil Gas and Groundwater Characterization Work Plan
532.	2013-12-06 DTSC Email DuPont Approval Addendum to Plume 3 Soil Gas and Groundwater Characterization Work Plan
533.	2013-12-10 DTSC Letter DuPont Approval Soil-to-Groundwater Pathway Evaluation
534.	2013-12-10 DTSC Letter DuPont Authorization for Class I permit Modification
535.	2013-12-12 Parsons Submittal DTSC with report for the Field Test of the Little Break Phytoremediation Plot
536.	2014-01 Focus Area #2 Soil RFI Report by Pioneer
537.	2014-01-04 DTSC Letter DuPont regarding DTSC Site Inspection
538.	2014-01-07 DTSC Letter Dupont Regarding Annual Groundwater Monitoring
539.	2014-01-10 URS Corporation Delegation Letter
540.	2014-01-16 DTSC Summary of Observations from Inspection
541.	2014-01-21 DTSC Letter DuPont Approval Field Test of the Little Break Phytoremediation Plot
542.	2014-01-21 DTSC Letter DuPont Approval Focus Area #3 Soil RCRA Facility Investigation Report
543.	2014-01-30 DTSC Email DuPont Approval of Extension to Submit Annual Groundwater Report
544.	2014-01-31 Pioneer submittal DTSC with 2013 Annual Lauritzen Yacht Harbor Multimedia Investigation Report
545.	2014-02-19 SOP Hazard Communication
546.	2014-02-25 Project Action Plan (PAP) for DTSC Review
547.	2014-02-25 DuPont Letter to DTSC Corrective Action Consent Agreement Notification of New Project Coordinator
548.	2014-02-26 USEPA RCRA Subtitle C Site Identification Form
549.	2014-02-28 2014 Oakley Site Nesting Swanson's Hawk Survey
550.	2014-02-28 Emergency Action, Preparedness, Prevention, and Contingency Plan

Exhibit H - 16

551.	2014-03 Corrective Measures Completion Report for Green Remediation Team Study Area by Pioneer
552.	2014-03-03 CUPA Report
553.	2014-03-04 Parsons Submittal DTSC with Surface Water Monitoring Plan Revision 4
554.	2014-03-05 Pioneer submittal DTSC with Surface Concrete Characterization Report
555.	2014-03-10 Parsons Submittal DTSC with Plume 1 Field Pilot Test Work Plan
556.	2014-03-21 Parsons Submittal DTSC with Notification of Damaged Well and Soil Gas Probes
557.	2014-03-21 Corrective Measures Completion Report for Green Remediation Team Study Area and Completion of Soil Investigation and Remediation Activities in Focus Area #3
558.	2014-03-25 DTSC Letter DuPont Approval Plume 1 Field Pilot Test Work Plan
559.	2014-03-27 Parsons Submittal DTSC with 2013 Annual Inspection Summary Report
560.	2014-03-28 Pioneer submittal DTSC with Brick Area Interim Measures Letter Report
561.	2014-03-28 DuPont waste Minimization Certification 2012
562.	2014-03-28 DuPont waste Minimization Certification 2013
563.	2014-03-28 DuPont waste Minimization Certification 2014
564.	2014-03-28 Pioneer submittal DTSC with Phytoremediation Area Interim Measures Letter Work Plan
565.	2014-03-31 Pioneer submittal DTSC with 2014 Annual Lauritzen Yacht Harbor Multimedia Investigation Report
566.	2014-04-01 Addendum 2 to the Negative Declaration for the Plume 3 Groundwater Corrective Measures Study Report - Phytoremediation Area IM CEQA
567.	2014-04-29 DuPont Submittal DTSC with Plume 3 Pilot Test Quarterly Monitoring Report
568.	2014-04-29 Parson Letter to WQCB with Notice of Intent to Comply with Term of General Order No. R5-2008-0149
569.	2014-04-29 Parsons Submittal DTSC with 2013 Annual Groundwater Monitoring Report
570.	2014-05-05 DTSC Letter DuPont Approval Phytoremediation Area Interim Measures Letter Work Plan
571.	2014-05-07 Parsons Submittal DTSC with Long-term Groundwater Monitoring Optimization Summary Report
572.	2014-05-08 Parsons Submittal DTSC with Technical Memo Plume 2 Microcosm Study Optimization
573.	2014-05-28 Parsons Submittal DTSC with Plume 3 Groundwater Corrective Measures Project
574.	2014-05-28 Ardea Consulting letter Parsons with 2014 Oakley Site Nesting Swainson’s Hawk Survey
575.	2014-05-28 Parsons Internal Memo regarding 2014 California Black Rail Survey Results
576.	2014-05-29 Notice of Agreement between DuPont and Lauritzen Yacht Harbor
577.	2014-06 Pioneer Figure 1 AKC Manufacturing Area Previous and Proposed Sample Locations
578.	2014-06-04 WQCB letter DuPont regarding Clean Water Act Technically Conditioned Water Quality Certification
579.	2014-06-04 Notice of Agreement between DuPont and TAPJM
580.	2014-06-05 DTSC Letter DuPont Approval Surface Water Monitoring Plan
581.	2014-06-12 Dept. of the Army letter DuPont regarding Dept. of the Army Permit
582.	2014-06-25 DTSC email DuPont Approval Abandon Damaged Well and Soil Gas Probes
583.	2014-06-26 Pioneer submittal DTSC with Responses to DTSC Comment May 5, 2014
584.	2014-07-01 DuPont Oakley Feb 2014-Aug 2014 Comparison Spreadsheet
585.	2014-07-18 DTSC Letter DuPont Approval Addendum 2 to the Negative Declaration for Plume 3 Groundwater Corrective Measures
586.	2014-07-18 DTSC Letter DuPont Approval 2013 Annual Groundwater Monitoring Report
587.	2014-07-18 DTSC Letter DuPont Approval Long-term Groundwater Monitoring Optimization Summary Report
588.	2014-07-18 Site Designation Status Report
589.	2014-07-20 DTSC Letter DuPont Approval Phytoremediation Area Interim Measures Letter Work Plan

Exhibit H - 17

590.	2014-07-21 DTSC letter DuPont regarding review of the June 2014 Ex-Situ Soil Stabilization Pilot Study Work Plan
591.	2014-07-21 DTSC letter DuPont regarding Review of the Brick Area Interim Measures Letter Report
592.	2014-07-29 Ardea Consulting letter Pioneer with 2014 Oakley Site Pre-Construction Nesting Bird West Basin
593.	2014-07-30 Pioneer submittal DTSC with Responses to DTSC Comment Letter dated 5/5/14 Focus Area #2 Soil RCRA Facility Investigation
594.	2014-07-30 Parsons Submittal DTSC GEOTracker with Plume 3 Pilot Third Quarter Monitoring Report
595.	2014-07-31 Pioneer submittal DTSC with Ex-Situ Soil Stabilization Pilot Study Work Plan
596.	2014-08 The Oakley Site Community Connection Newsletter
597.	2014-08-01 Pioneer submittal DTSC with Brick Area Interim Measures Letter Report
598.	2014-08-05 WQCB Notice
599.

2014-08-07 Parsons Submittal DTSC with 2014 Annual Surface Water Monitoring Report 600. 2014-08-17 Parsons Submittal DTSC with Proposed Updates to Attachment 7 (Rev 13) Corrective Action Consent Agreement

601.	2014-08-26 Parsons Notification DTSC of Upcoming Phyto Area Soil IM Fieldwork
602.	2014-08-26 Napa Earthquake was only Intensity III on Mercalli Scale in Oakley Area
603.	2014-09-01 Q3 DuPont Oakley Feb 2014-Aug 2014 Comparison Spreadsheet
604.	2014-09-02 WQCB letter DuPont regarding Notice of General Order No. R5-2008-0149-052 Plume 1 In-Situ Remediation Pilot Test
605.	2014-09-03 Parsons Submittal DTSC with 2013 Annual Lauritzen Yacht Harbor Multimedia Investigation Report
606.	2014-09-10 DTSC Email to DuPont Approval Proposed Updates to Attachment 7 (Rev 13) Corrective Action Consent Agreement
607.	2014-09-19 Focus Area #2 Soil RFI Report: Responses to DTSC Comments
608.	2014-09-19 DTSC Letter DuPont Approval July 2014 Ex-Situ Soil Stabilization Pilot Study Work Plan
609.	2014-09-19 DTSC Email to Pioneer regarding FA2 Soil RFI Report: responses to DTSC
610.	2014-09-19 Response to Comments: Corrective Measures Completion Report for Green Remediation Team Study Area
611.	2014-09-30 DTSC Letter DuPont Approval Brick Area Interim Measures Letter Report
612.	2014-09-30 DTSC Letter DuPont Approval 2013 Annual Lauritzen Yacht Harbor Multimedia Investigation Report
613.	2014-10 Focus Area #2 Soil RFI Report by Pioneer
614.	2014-10 Corrective Measures Completion Report for Green Remediation Team Study Area by Pioneer
615.	2014-10-09 Parsons Submittal DTSC with Dates for Fieldwork Associated with Phase 2 Data Gap Evaluation for a Biogeochemical Transformation Test
616.	2014-10-10 DTSC Letter DuPont Comment Letter on the June 2014 Plume 3 Characterization Report Addendum
617.	2014-10-16 Pioneer email to DTSC Notification of Upcoming Phyto Area Soil IM Fieldwork
618.	2014-10-16 Parsons Submittal DTSC with Fieldwork Notification and Plume 3 Phytoremediation Plot Design Update
619.	2014-10-17 Parsons Submittal DTSC with Addendum to Plume 3 Upper Aquifer Corrective Measures Implementation Plan
620.	2014-10-24 Pioneer submittal DTSC with 2014 Date for LYH Multimedia Investigation Fieldwork
621.	2014-10-27 DuPont submittal CVRWQCB with Plume 3 Pilot Test Fourth Quarterly and First Annual Monitoring Report
622.	2014-11 Site Tour Map by Pioneer
623.	2014-11-04 Pioneer submittal DTSC with Addendum to the Plume 3 Soil Gas and Groundwater Characterization Report

Exhibit H - 18

624.	2014-11-07 Parsons Submittal DTSC with Final Addendum to Plume 3 Upper Aquifer Corrective Measures Implementation Plan
625.	2014-11-17 Power Point Presentation DuPont Oakley Site Community Advisory Panel
626.	2014-11-18 Power Point Presentation DuPont Oakley Site Consultative Work Group Meeting
627.	2014-11-18 DTSC PM Site Tour Map Book
628.	2014-11-18 Power Point Presentation DuPont Oakley Site Orientation for DTSC PM
629.	2014-11-24 DTSC Letter DuPont Approval 2014 Annual Surface Water Monitoring Report
630.	2014-11-24 DTSC Letter DuPont Approval Final Addendum to Plume 3 Upper Aquifer Corrective Measures Implementation Plan
631.	2014-11-24 Parsons Submittal DTSC with Dates for Installation of Plume 3 Upper Aquifer Corrective Measures (Phase 2)
632.	2014-11-25 Pioneer email to DTSC Notification of Upcoming Phyto Area Soil IM Fieldwork
633.	2014-12 Public Notice Company Name Change
634.	2014-12-01 DTSC Letter DuPont Approval Corrective Measures Completion Report for Green Remediation Team Study Area
635.	2014-12-11 CVRWQCB letter DuPont Approval Plume 3 Corrective Measures Implementation Plan
636.	2014-12-16 Dupont Email to DTSC Regarding DuPont Oakley Change of name for PCP Permit
637.	2014-12-18 Parsons Submittal DTSC with Report for the 2014 Expanded Field Test for the Phytoremediation Plots
638.	2014-12-29 Contra Costa Health Services letter DuPont regarding Certified Unified Program Agency Submittal for 2015
639.	2014-12-29 Pioneer email to DTSC Notification of Upcoming Phyto Area Soil IM Fieldwork
640.	2015-01-08 URS Corporation Delegation Letter
641.	2015-01-08 Pioneer email to DTSC Notification of Upcoming Phyto Area Soil IM Fieldwork
642.	2015-01-09 Parsons Figure No. 3 Total Dissolved Solids in Surficial Aquifer Wells and Grab Groundwater Sample Locations
643.	2015-01-13 Power Point for FA4 and OA Meetings
644.	2015-01-14 Assignment and Assumption of Rights
645.	2015-01-26 DTSC Letter DuPont Approval Addendum to the Plume 3 Soil Gas and Groundwater Characterization Report
646.	2015-01-26 Parsons Submittal DTSC with Plume 3 Surficial Aquifer Corrective Measures Implementation Plan
647.	2015-01-30 DuPont Letter CVRWQCB with Plume 1 Pilot Test First Quarterly Monitoring Report
648.	2015-02 Emergency Action, Preparedness, Prevention, and Contingency Plan by AECOM
649.	2015-02 The Oakley Site Community Connection Newsletter
650.	2015-02-03 CVRWQCB letter DuPont Order Amending Clean Water Act Technically Conditioned Water Quality Certification
651.	2015-02-06 Parsons Submittal DTSC with Dates for IQ 2015 Fieldwork
652.	2015-02-15 Chemours Oakley Waste Minimization Certification
653.	2015-02-17 DTSC Letter DuPont Approval Focus Area 2 RCRA Facility Investigation Report
654.	2015-02-17 Parsons Submittal DTSC with Notification of Damaged Monitoring Wells and Planned Repair in 2015
655.	2015-02-19 2015-Q1 Chemours Oakley PAP Aug 2014-Feb 2015 Comparison
656.	2015-02-19 PAP for DTSC Review
657.	2015-02-25 Parsons Email to CVRWQCB and USACE regarding Chemours (DuPont) Oakley Site: SPK-2013-01073
658.	2015-02-26 DTSC Letter DuPont Acknowledgement of Class 1 Hazardous Waste Post-Closure Facility Permit Modification
659.	2015-02-26 CalEPA Hazardous Waste Facility Post-Closure Permit - Implementing Name Change
660.	2015-02-27 DuPont letter DTSC Transfer of EPA Identification Number
661.	2015-02-28 Pioneer Email DTSC Notification of Upcoming Ex-Situ Soil Stabilization Pilot Study Fieldwork

Exhibit H - 19

662.	2015-02-28 Oakley Site-Newsletter
663.	2015-03 Public Notice Permit Ownership Change
664.	2015-03-01 Parsons Submittal DTSC with 2014 Annual Groundwater Monitoring Report
665.	2015-03-06 Pioneer submittal DTSC with West Basin Closure Report
666.	2015-03-08 Oakley 2015 CUPA Report
667.	2015-03-08 CAEPA email Lance Holman CUPA and ER and Training Acceptance
668.	2015-03-08 CAEPA email Lance Holman CUPA Facility Information Acceptance
669.	2015-03-08 CAEPA email Lance Holman CUPA Inventory Acceptance
670.	2015-03-09 CVRWQCB Notice of Applicability
671.	2015-03-16 Excel Spreadsheet PCP Financial Assurance Cost Estimates
672.	2015-03-16 Chemours letter DTSC Notification of Permittee Ownership Change on Hazardous Waste Post-Closure Facility Permit
673.	2015-03-17 Chemours letter DTSC Post-Closure Permit and Corrective Action Consent Agreement Cost Estimate for Financial Assurance
674.	2015-03-17 DTSC Financial Assurance Cost Estimate Validation Memorandum
675.	2015-03-26 Parsons Submittal DTSC with 2014 Annual Inspection Summary Report
676.	2015-04 Facility Wide Waste Management Plan and Generator Requirements by AECOM
677.	2015-04-06 Chemours Email DTSC with Oakley Corrective Action Consent Agreement Quarterly Reports
678.	2015-04-07 DTSC Email Chemours Approval 2015 Q1 PAP
679.	2015-04-07 DTSC Letter DuPont Approval 2014 Expanded Field Test for the Phytoremediation Plots
680.	2015-04-13 Power Point Oakley Site Community Advisory Panel Presentation
681.	2015-04-14 Power Point Presentation Oakley Site Consultative Work Group
682.	2015-04-15 Parsons Email DTSC Fieldwork Notification
683.	2015-04-24 Contra Costa Health Services letter Chemours regarding Hazardous Waste Integrity Assessment Requirements
684.	2015-05-01 DuPont Letter CVRWQCB with Plume 1 Pilot Test Second Quarterly Monitoring Report
685.	2015-05-08 Conceptual Model Verification Work Plan
686.	2015-05-09 Fieldwork Schedule for Conceptual Model Verification
687.	2015-05-12 ESM Submittal DTSC Phytoremediation Area Interim Measures Letter Report
688.	2015-05-15 DTSC Letter Chemours Approval Plume 3 Surficial Aquifer Corrective Measures Implementation Plan
689.	2015-05-20 Pioneer Email DTSC Notification of Upcoming Ex-Situ Soil Stabilization Pilot Study Fieldwork
690.	2015-05-26 DTSC has received the Plume 1 Pilot Test, Second Quarterly Monitoring Report and the Plume 2 Abiotic Microcosm Study Test Plan
691.	2015-06-08 Parsons Submittal DTSC with Final Plume 3 Surficial Aquifer Corrective Measures Implementation Plan
692.	2015-06-09 Parsons Submittal DTSC with Fieldwork Schedule for Conceptual Model Verification
693.	2015-06-12 DTSC Letter Chemours Approval West Basin Closure Report
694.	2015-06-19 Parsons Submittal DTSC with Responses to DTSC Comments 2014 Annual Groundwater Monitoring Report
695.	2015-06-23 DTSC Letter Chemours Approval 2014 LYH Multimedia Report
696.	2015-06-23 DTSC Letter Chemours Approval Phytoremediation Area Interim Measures Letter Report
697.	2015-06-25 DTSC Letter Chemours Approval Hazardous Waste Post-Closure Facility Permit Ownership Change
698.	2015-06-26 CalEPA Hazardous Waste Facility Post-Closure Permit
699.	2015-06-29 Chemours Email Electronic EPA ID Number Verification Questionnaire
700.	2015-06-30 DTSC Letter Chemours Approval Plume 3 Surficial Aquifer Corrective Measures Implementation

Exhibit H - 20

701.	2015-06-30 Focus Area #4 and Other Areas Soil RFI Report by Pioneer
702.	2015-06-30 Appendix F - Focus Area 4 and Other Areas Report – Draft
703.	2015-07 Public Participation Plan
704.	2015-07-23 Parsons Submittal DTSC with Fieldwork Notification
705.	2015-07-28 PAP for DTSC Review
706.	2015-07-29 License Agreement
707.	2015-07-30 Parsons Submittal DTSC with Proposed Updates to Attachment 7 (Rev 14)
708.	2015-08-03 Acceptance of Emergency Response and Training Plans Submittal - E-mail
709.	2015-08-03 Acceptance of Hazardous Materials Inventory Submittal - E-mail
710.	2015-08-04 Site Designation Status Report
711.	2015-08-11 Parsons Submittal DTSC with Dates for 3Q 2015 Fieldwork
712.	2015-08-13 Parsons Submittal DTSC with Dates for 3Q 2015 Fieldwork
713.	2015-08-24 Parsons Submittal DTSC with Fieldwork Notification Construction of Irrigation System for Phytoremediation
714.	2015-09-08 Parsons Submittal DTSC with Fieldwork Notification Injection of Substrate
715.	2015-09-24 Parsons Submittal DTSC with Date for Semi-Annual 2015 Inspection of closed Ponds and Basins
716.	2015-10-06 Redevelopment Meeting
717.	2015-10-07 Power Point Presentation Oakley Site Consultative Work Group
718.	2015-10-12 Figure 10 Remediation and Redevelopment Plan
719.	2015-10-12 Shapefiles Redevelopment and remediation Layers
720.	2015-10-13 DTSC Approval of Addendum to the Annual Groundwater Workplan, Attachment 7 (Revision 14)
721.	2015-10-22 Pioneer email DTSC Notification of Upcoming Soil Related Fieldwork
722.	2015-11-04 DTSC Comment letter - Focus Area 4 and Other Areas Soil Draft RCRA Facility Investigation Report
723.	2015-11-08 Notification of Upcoming Phyto Area Soil IM fieldwork
724.	2015-11-10 Folder with Geotech Borings with Logs Combined
725.	2015-11-13 Pioneer Responses to Comments Focus Area #4 and Other Areas Soil RFI Report
726.	2015-11-16 Geotech Soil Borings with Logs – Combined
727.	2015-11-18 DTSC Approval of FA4 and Other Areas Soil RFI Report - Responses to Comments
728.	2015-11-23 Parsons Email DTSC CEQA Timelines for Chemours Oakley Groundwater and Soil CMS Processes
729.	2015-12-01 Pioneer Letter DTSC with Proposed Revisions to the Lauritzen Yacht Harbor Multimedia Investigation Program
730.	2015-12-14 Pioneer email DTSC Notification of Upcoming Soil Related Fieldwork
731.	2015-12-23 Appendix F Focus Area #4 and Other Areas Soil RFI Report Analytical Data Review Summaries
732.	2015-12-29 Parsons Submittal DTSC with Post-Closure Permit O&M Manual Revisions 2
733.	2015-12-29 URS Designation Letter
734.	2015-12-30 Surface Water Monitoring Plan, Revision 5
735.	2015-12-31 Parsons Submittal DTSC with Surface Water Monitoring Plan Revision 5
736.	2015-12-31 Parsons Submittal DTSC with 2015 Update Health and Safety Plan General Field Activities
737.	2015-12-31 Parsons Submittal DTSC with Ground Water Monitoring Plan Revision 3
738.	2016-01 Focus Area #4 and Other Areas Soil Corrective Measures Study Report by Pioneer
739.	2016-01-06 Chemours Email regarding Chemours Updated Health and Safety Plan
740.	2016-01-07 Parsons Submittal DTSC with Dates for Drilling of Plume 2 Filed Pilot Test Wells
741.	2016-01-08 AECOM Memo Chemours Oakley 2016 Emergency Action, Preparedness, Prevention and Contingency Plan
742.	2016-01-14 DTSC Letter Chemours Approval Focus Area #4 and Other Areas Soil RCRA Facility Investigation Report

Exhibit H - 21

743.	2016-01-22 Pioneer Email DTSC with Oakley FA4 and Other Areas Soil CMS Report 744. 2016-01-29 2016 Chemours Oakley Waste Minimization Certification
745.	2016-02-01 Parsons Submittal DTSC with Responses to DTSC Comments on 2015 Annual Surface Water Monitoring Report
746.	2016-02-16 CVRWQCB Preparation of Notice of Applicability
747.	2016-02-22 Pioneer submittal DTSC with Proposed Revisions to the LYH Multimedia Investigation Program
748.	2016-02-24 Parsons Submittal DTSC with Dates for 1Q2016 Groundwater Monitoring
749.	2016-02-29 CERS Business Notification Submittal Detail
750.	2016-02-29 EsiTrak 2015 Oakley Submittal Confirmation
751.	2016-02-29 Oakley CUPA Report
752.	2016-02-29 RCRA Biennial Hazardous Waste Report 753. 2016-03-01 2015 Annual Groundwater Monitoring Report
754.	2016-03-01 AECOM Memo DTSC with RCRA Biennial Hazardous Waste Report
755.	2016-03-16 Pioneer submittal DTSC with Addendum #1 Phytoremediation Area Interim Measures Letter Report
756.	2016-03-18 CVRWQCB Letter Chemours Notice of Applicability
757.	2016-03-22 Pioneer submittal DTSC with Ex-Situ Soil Stabilization Pilot Study Report
758.	2016-03-30 Parsons Submittal DTSC with 2015 Annual Inspection Summary Report
759.	2016-03-31 Parsons email DTSC Fieldwork Notification for 2016 Annual Surface Water Monitoring
760.	2016-03-31 Parsons email DTSC Fieldwork Notification for Plume 2 Pilot Test Activities
761.	2016-03-31 Parsons email DTSC Fieldwork Notification for Wetlands Delineation
762.	2016-04-04 Surface Water Monitoring Plan - Revision 5
763.	2016-04-08 DTSC Letter Chemours Approval Proposed Revisions to the LYH Multimedia Investigation Program
764.	2016-04-12 Oakley Site Consultive Work Group - PowerPoint Presentation
765.	2016-04-20 DTSC Letter Chemours Financial Responsibility Review Findings
766.	2016-04-26 DTSC Letter Chemours Notification of Reassignment of DTSC Project Manager
767.	2016-05-02 Chemours Letter CVRWQCB with Plume 1 Pilot Test Quarterly Monitoring Report
768.	2016-05-02 Chemours Letter CVRWQCB with Plume 3 Surficial Aquifer and Upper Aquifer Quarterly Monitoring Report
769.	2016-05-05 Parsons Submittal DTSC with Dates for 2Q2016 Groundwater Monitoring
770.	2016-05-05 Parsons Email Notification Post-Rainy Inspection of Closed Ponds and Basins
771.	2016-06-03 Pioneer submittal DTSC with FA4 and other Areas CMS Report
772.	2016-06-09 CVRWQCB Letter Chemours Notice of Termination
773.	2016-06-09 Parsons Submittal DTSC with Schedule of Plume 2 Pilot Test ZVI Injection
774.	2016-06-13 DTSC Letter Chemours Determination of technical Completeness
775.	2016-06-21 DTSC Memo regarding 2015 Annual Groundwater Monitoring Report
776.	2016-07-01 Contra Costa County Hazardous Materials Permit
777.	2016-07-08 Parsons Submittal DTSC with Plume 3 Surficial Aquifer Remedy Implementation Soil Re-use
778.	2016-07-11 DTSC Email regarding Chemours Oakley Conceptual Site Model
779.	2016-07-15 Parsons Submittal DTSC with Plume 3 Surficial Aquifer Corrective Measures Implementation Construction Completion Report
780.	2016-07-26 Parsons Submittal DTSC with Proposed Attachment 7 (Rev 15)
781.	2016-08-08 DTSC Letter Chemours Approval Plume 3 Surficial Aquifer Remedy Implementation Soil Re-use
782.	2016-09-07 Parsons Submittal DTSC with NORM Delineation Activities and Lab Results
783.	2016-09-12 First Amendment to License Agreement
784.	2016-09-15 DTSC Letter Chemours Approval 2015 Annual Groundwater Monitoring Report
785.	2016-09-15 DTSC Letter Chemours Approval Proposed Attachment 7 (Rev 15)
786.	2016-09-15 DTSC Letter Chemours Approval Ex-Situ Soil Stabilization Pilot Study Report

Exhibit H - 22

787.	2016-09-16 DTSC Letter Chemours Approval Addendum #1 Phytoremediation Area Interim Measures Letter Report
788.	2016-09-27 DTSC Letter Chemours Concurrence 2016 SOP Fieldwork Revision 4
789.	2016-09-28 Chemours Submittal DTSC Naturally Occurring Radioactive Material Characterization
790.	2016-09-30 CHP Consultants Letter to Chemours regarding Potential Construction/Utility Worker Exposure to NORM
791.	2016-10-04 DTSC letter to Chemours Approval Plume 3 Surficial Aquifer Corrective Measures Implementation Construction Completion Report
792.	2016-10-13 Parsons Submittal DTSC with Request for Modification of Groundwater Sampling Procedures and Reporting
793.	2016-10-21 Chemours Email 2016/2017 Semi-Annual Project Action Plan/Schedule
794.	2016-12-01 Presentation Oakley CSM Refined Understanding of Sources
795.	2016-12-01 Presentation Oakley CSM Groundwater Modeling Results and Predictions
796.	2016-12-01 Presentation Oakley CSM Estimated Mass Discharges to River Over Time
797.	2016-12-01 Presentation Oakley CSM Natural Attenuation Discussion
798.	2016-12-01 Presentation Oakley CSM Secondary Water Quality Issues
799.	2016-12-01 Presentation Oakley CSM Plume Conceptualization
800.	2016-12-01 Presentation Oakley Purpose of the CSM Project and Meeting Agenda
801.	2016-12-01 Presentation Corporate Remediation Group Mission
802.	2016-12-02 DTSC Email Approval NORM Report
803.	2016-12-06 Oakley Conceptual Site Modeling Meetings Summary
804.	2016-12-06 Oakley Site Consultative Work Group Presentation
805.	2016-12-13 Pioneer submittal DTSC with 2016 LYH Annual Groundwater Monitoring Summary Report
806.	2016-12-14 Parsons Technical Memo Conceptual Site Model Update
807.	2016-12-14 Off-Site Information Letter
808.	2017 WRA Environmental Consultants Scope of Work and Budget
809.	2017-01-10 Parsons Submittal DTSC with 2016 Annual Groundwater Monitoring Report
810.	2017-01-10 Parsons Submittal DTSC with 2016 Annual Surface Water Monitoring Report
811.	2017-02-09 DTSC Email Chemours regarding 2016 Health and Safety Plan Update
812.	2017-02-09 DTSC Letter Chemours Approval Addendum to the Annual Groundwater Workplan Attachment 7 Revision 16
813.	2017-02-13 DTSC Summary of Observations from Site Inspection
814.	2017-02-14 Parsons Submittal DTSC 2017 Financial Assurance Cost Estimates
815.	2017-02-16 Parsons Email DTSC Submittal Q1 2017 PAP Update
816.	2017-02-21 Parsons Submittal DTSC with Proposed Attachment 7 (Rev 17)
817.	2017-02-28 DTSC Letter Chemours Notification of Reassignment of DTSC Permitting Project Manager
818.	2017-03-01 Chemours Oakley CUPA Report
819.	2017-03-01 Parsons Submittal DTSC with 2016 Annual Groundwater Monitoring Report
820.	2017-03-07 DTSC Email regarding Financial Assurance Bond
821.	2017-03-16 CERS Email regarding Emergency Response and Training Plans for CERS ID
822.	2017-03-16 CERS Email regarding Facility Information for CERS Accepted by Regulator
823.	2017-03-16 CERS Email regarding hazardous Materials Inventory
824.	2017-03-30 Chemours Submittal DTSC Proposed Plume 1 and Plume 2 Groundwater Remedy
825.	2017-04-11 DTSC Letter Chemours Approval 2016 LYH Annual Groundwater Monitoring Summary Report
826.	2017-04-20 DTSC Email Chemours Approval CMS for Plumes 1 and 2
827.	2017-05-24 Pioneer submittal DTSC with Plume 1 and Plume 2 Groundwater Corrective Measures Study Report
828.	2017-05-24 Plume 1 and Plume 2 Groundwater Corrective Measures Study Report

Exhibit H - 23

829.	2017-05-24 Plume 1 and Plume 2 CMS Appendix A - Plume 1 and Plume 2 Conceptual Site Model Summary Report
830.	2017-05-24 Plume 1 and Plume 2 CMS Appendix A - Plume 1 and Plume 2 Conceptual Site Model Appendix A-C
831.	2017-05-24 Plume 1 and Plume 2 CMS Appendix A - Plume 1 and Plume 2 Conceptual Site Model Appendix D
832.	2017-05-24 Plume 1 and Plume 2 CMS Appendix A - Plume 1 and Plume 2 Conceptual Site Model Appendix E-K
833.	2017-05-24 Plume 1 and Plume 2 CMS Appendix A - Plume 1 and Plume 2 Conceptual Site Model Appendix L
834.	2017-05-24 Plume 1 and Plume 2 CMS Appendix B - Revised Conceptual Site Model Update
835.	2017-05-24 Plume 1 and Plume 2 CMS Appendix C - 3Q16 Isoconcentration Figures
836.	2017-05-24 Plume 1 and Plume 2 CMS Appendix D - Applicable Treatability Study Documents Volume 1 and Volume 2
837.	2017-05-24 Plume 1 and Plume 2 CMS Appendix E - Oakley Plume 1 and Plume 2 CMS March 24, 2017 Call (Presentation)
838.	2017-05-24 Plume 1 and Plume 2 CMS Appendix F - Groundwater Plumes 1 and 2 Computer Modeling Results
839.	2017-06 Facility Wide Waste Management Plan and Generator Requirements prepared by AECOM
840.	2017-06-05 DTSC Letter Chemours Determination of technical Completeness CMS Report for Plume 1 and Plume 2 Groundwater
841.	2017-06-15 Pioneer submittal DTSC with Soil and Materials Management Plan
842.	2017-06-22 Contra Costa Invoices
843.	2017-06-29 DTSC letter to Chemours regarding Decommission Workplan for Three Poly Tanks
844.	2017-07-13 Chemours Submittal DTSC with Notification of Class 1 Permit Modification
845.	2017-07-18 Second Amendment to License Agreement
846.	2017-07-28 DTSC letter to Carrie Tatoian-Cain regarding 2016 Annual Groundwater Monitoring Report
847.	2017-7-31 Email from DTSC regarding Post Closure Permit Modification to Update Key Personnel Information
848.	2017-08-02 DTSC letter to Chemours regarding 2016 Annual Groundwater Monitoring Report
849.	2017-08-02 DTSC letter to Chemours regarding Proposed Attachment 7 (Revision 17) Corrective Action Consent Agreement
850.	2017-08-07 DTSC Email to Chemours regarding 2016 Groundwater Monitoring Report
851.	2017-08-16 CVRWQCB Letter Chemours regarding Notice of Termination
852.	2017-08-21 Parsons Email DTSC Q3 2017 PAP Update
853.	2017-08-30 DTSC letter to Chemours Approval 2016 Annual Inspection Summary Report
854.	2017-08-30 DTSC letter to Chemours Rejection of Notification of Class 1 Permit Modification
855.	2017-09-22 Parsons Submittal DTSC with Focused Rare Plant Surveys Report for 2017
856.	2017-09-27 Site Designation Status Report
857.	2017-10-05 Parsons Email DTSC Request for Class 1 Permit Modification for the Ponds and Basins
858.	2017-10-05 Map of Potential Unrestricted Areas
859.	2017-10-06 Parsons Email DTSC PDI Work Plan for Plumes 1 and 2 Groundwater Remedy
860.	2017-10-10 DTSC Email Chemours Approval Soil and Sediment PDI Letter Work Plan
861.	2017-10-20 Pioneer Submittal DTSC with Sediment, Soil and Groundwater Remedy Technical Memo
862.	2017-10-27 DTSC Email Chemours Response to Comments PDI Work Plan for Plumes 1 and 2 Groundwater Remedy
863.	2017-10-31 Parsons Submittal DTSC Notification of Schedule for Pre-Design Investigation for Soil and Sediment CMIP
864.	2017-10-31 Parsons Email DTSC Fieldwork Notification for Soil and Sediment PDI for CMIP

Exhibit H - 24

865.	2017-11 Emergency Action Preparedness, Prevention and Contingency Plan by AECOM
866.	2017-11-01 Chemours Email DTSC regarding Unidentified Historical Well Found at Oakley
867.	2017-12-01 DTSC letter to Chemours Approval Sediment, Soil and Groundwater Remedy Technical Memo
868.	2017-12-04 Schedule to Start Oakley Remediation
869.	2018-01-03 Chemours Designation Letter
870.	2018-01-24 Pioneer submittal DTSC with 2017 LYH Annual Groundwater Monitoring Summary Report
871.	2018-02-01 Chemours Submittal CVRWQCB Plume 3 Surficial Aquifer and Upper Aquifer Annual Monitoring Report
872.	2018-02-22 Report of Licensee to CA Waterboard – 2017
873.	2018-05 Facility Wide Waste Management Plan and Generator Requirements prepared by AECOM
874.	2018-04 Soil CMIP for FA4 and Other Areas by Pioneer
875.	2018-07 Soil CMIP for FA4 and Other Areas by Pioneer
876.	2018-07-16 Parsons Submittal DTSC Plume 1 and Plume 2 Groundwater Corrective Measures Implementation Plan
877.	2018-07-27 Pioneer Technologies Corp. Figure 1, Deep Wells Chemours Oakley Site
878.	2018-07-30 DTSC Letter Chemours Approval Final FA-4 and Other Areas Soil Corrective Measures Implementation Plan
879.	2018-08-13 Parsons Submittal DTSC Final Plume 1 and Plume 2 Groundwater Corrective Measures Implementation Plan
880.	2018-09-04 Parsons Submittal DTSC Polyfluoroalkyl Substances (PFAS) Groundwater Sampling Work Plan
881.	2018-10 Appendix B, Soil and Sediment Remediation Health and Safety Plan Volume 1 prepared by Blazer
882.	2018-10 Appendix B, Soil and Sediment Remediation Health and Safety Plan Volume 2 prepared by Blazer
883.	2018-10-25 Electronic Verification Questionnaire System 2018 Invoice
884.	2018-10-29 Chemours email to DTSC regarding Chemours Oakley Financial Assurances
885.	2018-10-31 Chemours email to DTSC regarding Chemours responses to DTSC PFAS Questions
886.	2018-11-02 Pioneer email to DTSC regarding Oakley Revised SMMP
887.	2018-11-12 Pioneer email to DTSC Chemours Draft Land Use Restrictions
888.	2018-11-23 Power Point Presentation Oakley Redevelopment and Remediation
889.	2018-11-27 Pioneer email to DTSC Regarding Request to Terminate the LUC on the Fluoride Storage Tank Unit
890.	2018-11-28 Pioneer email to DTSC regarding Requested Oakley Division of Responsibilities
891.	2018-11-18 Chemours letter to DTSC regarding Covenant to Restrict Use of Property
892.	2018-11-29 Pioneer email to DTSC regarding Request to Terminate the LUC on the Fluoride Storage Tank Unit
893.	2018-11-30 Pioneer submittal DTSC with Soil and Materials Management Plan (SMMP)
894.	2018-12-04 DTSC letter to Chemours Approval of the SMMP
895.	2018-12-05 Pioneer submittal DTSC with Vapor Intrusion Investigation Work Plan
896.	2018-12-13 Pioneer submittal DTSC Request to Terminate Fluoride Tank Unit Land Use Covenant
897.	2018-12-14 Pioneer submittal DTSC with Rescission of the 60-Day Notification for the Chemours Oakley Site Ponds and Basins Fieldwork
898.	2019-01 Authorization for AECOM
899.	2019-01-10 2019 Chemours Oakley Waste Minimization Certification
900.	2019-01-15 Parsons submittal DTSC with Preliminary Results for Polyfluoroalkyl Substances (PFAS) in Groundwater
901.	2019-01-18 Pioneer submittal DTSC with 2018 Lauritzen Yacht Harbor Annual Groundwater Monitoring Summary Report

Exhibit H - 25

902.	2019-01-30 Parsons submittal DTSC with Analytical Data Quality Management Validation Report whitebook for PFAS
903.	2019-02-01 Pioneer Submittal DTSC with Vapor Intrusion Investigation Work Plan
904.	2019-03-11 DTSC letter Chemours regarding Notification of Regulatory Change for the Chemours Company
905.	2019-03-13 ESM Consulting Engineers LLC Financial Assurances Soil Remediation Cost Estimates
906.	2019-03-14 Parsons Letter DTSC regarding Response to DTSC Memorandum Comments dated February 5, 2019
907.	2019-03-15 CAL EPA email to Lance Holman regarding Facility Information for CERS ID 10005532 Accepted by Regulator
908.	2019-03-15 Chemours submittal email to DTSC with 2019 FA Cost estimates GW Remediation and Soil Cost Estimates
909.	2019-03-22 Chemours Oakley Site Project Action Plan
910.	2019-03-28 Parsons Email to DTSC with submittal of PAP
911.	2019-03-29 Parson email to Parson staff regarding Chemours Oakley Account HF STF 038- 009720 Facility Size Verification
912.	2019-03-29 Parsons Submittal Letter to DTSC with 2018 Annual Inspection Summary Report
913.	2019-04-04 Chemours email to Parsons and Pioneer regarding Oakley Corrective Action Cost Estimates
914.

2019-06-04 Agreement and Covenant Not to Sue made and entered into between the State of California, California Environmental Protection Agency, Department of Toxic Substance Control (DTSC), NP Oakley, LLC (Settling Respondent) and the Chemours Company FC, LLC (Chemours) in final form.

Exhibit H - 26

EXHIBIT I

RIGHT OF FIRST OFFER

Subject to the terms and conditions set forth in this Exhibit I, Tenant has (a) the ongoing right of first offer (the “ROFO”) to purchase the Building and/or the Land, or any part thereof (the “Property”). If the Property is part of a Disqualified Portfolio Transaction, then the ROFO is not applicable. A “Disqualified Portfolio Transaction” means a portfolio or “packaged” sale consisting of three (3) or more properties, and the value of the Property plus any other property leased by a Tenant Affiliate that is also part of such portfolio together constitutes less than fifty percent (50%) of the value of such portfolio or “packaged” sale. If the Property is part of a portfolio or “packaged” sale, but such sale is not a Disqualified Portfolio Transaction, Tenant may exercise its ROFO or ROFR on the Property and all other property leased by a Tenant Affiliate only, and not the other properties included in such sale.

1.ROFO. If, during the Lease Term, (a) Landlord determines to offer all or any portion of the Property to the market (“Take to Market”) for sale; or (b) Landlord receives a bona fide, unsolicited offer from an unrelated third party (an “Unsolicited Offer”; the third party making such Unsolicited Offer, the “Unsolicited Offeror”) to purchase all or any portion of the Property (such portion of the Property, the “Offered Property”), then (A) in the Take to Market scenario, Landlord will notify Tenant, before taking the Offered Property to the market, of the terms upon which Landlord intends to offer the Offered Property for sale to the market; and (B) in the Unsolicited Offer scenario, if Landlord intends to accept an Unsolicited Offer, Landlord will first provide Tenant, before entering into any agreement with the Unsolicited Offeror, a summary of the terms of the Unsolicited Offeror (in either such scenario, such notification from Landlord to Tenant, the “ROFO Purchase Notice”).

2.Exercise of ROFO. Tenant will have ten (10) days after receipt of a complete and correct copy of the ROFO Purchase Notice (the “ROFO Exercise Period”) to exercise its irrevocable ROFO to purchase the Offered Property for the economic terms set forth in the ROFO Purchase Notice, after which time the parties shall promptly negotiate and execute a contract for the purchase the Offered Property. If Tenant elects not to, or fails to timely, exercise its ROFO, then (a) in the Take to Market scenario, Landlord will be free to take the Offered Property to market for sale for any purchase price that is not more than ten percent (10%) lower than the purchase price set forth in the ROFO Purchase Notice; and (b) in the Unsolicited Offer scenario, Landlord will be free to sell the Offered Property to the Unsolicited Offeror (or its affiliate) for any purchase price that is not more than ten percent (10%) lower than the purchase price set forth in the ROFO Purchase Notice, and in either event, any such sale will otherwise be on terms and conditions materially similar to those set forth in the ROFO Purchase Notice.

3.Unsolicited Offeror. If, in the Unsolicited Offer scenario, the Unsolicited Offeror negotiates a purchase price that is more than ten percent (10%) lower than that which is set forth in the ROFO Purchase Notice or on terms and conditions materially different than those set forth in the ROFO Purchase Notice, before Landlord may enter into a contract with said Unsolicited Offeror, Landlord must again deliver a ROFO Purchase Notice to Tenant setting forth the proposed changes, and the terms of this Exhibit I will apply again. Additionally, if Landlord has not entered into the contract with the Unsolicited Offeror as permitted herein, or fails to close on any such contract, in either event, within one hundred eighty (180) days following the expiration of the ROFO Exercise Period, Landlord will be required, prior to Landlord being able to enter into a contract for sale of such Offered Property with any party, to provide Tenant with a new ROFO Purchase Notice covering such Offered Property, and Tenant will have a new right, pursuant to Sections 1 and 2 above, to purchase such Offered Property.

4.Tenant Rights to Purchase Binding Upon Successors and Assigns. Tenant’s ROFO will not be extinguished by Tenant’s election not to, or failure to, exercise any such right in the event of a proposed sale of the Property, but will instead be continuing rights throughout the Lease Term (including any Extension Terms) binding upon Landlord and its successors and assigns. Notwithstanding anything to the contrary, the ROFO will not apply in the event of the following transfers of all or any portion of the Property:

(a)transfers to affiliates of Landlord; or

(b)collateral security transfers in connection with any debt or equity financing, or transfers pursuant to a foreclosure or a deed in lieu thereof; or

(c)in connection with a Disqualified Portfolio Transaction

Exhibit I - 1